                                                                   Exhibit 99.10

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            WEST PALM BEACH DIVISION

IN RE:                                       CHAPTER 11

U.S. PLASTIC LUMBER CORP.;                   JOINTLY ADMINISTERED UNDER
U.S. PLASTIC LUMBER LTD. d/b/a               CASE NO. 04-33579-BKC-PGH
U.S. PLASTIC LUMBER, INC. =
WORLDWIDE; THE EAGLEBROOK
GROUP, INC.; U.S. PLASTIC LUMBER
FINANCE CORPORATION; AND
U.S. PLASTIC LUMBER IP CORPORATION,

      DEBTORS._______________/_____________

         DISCLOSURE STATEMENT FOR DEBTORS' JOINT PLAN OF REORGANIZATION
              UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

RICE PUGATCH ROBINSON & SCHILLER, P.A.              STICHTER, RIEDEL, BLAIN & PROSSER, P.A.
Lisa M. Schiller, Esq. (Florida Bar No. 984426)     Charles A. Postler, Esq. (Florida Bar No. 455318)
848 Brickell Avenue, Suite 1100                     110 East Madison Street, Suite 200
Miami, Florida  33131                               Tampa, Florida 33602
PH  (305) 379-3121                                  PH  (813) 229-0144
FAX (305) 379-4119                                  FAX (813) 229-1811
Co-Counsel for Debtors and Debtors in Possession    Counsel for Debtors and Debtors in Possession

Chicago, Illinois
Dated as of May 23, 2005

      THIS DISCLOSURE STATEMENT (THE "DISCLOSURE STATEMENT") MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE DEBTORS' JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE DATED AS OF MAY 23, 2005 (AS AMENDED FROM TIME TO TIME, THE "PLAN"), AND NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS.

      ALL CREDITORS AND HOLDERS OF EQUITY INTERESTS THAT ARE ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THE ENTIRE DISCLOSURE STATEMENT FURNISHED TO THEM AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT, PRIOR TO SUBMITTING A BALLOT PURSUANT TO THIS SOLICITATION. THE DESCRIPTION OF THE PLAN CONTAINED IN THIS DISCLOSURE STATEMENT IS INTENDED AS A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN ITSELF, WHICH IS INCLUDED AS EXHIBIT 1 HERETO. EACH CREDITOR AND HOLDER OF AN EQUITY INTEREST SHOULD READ, CONSIDER AND CAREFULLY ANALYZE THE TERMS AND PROVISIONS OF THE PLAN.

      THE MANAGEMENT OF THE DEBTORS BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND HOLDERS OF EQUITY INTERESTS. ALL CREDITORS AND HOLDERS OF EQUITY INTERESTS ARE URGED TO VOTE IN FAVOR OF THE PLAN. VOTING INSTRUCTIONS ARE CONTAINED IN THE SECTION OF THIS DISCLOSURE STATEMENT TITLED "VOTING INSTRUCTIONS." TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED AND EXECUTED AND RECEIVED BY THE CLERK OF THE BANKRUPTCY COURT BY NO LATER THAN 4:30 P.M., EASTERN STANDARD TIME, ON __________, 2005, UNLESS EXTENDED.

      THE PLAN PROPOSES (1) EXCULPATION FROM LIABILITY AS TO THE DEBTORS AND VARIOUS NON-DEBTOR PARTIES FOR CERTAIN ACTIONS IN CONNECTION WITH THE REORGANIZATION CASES AND (2) RELEASES AS TO VARIOUS NON-DEBTOR PARTIES FOR CERTAIN ACTIONS DURING THE REORGANIZATION CASES, WHICH PROVISIONS WOULD ENJOIN THE DEBTORS, HOLDERS OF CLAIMS AND EQUITY INTERESTS AND THE UNSECURED CREDITORS TRUSTEE FROM PURSUING ACTIONS AGAINST SUCH PARTIES EXCEPT AS OTHERWISE PROVIDED IN THE PLAN. ALL CREDITORS, HOLDERS OF EQUITY INTERESTS AND OTHER PARTIES IN INTEREST ARE URGED TO READ CAREFULLY ARTICLE 12.3 OF THE PLAN ON EXCULPATION FROM LIABILITY AND ARTICLE 12.4 OF THE PLAN ON RELEASES.

      THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

      NO PERSON IS AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED HERETO OR INCORPORATED BY REFERENCE OR REFERRED TO HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS. SUCH ADDITIONAL REPRESENTATIONS SHOULD BE REPORTED TO COUNSEL FOR THE DEBTORS, WHO IN TURN SHALL DELIVER SUCH INFORMATION TO THE BANKRUPTCY COURT FOR ACTION AS MAY BE DEEMED APPROPRIATE. THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS DISCLOSURE STATEMENT IS DATED AS OF MAY 23, 2005, AND CREDITORS AND HOLDERS OF EQUITY INTERESTS ARE ENCOURAGED TO REVIEW THE BANKRUPTCY DOCKET IN THE REORGANIZATION CASES IN ORDER TO APPRISE THEMSELVES OF EVENTS WHICH OCCUR BETWEEN THE DATE OF THIS DISCLOSURE STATEMENT AND THE DATE OF THE CONFIRMATION HEARING.

      NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, UNLESS OTHERWISE STATED, ALL STATEMENTS IN THIS DISCLOSURE STATEMENT AND IN THE ACCOMPANYING PLAN CONCERNING THE HISTORY OF THE DEBTORS' BUSINESSES, THE PAST OR PRESENT FINANCIAL CONDITION OF THE DEBTORS, THE PROJECTIONS FOR THE FUTURE FINANCIAL PERFORMANCE OF THE DEBTORS, TRANSACTIONS TO WHICH THE DEBTORS WERE OR ARE PARTY, OR THE EFFECT OF CONFIRMATION OF THE PLAN ON HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ARE ATTRIBUTABLE EXCLUSIVELY TO THE DEBTORS AND NOT TO ANY OTHER PARTY. NONE OF THE ATTORNEYS, ACCOUNTANTS, OR OTHER PROFESSIONALS RETAINED BY THE DEBTORS OR THE CREDITORS' COMMITTEE MAKES ANY REPRESENTATIONS CONCERNING SUCH INFORMATION.

      THE DEBTORS HAVE ATTEMPTED TO PRESENT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT ACCURATELY AND FAIRLY. THE ASSUMPTIONS UNDERLYING THE ANTICIPATION OF FUTURE EVENTS CONTAINED IN THIS DISCLOSURE STATEMENT REPRESENT AN ESTIMATE BY THE DEBTORS, BUT BECAUSE THESE ARE ONLY ASSUMPTIONS OR PREDICTIONS OF FUTURE EVENTS (MOST OF WHICH ARE BEYOND THE DEBTORS' CONTROL), THERE CAN BE NO ASSURANCE THAT THE EVENTS WILL OCCUR.

      IN THE EVENT THAT ANY IMPAIRED CLASS OF CLAIMS OR EQUITY INTERESTS VOTES TO REJECT THE PLAN, (1) THE DEBTORS MAY ALSO SEEK TO SATISFY THE REQUIREMENTS FOR CONFIRMATION OF THE PLAN WITH RESPECT TO THAT CLASS UNDER THE BANKRUPTCY CODE'S "CRAMDOWN" PROVISIONS AND, IF REQUIRED, MAY AMEND THE PLAN TO CONFORM TO SUCH REQUIREMENTS OR (2) THE PLAN MAY BE OTHERWISE MODIFIED OR WITHDRAWN.

      THE REQUIREMENTS FOR CONFIRMATION, INCLUDING THE VOTE OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS TO ACCEPT THE PLAN AND CERTAIN OF THE STATUTORY FINDINGS THAT MUST BE MADE BY THE BANKRUPTCY COURT, ARE SET FORTH IN THE SECTION OF THIS DISCLOSURE STATEMENT TITLED "VOTING ON AND

CONFIRMATION OF THE PLAN."

                                TABLE OF CONTENTS

INTRODUCTION...............................................................................................     1
PURPOSE OF THIS DISCLOSURE STATEMENT.......................................................................     2
VOTING INSTRUCTIONS........................................................................................     4
      Who May Vote.........................................................................................     4
      How to Vote..........................................................................................     4
      Acceptance of Plan and Vote Required for Class Acceptance............................................     5
      Confirmation Hearing and Objections to Confirmation..................................................     5

SUMMARY OF THE PLAN........................................................................................     6
      Introduction.........................................................................................     6
      Classification of Claims and Equity Interests........................................................     8
      Summary of Plan Distributions........................................................................     9
            Administrative Expense Claims..................................................................     8
            Priority Tax Claims............................................................................    10
            DIP Loan Claims................................................................................    11
            Class 1:  Priority Claims......................................................................    11
            Class 2:  Secured Claims and Other Claims of AMPAC.............................................    11
            Class 3:  Secured Claims and Other Claims of Halifax...........................................    12
            Class 4:  Secured Claims and Other Claims of CIT...............................................    13
            Class 5:  Secured Claims and Other Claims of HSBC..............................................    14
            Class 6:  Secured Claims and Other Claims of GE Capital........................................    15
            Class 7:  Secured Claims and Other Claims of People's Capital..................................    16
            Class 8:  Secured Claims and Other Claims of Siemens...........................................    17
            Class 9:  Other Secured Claims.................................................................    18
            Class 10: Unsecured Convenience Claims.........................................................    18
            Class 11: Unsecured Claims (Unsecured Claims Not Otherwise Classified).........................    19
            Class 12: Intercompany Claims..................................................................    20
            Class 13: Subordinated Securities Claims.......................................................    20
            Class 14: Equity Interests.....................................................................    20
            Class 15: Existing Stock Options...............................................................    21
            Class 16: Subsidiary Equity Interests..........................................................    21
      Effective Date.......................................................................................    21
      Unsecured Creditors Trust............................................................................    21
            Appointment of Unsecured Creditors Trustee.....................................................    22
            Establishment of Unsecured Creditors Trust.....................................................    22
            Irrevocable Trust..............................................................................    22
            Channeling Injunction..........................................................................    23
            Cash Distributions from the Unsecured Creditors Trust..........................................    23
            Duties of the Unsecured Creditors Trustee......................................................    24
            Expenses of the Unsecured Creditors Trust......................................................    24
            Termination of Unsecured Creditors Trust.......................................................    24
      Pursuit of Unsecured Creditors Trust Actions and Retained Causes of Action...........................    24

      Treatment of Executory Contracts and Unexpired Leases................................................    26
            Assumption or Rejection of Executory Contracts and Unexpired Leases............................    26
            Assumption of Chicago Purchase Option..........................................................    27
            Cure of Defaults...............................................................................    27
            Claims under Rejected Executory Contracts and Unexpired Leases.................................    27
            Insurance Policies.............................................................................    27
      Objections to Claims Against the Debtors.............................................................    28
      De Minimis Distributions as to Allowed Class 11 Unsecured Claims.....................................    28
      Discharge, Limitation of Liability, Release and Injunction Provisions under the Plan.................    28
            Revesting of Property of the Estate in the Reorganized Debtors.................................    28
            Discharge of Claims and Termination of Equity Interests........................................    29
            Exculpation from Liability.....................................................................    29
            Release........................................................................................    30
            General Injunction.............................................................................    30
            Term of Certain Injunctions and Automatic Stay.................................................    31
            No Liability for Tax Claims....................................................................    31
            Regulatory or Enforcement Actions..............................................................    32
            Indemnification Obligations....................................................................    32
      Continued Corporate Existence........................................................................    32
      Amendment of Corporate Charter and Bylaws of U.S. Plastic Lumber Corp................................    32
      Board of Directors and Executive Officers of the Reorganized Debtors.................................    33
      Exit Financing Facility..............................................................................    33
      Chicago Purchase Option Financing Facility...........................................................    34
      Plan Investment Agreement............................................................................    34
      Issuance of Reorganized Parent Common Stock; Recapitalization of the Reorganized Parent..............    34
      Exemptions from Securities Laws......................................................................    35
            General........................................................................................    35
            Issuance of Reorganized Parent Common Stock under the Plan.....................................    36
            Subsequent Transfers of Reorganized Parent Common Stock........................................    36
            Reorganized Parent Common Stock Issued Pursuant to Section 1145 Exemption. :...................    36
            Reorganized Parent Common Stock Held by Underwriters...........................................    37
      Determination of Voting and Distribution Rights of Holders of Class 14 Equity Interests..............    38
      Fractional Shares....................................................................................    38
      Continued Public Reporting...........................................................................    38
      Corporate Action.....................................................................................    38
      Section 1146 Exemption...............................................................................    39
      Retention of Jurisdiction............................................................................    39

CERTAIN RISK FACTORS TO BE CONSIDERED......................................................................    39
            History of Operating Losses....................................................................    39
            Inability to Obtain Additional Financing.......................................................    40
            Market for the Reorganized Parent Common Stock.................................................    40

            No Dividends...................................................................................    40
            No Independent Valuation.......................................................................    40
            Dilution.......................................................................................    40
            Competition....................................................................................    40
            Supply of Raw Materials........................................................................    40
            New Technologies...............................................................................    41
            Protection of Trade Secrets....................................................................    41
            Seasonal Nature of Business....................................................................    41
            Warranty Periods...............................................................................    41

HISTORY OF THE DEBTORS PRIOR TO THE CHAPTER 11 FILINGS; CURRENT BUSINESS OPERATIONS OF THE DEBTORS.........    41
      Introduction.........................................................................................    42
      Business Overview....................................................................................    42
      Products.............................................................................................    43
            Building Products..............................................................................    43
            Engineered Products............................................................................    43
            Overall Product Attributes.....................................................................    43
      Manufacturing Facility...............................................................................    44
      Distribution of Products; Customers..................................................................    45
      Manufacturing Process................................................................................    45
      Raw Materials Supply.................................................................................    46
      Proprietary Technology...............................................................................    46
      Employees............................................................................................    47
      Prepetition Credit Facilities........................................................................    47
            GBCC/AMPAC.....................................................................................    47
            Halifax........................................................................................    47
            Equipment Lenders..............................................................................    48
      Financial Projections................................................................................    48

EVENTS LEADING TO THE CHAPTER 11 FILINGS...................................................................    48

SIGNIFICANT EVENTS IN THE CHAPTER 11 REORGANIZATION CASES..................................................    49
      Introduction.........................................................................................    49
      Joint Administration.................................................................................    49
      Continued Use of Existing Bank Accounts and Cash Management System...................................    49
      Payment of Prepetition Employee Obligations..........................................................    49
      Master Service List..................................................................................    49
      Adequate Assurance as to Utility Companies...........................................................    50
      Use of Cash Collateral...............................................................................    50
      Debtor in Possession Financing.......................................................................    50
      Retention of Professionals by the Debtors............................................................    51
      Appointment of Creditors' Committee..................................................................    52
      Retention of Professionals by the Creditors' Committee...............................................    52
      Non-Appointment of Equity Holders' Committee.........................................................    52

      Schedules and Statements of Financial Affairs........................................................    52
      Section 341 Meetings of Creditors....................................................................    52
      Bar Date.............................................................................................    52
      Insurance Premium Finance Agreements.................................................................    53
      Interim Compensation Procedures for Professionals....................................................    53
      Sale of Ocala Property...............................................................................    53
      Contract with Russin Lumber, Inc.....................................................................    54
      Rejection of Unexpired Leases of Nonresidential Real Property........................................    54
      Rejection of Unexpired Equipment/Personal Property Leases............................................    55
      Motions for Relief from Stay Filed by Certain of the Equipment Lenders and Other Parties.............    55
      Extension of Exclusivity Periods.....................................................................    55
      Motion for Relief from Stay to Foreclose on Collateral Assignment....................................    56
      Motions for Appointment of a Chapter 11 Trustee......................................................    56
      Application to Employ Hilco; Marketing of Chicago Property and/or Chicago Purchase Option............    57
      Claims Objections....................................................................................    58

CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................    58
      General..............................................................................................    58
      General Federal Income Tax Consequences to Holders...................................................    58
            In General.....................................................................................    58
            Tax Consequences to Holders of Claims and Equity Interests.....................................    59
      Certain Federal Income Tax Consequences to the Debtors...............................................    59
            Reduction of Tax Attributes and Cancellation of Debt...........................................    59
            Limitation on NOL Carryforwards and Other Tax Attributes ......................................    60

VOTING ON AND CONFIRMATION OF THE PLAN.....................................................................    61
      Confirmation and Acceptance by All Impaired Classes..................................................    61
            Feasibility ...................................................................................    62
            Best Interests Standard........................................................................    62
      Confirmation Without Acceptance by All Impaired Classes..............................................    62
            Discriminate Unfairly..........................................................................    62
            Fair and Equitable Standard....................................................................    62
      Absolute Priority Rule...............................................................................    63
      Non-Confirmation of the Plan.........................................................................    63

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN..................................................    64
      Alternative Plans of Reorganization..................................................................    64
      Liquidation under Chapter 7 or Chapter 11............................................................    64

SUMMARY, RECOMMENDATION AND CONCLUSION.....................................................................    65

                                INDEX TO EXHIBITS

Exhibit 1  -    Debtors' Joint Plan of Reorganization under Chapter 11 of the
                United States Bankruptcy Code dated as of May 23, 2005

Exhibit 2 -     Three Year Projections (Income Statements, Balance Sheets, Cash
                Flows, and Debt Schedule) for the Reorganized Debtors by Quarter and Year for 2005 - 2007

Exhibit 3  -    Liquidation Analysis as of May 1, 2005

                        DISCLOSURE STATEMENT PURSUANT TO
                       SECTION 1125 OF THE BANKRUPTCY CODE

                                  INTRODUCTION

      U.S. Plastic Lumber Corp. and its subsidiaries, U.S. Plastic Lumber Ltd., The Eaglebrook Group, Inc., U.S. Plastic Lumber Finance Corporation, and U.S. Plastic Lumber IP Corporation, as debtors and debtors in possession (collectively, the "Debtors"), have filed with the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division (the "Bankruptcy Court"), their Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code dated as of May 23, 2005 (as amended from time to time, the "Plan"). The Debtors' Disclosure Statement dated as of May 23, 2005 (the "Disclosure Statement"), is submitted pursuant to Section 1125 of the Bankruptcy Code, 11 U.S.C. Section 101, et. seq. (the "Bankruptcy Code"), in connection with the solicitation of votes on the Plan from Holders of Impaired Claims against and Impaired Equity Interests in the Debtors and the hearing on Confirmation of the Plan scheduled for _________________, 2005, at __:__ _.m.

      This Disclosure Statement has been approved by the Bankruptcy Court in accordance with Section 1125(b) of the Bankruptcy Code as containing information of a kind and in sufficient detail adequate to enable a hypothetical reasonable investor typical of Holders of Claims and Equity Interests in the relevant Voting Classes (as defined below) to make an informed judgment whether to accept or reject the Plan. Approval of this Disclosure Statement by the Bankruptcy Court and the transmittal of this Disclosure Statement does not, however, constitute a determination by the Bankruptcy Court as to the fairness or merits of the Plan and should not be interpreted as being a recommendation by the Bankruptcy Court either to accept or reject the Plan.

      IN THE OPINION OF THE DEBTORS, AS DESCRIBED BELOW, THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN CONTEMPLATES A GREATER RECOVERY THAN THAT WHICH IS LIKELY TO BE ACHIEVED UNDER OTHER ALTERNATIVES FOR THE REORGANIZATION OR LIQUIDATION OF THE DEBTORS. ACCORDINGLY, THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND HOLDERS OF EQUITY INTERESTS AND RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

      THE PLAN HAS BEEN APPROVED BY MANAGEMENT OF THE DEBTORS. [IN ADDITION, THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF U.S. PLASTIC LUMBER CORP. (THE "CREDITORS' COMMITTEE") BELIEVES THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF UNSECURED CREDITORS AND RECOMMENDS THAT UNSECURED CREDITORS VOTE TO ACCEPT THE PLAN.]

      Accompanying or included as exhibits to this Disclosure Statement are copies of the following:

            (a)   the Plan, included as Exhibit 1 to this Disclosure Statement;

            (b) Three Year Projections (Income Statements, Balance Sheets, Cash Flows, and Debt Schedule) for the Reorganized Debtors by Quarter and Year for 2005 - 2007, included as Exhibit 2 to this Disclosure Statement;

            (c) Liquidation Analysis as of May 1, 2005, included as Exhibit 3 to this Disclosure Statement;

            (d) the Bankruptcy Court's Order (I) Approving Disclosure Statement; (II) Setting Hearing on Confirmation of Plan; (III) Setting Hearing on Fee Applications; (IV) Setting Various Deadlines; and (V) Describing Plan Proponent's Obligations dated _____________, 2005 (the "Disclosure Statement Approval Order");

            (e) in the case of Impaired Classes of Claims (Classes 2, 3, 10 and 11) and Impaired Classes of Equity Interests (Class 14) (collectively, the "Voting Classes"), one or more Ballots for acceptance or rejection of the Plan; and

            (f) [a letter dated ___, 2005, from the Creditors' Committee to Unsecured Creditors in support of the Plan.]

                      PURPOSE OF THIS DISCLOSURE STATEMENT

      The purpose of this Disclosure Statement is to provide the Holders of Claims and Equity Interests with adequate information to make an informed judgment about the Plan. This information includes, among other things, (a) the procedures for voting on the Plan, (b) a summary of the Plan and an explanation of how the Plan will function, including the means of implementing and funding the Plan (including the securities to be issued under the Plan), (c) general information about the history and businesses of the Debtors prior to the Petition Date and the current businesses, properties, and operations of the Debtors, (d) the events leading to the filing of the Reorganization Cases, (e) projections for the Debtors' future operations, and (f) a summary of significant events which have occurred to date in the Reorganization Cases.

      This Disclosure Statement contains important information about the Plan and considerations pertinent to a vote for or against the Confirmation of the Plan. All Holders of Claims and Equity Interests are encouraged to review carefully this Disclosure Statement.

      Unless otherwise defined herein, all capitalized terms used in this Disclosure Statement have the meanings ascribed to them in the Plan. Any term used in the Plan or herein that is not defined in the Plan or herein and that is used in the Bankruptcy Code, the Bankruptcy Rules or the Local Rules of the Bankruptcy Court has the meaning assigned to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, as the case may be. If there is any conflict between the definitions contained in this Disclosure Statement and the definitions contained in the Plan, the definitions contained in the Plan shall control.

                               VOTING INSTRUCTIONS

WHO MAY VOTE

      Only the Holders of Claims and Equity Interests which are deemed "Allowed" under the Bankruptcy Code and which are "Impaired" under the terms and provisions of the Plan are permitted to vote to accept or reject the Plan. No payment or distribution will be made under the Plan to the Holders of Class 12 Intercompany Claims, Class 13 Subordinated Securities Claims and Class 15 Existing Stock Options, who are, therefore, deemed to have rejected the Plan and are not entitled to vote. For purposes of the Plan, only the Holders of Allowed Claims and Allowed Equity Interests in the Voting Classes are Impaired under the Plan and thus may vote to accept or reject the Plan. ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN IS BEING PROVIDED ONLY TO MEMBERS OF THE VOTING CLASSES.

HOW TO VOTE

      Each Holder of a Claim or Equity Interest in a Voting Class should read the Disclosure Statement, together with the Plan and other exhibits hereto, in their entirety. After carefully reviewing the Plan and this Disclosure Statement and its other exhibits, please complete the enclosed Ballot, including your vote with respect to the Plan, and return it as provided below. If you have an Impaired Claim or Impaired Equity Interest in more than one Class, you should receive a separate Ballot for each such Claim or Equity Interest. If you receive more than one Ballot you should assume that each Ballot is for a separate Impaired Claim or Impaired Equity Interest and should complete and return all of them.

      Any Holder of an Allowed Unsecured Claim which is in an amount greater than $5,000 may elect on the Ballot to reduce the Allowed Amount of such Claim to $5,000 and receive the treatment provided to the Holders of Class 10 Unsecured Convenience Claims under the Plan (i.e., a one-time cash payment of $1,000).

      Any Holder of an Allowed Class 14 Equity Interest may elect on the Ballot to purchase Plan Investors Shares as further described in Article 5.15.1.3 of the Plan.

      If you are a member of a Voting Class and did not receive a Ballot, if your Ballot is damaged or lost, or if you have any questions concerning voting procedures, please call Susan McKee at (813) 229-0144.

      YOU SHOULD COMPLETE AND SIGN EACH ENCLOSED BALLOT AND RETURN IT TO THE ADDRESS FOR THE BANKRUPTCY COURT PROVIDED BELOW. IN ORDER TO BE COUNTED, BALLOTS MUST BE DULY COMPLETED AND EXECUTED AND RECEIVED BY THE CLERK OF THE BANKRUPTCY COURT BY NO LATER THAN 4:30 P.M. ON ___, 2005 (EASTERN STANDARD TIME).

      All Ballots should be returned either by regular mail, hand delivery or overnight delivery to:

            Office of the Clerk
            United States Bankruptcy Court
            299 E. Broward Boulevard, Room 112
            Fort Lauderdale, Florida  33301

ACCEPTANCE OF PLAN AND VOTE REQUIRED FOR CLASS ACCEPTANCE

      As the Holder of an Allowed Claim or an Allowed Equity Interest in the Voting Classes, your vote on the Plan is extremely important. In order for the Plan to be accepted and thereafter confirmed by the Bankruptcy Court without resorting to the "cram-down" provisions of the Bankruptcy Code as to other Classes of Allowed Claims and Allowed Equity Interests, votes representing at least two-thirds in dollar amount and more than one-half in number of Allowed Claims of each Impaired Class of Claims that are voted, and votes representing at least two-thirds in amount of Allowed Equity Interests of each Impaired Class of Equity Interests that are voted, must be cast for the acceptance of the Plan. The Debtors are soliciting acceptances only from Holders of Claims in Classes 2, 3, 10 and 11 and Holders of Equity Interests in Class 14, which are the only Classes entitled to vote on the Plan. You may be contacted by the Debtors or their agents with regard to your vote on the Plan.

      To meet the requirement for confirmation of the Plan under the "cram-down" provisions of the Bankruptcy Code with respect to any Impaired Class of Claims or Equity Interests which votes to reject, or is deemed to vote to reject, the Plan (a "Rejecting Class"), the Debtors would have to show that all Classes junior to the Class rejecting the Plan will not receive or retain any property under the Plan unless all Holders of Claims or Equity Interests in the Rejecting Class receive or retain under the Plan property having a value equal to the full amount of their Allowed Claims or Allowed Equity Interests. For a more complete description of the implementation of the "cram down" provisions of the Bankruptcy Code pursuant to the Plan, see "VOTING ON AND CONFIRMATION OF THE PLAN -- Confirmation Without Acceptance by All Impaired Classes."

CONFIRMATION HEARING AND OBJECTIONS TO CONFIRMATION

      The Bankruptcy Court has scheduled a hearing to consider Confirmation of the Plan for __________________, 2005, at __:__ _.m. of said day (the
"Confirmation Hearing"), at the United States Bankruptcy Court, Forum Building, 1675 Palm Beach Lakes Boulevard, 8th Floor, West Palm Beach, Florida 33401, which may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing.

      Any objection to Confirmation of the Plan must be filed and served in accordance with the Disclosure Statement Approval Order. Pursuant to the Disclosure Statement Approval Order, any such objection must be filed with the Bankruptcy Court and served on the Debtors, the Debtors' bankruptcy counsel, the Creditors' Committee and its counsel, and the United States

Trustee at the addresses set forth therein, so as to be actually received in each case on or before 4:30 p.m. (Eastern Standard Time) on _______________, 2005.

                               SUMMARY OF THE PLAN

INTRODUCTION

      Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize and/or liquidate its business for the benefit of itself and its creditors and stockholders. The formulation of a plan is the principal objective of a Chapter 11 case. In general, a Chapter 11 plan (i) divides claims and equity interests into separate classes, (ii) specifies the property that each class is to receive under such plan, and (iii) contains other provisions necessary to the reorganization and/or liquidation of the debtor. Chapter 11 does not require each holder of a claim or equity interest to vote in favor of the plan in order for the Bankruptcy Court to confirm the plan. However, a plan must be accepted by the holders of at least one impaired class of claims without considering the votes of "insiders" within the meaning of the Bankruptcy Code.

      The summary of the Plan contained herein addresses only certain provisions of the Plan. As a summary, it is qualified in its entirety by reference to the Plan itself and the Plan Supplement and Plan Documents which are referred to therein as being filed prior to Confirmation. The Plan and the Plan Supplement and Plan Documents referred to therein shall control and, upon Confirmation and the Effective Date, bind the Reorganized Debtors, all of the Debtors' Creditors and Holders of Equity Interests and other parties in interest except as expressly set forth in the Plan. TO THE EXTENT THAT THE TERMS OF THIS DISCLOSURE STATEMENT VARY OR CONFLICT WITH THE TERMS OF THE PLAN, THE TERMS OF THE PLAN SHALL CONTROL.

      The Plan Documents (i.e., all documents that aid in effectuating the Plan, including the Exhibits to the Plan) shall be contained in the Plan Supplement and filed with the Bankruptcy Court and posted at www.srbp.com at least five (5) days prior to the last day upon which Holders of Allowed Claims and Allowed Equity Interests may vote to accept or reject the Plan; provided, however, that the Debtors may amend the Plan Supplement through and including the Confirmation Date. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the Clerk's Office during normal business hours, may be obtained from the Bankruptcy Court's copying service upon the payment of the appropriate charges, or may be obtained from the Debtors' counsel's website at www.srbp.com.

      By way of background, the Reorganization Cases were commenced on July 23, 2004. Since that time, the Debtors have operated their businesses as Debtors in Possession. Since the filing of the Reorganization Cases, the Debtors have streamlined their business operations, focused on the production of their core products, and eliminated certain product lines as described in "HISTORY OF THE DEBTORS PRIOR TO THE CHAPTER 11 FILINGS; CURRENT BUSINESS OPERATIONS OF THE DEBTORS."

      At the time of the filing of the Reorganization Cases, substantially all of the assets of the Debtors (excluding the Chicago Purchase Option and certain equipment financed with the Equipment Lenders) were subject to Liens in favor of AMPAC. Prior to the Petition Date, AMPAC purchased and received an assignment of the Debtors' secured indebtedness to GBCC. The total amount of the secured debt owing to AMPAC at the Petition Date was approximately $7.7 million. It became apparent during the course of the Reorganization Cases that the value of the Debtors' collective assets subject to the AMPAC Liens would be significantly less than the amount of the secured debt owed to AMPAC. Consequently, it also became clear during the course of the Reorganization Cases that, absent concessions from AMPAC, there would be little or no recovery on the part of Unsecured Creditors.

      The Plan provides for the continued operations of the Debtors as Reorganized Debtors. The Debtors believe that the going concern value of their businesses is greater than the liquidation value of their assets, that only through continued operations will Unsecured Creditors receive any distribution on account of their Claims, that many trade creditors will benefit from the Debtors' continued business operations through ongoing transactions with the Debtors, and that the filing for Chapter 11 has preserved jobs for the Debtors' employees.

      The Plan represents the culmination of the Debtors' efforts to restructure their business operations and concentrate on the continued production of their core products and emerge from Chapter 11 as viable business entities. The Plan is conditioned upon the Debtors' ability to obtain an Exit Financing Facility (which may include or be in addition to a financing facility to allow the Debtors to purchase the Chicago Property as described below), the proceeds of which will be used (i) to make certain payments required to be made under the Plan on or shortly after the Effective Date and (ii) to provide the Debtors with the working capital and liquidity necessary to conduct their post-Confirmation operations. The Plan is also conditioned upon the Debtors' ability to obtain a financing facility to purchase the Chicago Property. At the present time, the Debtors are negotiating with several parties with respect to an Exit Financing Facility and a financing facility to purchase the Chicago Property. It is possible that these facilities could be with one lender or with different lenders. Finally, the Plan is conditioned upon up to $4 million of additional equity being raised from the Plan Investors. Assuming that these contingencies can be met, the Plan anticipates that AMPAC, who holds a first priority Lien on substantially all of the Debtors' assets, will permit distributions to Unsecured Creditors of a specified Cash amount, shares of Reorganized Parent Common Stock, and recoveries from the Unsecured Creditors Trust Actions in full and complete settlement and satisfaction of their Allowed Unsecured Claims. In addition, if the Plan is confirmed, AMPAC has agreed that its deficiency claim will not share in the distributions under the Plan to the Class 11 Unsecured Creditors.

      The Plan provides for Cash payments to certain Holders of Allowed Claims as well as the issuance of designated amounts of the Reorganized Parent Common Stock to certain Holders of Allowed Claims and certain Holders of Allowed Class 14 Equity Interests. Except as otherwise expressly provided in the Plan, any and all Allowed Administrative Expense Claims (including Allowed Administrative Expense Claims of Professionals) and Allowed Priority Claims will be paid in full in Cash. AMPAC will refinance $2,000,000 of the outstanding amount under the DIP Loan Documents and will receive shares of the Reorganized Parent Common Stock for the unpaid balance. Any and all Allowed Priority Tax Claims will be paid as provided in Article 3.2 of the Plan. AMPAC and Halifax (subject to the provisions of Article 5.4 of the Plan) will each receive shares of the Reorganized Parent Common Stock as payment in full for their Secured Claims. The Equipment Lenders will receive the treatment set forth in Articles 5.5 - 5.9 of the Plan in satisfaction of their Claims against the Debtors. The Holders of Allowed Unsecured Convenience Claims will receive a Cash payment for their Claims in the percentage or amount described in Article 5.11 of the Plan. On the Effective Date, all Unsecured Claims shall be automatically channeled, transferred and attached solely and exclusively to the Unsecured Creditors Trust, and the sole and exclusive right and remedy available to Unsecured Creditors shall be the entitlement, in accordance with the Plan and the Unsecured Creditors Trust Agreement, to (i) assert Unsecured Claims solely and exclusively against the Unsecured Creditors Trust and the Unsecured Creditors Trust Assets and (ii) receive Reorganized Parent Common Stock. Accordingly, under the Plan, each Holder of an Allowed Unsecured Claim in Class 11 will receive such Holder's Pro Rata Share of the Unsecured Creditors Trust Assets and the Unsecured Creditors Shares. As of the Effective Date, all Class 14 Equity Interests will automatically be deemed cancelled, annulled, extinguished and surrendered without any further action by any party and will be of no further force and effect. Each Holder of an Allowed Class 14 Equity Interest who is a Qualifying Stockholder will receive such Holder's Pro Rata Share of the Class 14 Shares and certain Holders of Allowed Class 14 Equity Interests will have the option to purchase a portion of the Plan Investors Shares as further described in Article
5.15.1.3 of the Plan. The Holders of the Intercompany Claims, the Subordinated Securities Claims and the Existing Stock Options will not receive any distribution or retain any Property or equity interest under the Plan.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

      Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's creditors and interests of a debtor's equity holders. The Plan divides the Claims and Equity Interests into sixteen
(16) Classes.

      Section 101(5) of the Bankruptcy Code defines "claim" as a "right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured," or a "right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, disputed, undisputed, secured or unsecured." The Debtors are required under Section 1122 of the Bankruptcy Code to classify the Claims and Equity Interests into separate Classes which contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests within such Class.

      The Debtors believe that they have classified all Claims and Equity Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code. However, it is possible that a Holder of a Claim or another interested party may challenge the classification of Claims and Equity Interests contained in the Plan and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, it is the present intent of the Debtors, to the extent permitted by the Bankruptcy Court, to make such reasonable modifications of the classifications under the Plan to provide for whatever classification might be required by the Bankruptcy Court for Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan. A reclassification of Claims after approval of the Disclosure Statement might necessitate a resolicitation of acceptances or rejections of the Plan.

SUMMARY OF PLAN DISTRIBUTIONS

      Set forth below is a summary of each Class of Claims and Equity Interests and the expected distributions under the Plan to Holders of Allowed Claims against and Allowed Equity Interests in the Debtors. Any estimates of Claims set forth in this Disclosure Statement are approximate and, in most cases, are based on amounts asserted by Creditors. Except as otherwise specifically provided in the Plan, the treatment of, and the consideration to be received by, Holders of Allowed Claims and Holders of Allowed Equity Interests pursuant to the Plan shall be in full and final satisfaction, settlement, release, extinguishment and discharge of their respective Allowed Claims (of any nature whatsoever) and Allowed Equity Interests.

      Administrative Expense Claims. The holders of Administrative Expense Claims are entitled to be paid in full under a plan of reorganization pursuant to the Bankruptcy Code. The Administrative Expense Claims consist mainly of certain Postpetition operating expenses incurred by the Debtors in the ordinary course of business and fees and costs of Professionals. The Debtors estimate that, as of April 30, 2005, the unpaid Administrative Expense Claims were approximately $__________ with respect to the Debtors' trade creditors, approximately $11,000 for an Administrative Expense Claim sought by Fahnstrom/White Design Consultants pursuant to a request filed with the Bankruptcy Court (which the Debtors dispute), and approximately $______ for unpaid fees and costs of Professionals (including amounts held back by orders of the Bankruptcy Court during the Reorganization Cases). The amount of Administrative Expense Claims will also include fees and costs of Professionals incurred from May 1, 2005 through Confirmation.

      The Plan provides that, except as provided below, each Holder of an Allowed Administrative Expense Claim will be paid (a) on the Distribution Date, an amount, in Cash, equal to the Allowed Amount of its Administrative Expense Claim, in accordance with Section 1129(a)(9)(A) of the Bankruptcy Code, or (b) under such other terms as may be agreed upon by both the Holder of such Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors, as the case may be, or (c) as otherwise ordered by a Final Order of the Bankruptcy Court.

      The fees required to be paid to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6) for the periods prior to the Effective Date also constitute Administrative Expense Claims. The Plan provides that all fees and charges assessed against the Estate under Chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930, through the Effective Date shall be paid to the United States Trustee by the Reorganized Debtors no later than thirty (30) days following the Effective Date. At the time of such payment, the Reorganized Debtors shall also provide to the United States Trustee an appropriate affidavit indicating the disbursements for the relevant periods. Following the Effective Date, the Reorganized Debtors shall be responsible for any such fees required pursuant to 28 U.S.C. Section 1930(a)(6) arising or accruing from distributions made by the Reorganized Debtors under the Plan, and the Unsecured Creditors Trust shall be responsible for any such fees required pursuant to 28 U.S.C.
Section 1930(a)(6) arising or accruing from distributions of the Unsecured Creditors Trust Assets made by the Unsecured Creditors Trust. The Confirmation Order shall include appropriate language addressing the responsibility for payment of fees required to be paid to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6) resulting from disbursements made by the Reorganized Debtors in connection with their business operations following the Effective Date. All such payments to the United States Trustee shall be in the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6) based upon the applicable disbursements for the relevant post-confirmation periods and shall be made within the time period set forth in 28 U.S.C. Section 1930(a)(6), until the earlier of the closing of the Reorganization Cases by the issuance of a Final Order by the Bankruptcy Court on the Final Decree Date, or upon the entry of an order by the Bankruptcy Court dismissing the Reorganization Cases or converting the Reorganization Cases to another chapter under the Bankruptcy Code. The party responsible for paying the post-confirmation United States Trustee fees shall provide to the United States Trustee at the time of each post-confirmation payment an appropriate affidavit indicating the disbursements for the relevant periods.

      All Allowed Administrative Expense Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Reorganization Cases will be paid by the Reorganized Debtors in the ordinary course of business in accordance with contract terms or as may be agreed upon by both the Holder of such Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors, as the case may be.

      Priority Tax Claims. The holders of Priority Tax Claims are also entitled to payment in full under a plan of reorganization pursuant to the Bankruptcy Code. Based on the Proofs of Claim filed to date in the Reorganization Cases, the only significant Priority Tax Claims (i.e., in excess of $5,000) are a Claim in the amount of approximately $381,000 filed by the City and County of Denver/Treasury and a Claim in the amount of approximately $253,000 filed by the County of San Bernardino, California. The Debtors deny any liability as to either of these Claims and intend to file objections to these Claims.

      The Plan provides that each Holder of an Allowed Priority Tax Claim shall receive from the Reorganized Debtors deferred Cash payments, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to the Allowed Amount of its Priority Tax Claim, in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code. Such deferred Cash payments shall be made in monthly or quarterly installments by the Reorganized Debtors, commencing one hundred twenty
(120) days after the Effective Date. Holders of Allowed Priority Tax Claims shall receive interest on account of their Allowed Priority Tax Claims at the rate established for delinquent tax obligations pursuant to 26 U.S.C. Section 6621. Notwithstanding the above, each Holder of an Allowed Priority Tax Claim may be paid under such other terms as may be agreed upon by both the Holder of such Allowed Priority Tax Claim and the Debtors or the Reorganized Debtors, as the case may be.

      DIP Loan Claims. AMPAC, as the Holder of the DIP Loan Claims, is also entitled to be paid in full under a plan of reorganization. As of the date of this Disclosure Statement, the outstanding DIP Advances under the DIP Credit Agreement totaled approximately $2,500,000.

      As stated in the Plan, the DIP Loan Claims shall not constitute an Administrative Expense Claim under the Plan. On the Effective Date or as soon thereafter as is practicable, in full and final satisfaction, settlement, release, extinguishment and discharge of the DIP Loan Claims, the following shall occur: (i) the Reorganized Debtors shall execute and deliver a term promissory note in the original principal amount of $2,000,000 and security documents in favor of AMPAC, such note to provide for quarterly payments of principal and interest in accordance with an amortization schedule to be agreed upon by AMPAC and the Debtors and to be secured by a first priority Lien on all of the assets of the Reorganized Debtors (subject to any subordination that may be required under the terms of the Exit Financing Facility); (ii) AMPAC shall receive (or be vested with the right to receive) the DIP Loan Claims Shares; and
(iii) as of the Effective Date, without any further action by any party, the Liens that secure the DIP Loan Claims shall be extinguished, shall be deemed null and void, and shall be unenforceable for all purposes, and the promissory note to be issued to AMPAC shall be secured by Liens on the assets of the Debtors as described above. To the extent that any Liens to secure the DIP Loan Claims have been filed or recorded publicly, if requested by the Reorganized Debtors, AMPAC shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens.

      Class 1: Priority Claims. The holders of Priority Claims are also entitled to be paid in full under a plan of reorganization pursuant to the Bankruptcy Code. Based on the Proofs of Claim filed to date in the Reorganization Cases, the Debtors believe there will be no Priority Claims.

      The Plan provides that each Holder of an Allowed Priority Claim shall be paid (a) on the Distribution Date, an amount, in Cash, equal to the Allowed Amount of its Priority Claim, in accordance with Section 1129(a)(9)(B) of the Bankruptcy Code, or (b) under such other terms as may be agreed upon by both the Holder of such Allowed Priority Claim and the Debtors or the Reorganized Debtors, as the case may be, or (c) as otherwise ordered by a Final Order of the Bankruptcy Court. Class 1 is Unimpaired.

      Class 2: Secured Claims and Other Claims of AMPAC. AMPAC asserts Secured Claims and other Claims against the Debtors represented by, related to or arising under or in connection with the AMPAC Prepetition Loan Documents, including the AMPAC Prepetition Loan Claims. These Claims are classified as Class 2 Claims under the Plan. AMPAC has filed Proofs of Claim in each of the Reorganization Cases asserting a Secured Claim of approximately $7.7 million against the Debtors as of the Petition Date. In March 2005, U.S. Plastic Lumber Ltd. sold the Ocala Property to Lees Development and approximately $2.9 million of the sale proceeds were paid to AMPAC in respect of the AMPAC Prepetition Loan Claims. Thus, the Debtors believe that the current outstanding balance under the AMPAC Prepetition Loan Documents is approximately $4.8 million.

      On the Effective Date or as soon thereafter as is practicable, the following shall occur with respect to the Class 2 Claims of AMPAC under the
Plan: (i) AMPAC or its designees shall receive (or be vested with the right to receive) the AMPAC Prepetition Loan Claims Shares; (ii) as of the Effective Date, without any further action by any party, the Liens that secure the Class 2 Claims shall be extinguished, shall be deemed null and void, and shall be unenforceable for all purposes. To the extent that any Liens to secure the Class 2 Secured Claims have been filed or recorded publicly, if requested by the Reorganized Debtors, AMPAC shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens; (iii) any deficiency owing to AMPAC with respect to the Class 2 Claims shall not be treated as a Class 11 Unsecured Claim; and (iv) any Proof of Claim filed by AMPAC with respect to the Class 2 Claims shall be deemed withdrawn, with prejudice, in its entirety as of the Effective Date. Class 2 is Impaired.

      Class 3: Secured Claims and Other Claims of Halifax. Halifax asserts Secured Claims and other Claims against the Debtors represented by, related to or arising under or in connection with the Halifax Loan Documents. These Claims are classified as Class 3 Claims under the Plan. Halifax has filed Proofs of Claim in each of the Reorganization Cases asserting a Secured Claim of approximately $10 million against the Debtors. The Debtors dispute the amount and status of Halifax's filed Claims and intend to file objections to those Claims.

      At the present time, the Debtors believe that, due to the first priority Liens on the Debtors' assets granted to AMPAC under the DIP Financing Order and the AMPAC Prepetition Loan Documents and pursuant to the Halifax Subordination Agreement, there is no Collateral securing the Class 3 Claims of Halifax. In addition, the Debtors and the Creditors' Committee are in the process of reviewing and investigating the Halifax Loan Documents and certain Prepetition actions of Halifax to determine if the Class 3 Claims of Halifax should be subordinated to the Class 11 Unsecured Claims or recharacterized as equity. The treatment proposed below is in lieu of litigation over the extent, validity, and priority of the Secured Claims of Halifax as well as litigation over the subordination or recharacterization of the Class 3 Claims, although the Debtors reserve the right to withdraw this treatment based on the results of the investigation of Halifax. On the Effective Date or as soon thereafter as is practicable, except to the extent that Halifax agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 3 Claims of Halifax under the Plan: (i) Halifax shall receive (or be vested with the right to receive) the Halifax Shares; provided, however, if the Creditors' Committee or the Unsecured Creditors Trust prevails in any action filed against Halifax seeking subordination or recharacterization of the Class 3 Claims, then the Halifax Shares shall be added to the amount of the Unsecured Creditors Shares for distribution to the Holders of Allowed Unsecured Claims in Class 11; (ii) as of the Effective Date, without any further action by any party, the Liens that secure the Class 3 Claims shall be extinguished, shall be deemed null and void, and shall be unenforceable for all purposes. To the extent that any Liens to secure the Class 3 Secured Claims have been filed or recorded publicly, if requested by the Reorganized Debtors, Halifax shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens; (iii) any deficiency owing to Halifax with respect to the Class 3 Claims shall not be treated as a Class 11 Unsecured Claim; and (iv) any Proof of Claim filed by Halifax with respect to the Class 3

Claims shall be deemed withdrawn, with prejudice, in its entirety as of the Effective Date. Class 3 is Impaired.

      Class 4: Secured Claims and Other Claims of CIT. CIT asserts Secured Claims and other Claims against certain of the Debtors represented by, related to or arising under or in connection with the CIT Loan Documents and the Collateral Assignment. These Claims are classified as Class 4 Claims under the Plan. CIT has filed Proofs of Claim in three of the Reorganization Cases asserting a Secured Claim of approximately $828,000 and an Unsecured Claim of approximately $1 million against certain of the Debtors. The Debtors dispute the amount and status of CIT's filed Claims and intend to file objections to those Claims.

      On the Effective Date or as soon thereafter as is practicable, except to the extent that CIT agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 4 Claims of CIT under the Plan: (i) prior to and during the course of the Reorganization Cases, certain items of the CIT Equipment originally listed on the CIT Collateral Schedules have been sold or released by CIT or sold by the Debtors. In addition, certain items of the CIT Equipment originally listed on the CIT Collateral Schedules are no longer in the possession of any of the Debtors. In computing the amount of its current Claim, CIT shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the CIT Equipment; (ii) certain items of the CIT Equipment originally listed on the CIT Collateral Schedules may not be needed for the future business operations of the Debtors. Prior to the Effective Date, the Debtors will turn over to CIT such unnecessary items of CIT Equipment. In computing the amount of its current Claim, CIT shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the CIT Equipment as are returned pursuant to this subsection (ii); (iii) set forth on Exhibit C to the Plan is a list of the CIT Retained Equipment, which will be retained by the Reorganized Debtors following the Effective Date. The Debtors will file a motion with the Bankruptcy Court prior to the Confirmation Hearing, pursuant to Section 506 of the Bankruptcy Code, seeking a valuation of the CIT Retained Equipment so as to determine the actual Secured Claim associated with the CIT Retained Equipment as well as the post-confirmation monthly payments to be made under the CIT Notes necessary and sufficient to satisfy such Secured Claim; (iv) the Debtors' obligations under the CIT Notes (as modified following the valuation of the CIT Retained Equipment) shall continue to be secured by the CIT Retained Equipment and, to the extent of any deficiency under the CIT Loan Documents, by the Collateral Assignment (subject to subsection (v) herein), but only to the extent that CIT has a valid, perfected security interest in the CIT Retained Equipment and the Collateral Assignment; (v) as stated in Article 7.2 of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. Pursuant to the CIT Loan Documents, upon such purchase, CIT will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the CIT Loan Documents. Any such deficiency shall not include the value of any CIT Equipment returned to CIT or the value of the CIT Retained Equipment; (vi) CIT shall not be entitled to a Class 11 Unsecured Claim under the Plan. If CIT asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and (vii) any Proof(s) of Claim filed by

CIT with respect to the Class 4 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

      It is the Debtors' position that, under the Plan, CIT will retain unaltered all of the legal, equitable and contractual rights under the CIT Loan Documents and the Collateral Assignment in accordance with Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 4 Claims are Impaired Claims, then (a) CIT shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of CIT described herein meets the requirements of Section 1129(b)(2)(A)(i) and
(iii).

      Class 5: Secured Claims and Other Claims of HSBC. HSBC asserts Secured Claims and other Claims against certain of the Debtors represented by, related to or arising under or in connection with the HSBC Loan Documents and the Collateral Assignment. These Claims are classified as Class 5 Claims under the Plan. HSBC has filed Proofs of Claim in three of the Reorganization Cases asserting a Secured Claim of approximately $1.6 million and an Unsecured Claim of approximately $1.6 million against certain of the Debtors. The Debtors dispute the amount and status of HSBC's filed Claims and intend to file objections to those Claims.

      On the Effective Date or as soon thereafter as is practicable, except to the extent that HSBC agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 5 Claims of HSBC under the Plan: (i) prior to and during the course of the Reorganization Cases, certain items of the HSBC Equipment originally listed on the HSBC Collateral Schedules have been sold or released by HSBC or sold by the Debtors. In addition, certain items of the HSBC Equipment originally listed on the HSBC Collateral Schedules are no longer in the possession of any of the Debtors. In computing the amount of its current Claim, HSBC shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the HSBC Equipment;
(ii) certain items of the HSBC Equipment originally listed on the HSBC Collateral Schedules may not be needed for the future business operations of the Debtors. Prior to the Effective Date, the Debtors will turn over to HSBC such unnecessary items of HSBC Equipment. In computing the amount of its current Claim, HSBC shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the HSBC Equipment as are returned pursuant to this subsection (ii); (iii) set forth on Exhibit E to the Plan is a list of the HSBC Retained Equipment, which will be retained by the Reorganized Debtors following the Effective Date. The Debtors will file a motion with the Bankruptcy Court prior to the Confirmation Hearing, pursuant to
Section 506 of the Bankruptcy Code, seeking a valuation of the HSBC Retained Equipment so as to determine the actual Secured Claim associated with the HSBC Retained Equipment as well as the post-confirmation monthly payments to be made under the HSBC Notes necessary and sufficient to satisfy such Secured Claim;
(iv) the Debtors' obligations under the HSBC Notes (as modified following the valuation of the HSBC Retained Equipment) shall continue to be secured by the HSBC Retained Equipment and, to the extent of any deficiency under the HSBC Loan Documents, by the Collateral Assignment (subject to subsection (v) herein), but only to the extent that HSBC has a valid, perfected security interest in the HSBC Retained Equipment and the Collateral Assignment; (v) as stated in Article
7.2 of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the

Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. Pursuant to the HSBC Loan Documents, upon such purchase, HSBC will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the HSBC Loan Documents. Any such deficiency shall not include the value of any HSBC Equipment returned to HSBC or the value of the HSBC Retained Equipment; (vi) HSBC shall not be entitled to a Class 11 Unsecured Claim under the Plan. If HSBC asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and (vii) any Proof(s) of Claim filed by HSBC with respect to the Class 5 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

      It is the Debtors' position that, under the Plan, HSBC will retain unaltered all of the legal, equitable and contractual rights under the HSBC Loan Documents and the Collateral Assignment in accordance with Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 5 Claims are Impaired Claims, then (a) HSBC shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of HSBC described herein meets the requirements of Section 1129(b)(2)(A)(i) and
(iii).

      Class 6: Secured Claims and Other Claims of GE Capital. GE Capital asserts Secured Claims and other Claims against certain of the Debtors represented by, related to or arising under or in connection with the GE Capital Loan Documents and the Collateral Assignment. These Claims are classified as Class 6 Claims under the Plan. GE Capital has filed Proofs of Claim in three of the Reorganization Cases asserting a Secured Claim of $1.5 million and an Unsecured Claim of approximately $2.6 million against certain of the Debtors. The Debtors dispute the amount and status of GE Capital's filed Claims and intend to file objections to those Claims.

      On the Effective Date or as soon thereafter as is practicable, except to the extent that GE Capital agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 6 Claims of GE Capital under the Plan: (i) prior to and during the course of the Reorganization Cases, certain items of the GE Capital Equipment originally listed on the GE Capital Collateral Schedules and certain items of the Safeco Equipment originally listed on the Safeco Collateral Schedules have been sold or released by GE Capital and/or Safeco or sold by the Debtors. In addition, pursuant to the GE Capital Stay Relief Order, GE Capital has received possession of, and is continuing to sell, the GE Capital Remaining Equipment and the Safeco Remaining Equipment. In computing the amount of its current Claim, GE Capital shall be required to deduct from its total Claim all amounts received from the sale or other disposition of any such Equipment; (ii) pursuant to the GE Capital Stay Relief Order, the Secured Claims of GE Capital in the GE Capital Equipment have been fully satisfied. The Debtors' obligations under the GE Capital Notes and the Safeco Notes shall continue to be secured, to the extent of any deficiency under the GE Capital Loan Documents, by the Collateral Assignment (subject to subsection (iii) herein), but only to the extent that GE Capital has a valid, perfected security interest in the Collateral Assignment; (iii) as stated in Article 7.2 of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. Pursuant to the GE Capital Loan Documents, upon such purchase,

GE Capital will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the GE Capital Loan Documents. Any such deficiency shall not include the value of any GE Capital Equipment or Safeco Equipment returned to GE Capital; (iv) the Debtors and the Reorganized Debtors reserve all rights to seek the recovery of rent or storage charges from GE Capital with respect to the space utilized at the Chicago Property to store the GE Capital Equipment and the Safeco Equipment following its turnover to GE Capital; (v) GE Capital shall not be entitled to a Class 11 Unsecured Claim under the Plan. If GE Capital asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and (vi) any Proof(s) of Claim filed by GE Capital with respect to the Class 6 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

      It is the Debtors' position that, under the Plan, GE Capital will retain unaltered all of the legal, equitable and contractual rights under the GE Capital Loan Documents and the Collateral Assignment in accordance with Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 6 Claims are Impaired Claims, then (a) GE Capital shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of GE Capital described herein meets the requirements of Section 1129(b)(2)(A)(i) and (iii).

      Class 7: Secured Claims and Other Claims of People's Capital. People's Capital asserts Secured Claims and other Claims against certain of the Debtors represented by, related to or arising under or in connection with the People's Capital Loan Documents and the Collateral Assignment. These Claims are classified as Class 7 Claims under the Plan. People's Capital has filed amended Proofs of Claim in three of the Reorganization Cases asserting a Secured Claim of approximately $619,000 against certain of the Debtors. The Debtors dispute the amount and status of People's Capital's filed Claims and intend to file objections to those Claims.

      On the Effective Date or as soon thereafter as is practicable, except to the extent that People's Capital agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 7 Claims of People's Capital under the Plan: (i) prior to and during the course of the Reorganization Cases, certain items of the People's Capital Equipment originally listed on the People's Capital Collateral Schedules have been sold or released by People's Capital or sold by the Debtors. In addition, pursuant to the People's Capital Stay Relief Order, People's Capital has received possession of, and is continuing to sell, the People's Capital Remaining Equipment. In computing the amount of its current Claim, People's Capital shall be required to deduct from its total Claim all amounts received from the sale or other disposition of any such Equipment; (ii) pursuant to the People's Capital Stay Relief Order, the Secured Claim of People's Capital in the People's Capital Equipment have been fully satisfied. The Debtors' obligations under the People's Capital Notes shall continue to be secured, to the extent of any deficiency under the People's Capital Loan Documents, by the Collateral Assignment (subject to subsection
(iii) herein), but only to the extent that People's Capital has a valid, perfected security interest in the Collateral Assignment; (iii) as stated in
Article 7.2 of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase

Option Financing Facility Commitment Letter. Pursuant to the People's Capital Loan Documents, upon such purchase, People's Capital will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the People's Capital Loan Documents. Any such deficiency shall not include the value of any People's Capital Equipment returned to People's Capital; (iv) the Debtors and the Reorganized Debtors reserve all rights to seek the recovery of rent or storage charges from People's Capital with respect to the space utilized at the Chicago Property to store the People's Capital Equipment following its turnover to People's Capital; (v) People's Capital shall not be entitled to a Class 11 Unsecured Claim under the Plan. If People's Capital asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and (vi) any Proof(s) of Claim filed by People's Capital with respect to the Class 7 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

      It is the Debtors' position that, under the Plan, People's Capital will retain unaltered all of the legal, equitable and contractual rights under the People's Capital Loan Documents and the Collateral Assignment in accordance with
Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 7 Claims are Impaired Claims, then (a) People's Capital shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of People's Capital described herein meets the requirements of Section 1129(b)(2)(A)(i) and (iii).

      Class 8: Secured Claims and Other Claims of Siemens. Siemens asserts Secured Claims and other Claims against certain of the Debtors represented by, related to or arising under or in connection with the Siemens Loan Documents and the Collateral Assignment. These Claims are classified as Class 8 Claims under the Plan. Siemens has filed Proofs of Claim in three of the Reorganization Cases asserting a Secured Claim of approximately $1.3 million against certain of the Debtors. The Debtors dispute the amount and status of Siemens' filed Claims and intend to file objections to those Claims.

      On the Effective Date or as soon thereafter as is practicable, except to the extent that Siemens agrees to a different treatment or to the extent otherwise determined by a Final Order of the Bankruptcy Court, the following shall occur with respect to the Class 8 Claims of Siemens under the Plan: (i) prior to and during the course of the Reorganization Cases, certain items of the Siemens Equipment originally listed on the Siemens Collateral Schedules have been sold or released by Siemens or sold by the Debtors. In addition, certain items of the Siemens Equipment originally listed on the Siemens Collateral Schedules are no longer in the possession of any of the Debtors. In computing the amount of its current Claim, Siemens shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the Siemens Equipment; (ii) certain items of the Siemens Equipment originally listed on the Siemens Collateral Schedules may not be needed for the future business operations of the Debtors. Prior to the Effective Date, the Debtors will turn over to Siemens such unnecessary items of Siemens Equipment. In computing the amount of its current Claim, Siemens shall be required to deduct from its total Claim all amounts received from the sale or other disposition of such items of the Siemens Equipment as are returned pursuant to this subsection (ii); (iii) set forth on Exhibit K to the Plan is a list of the Siemens Retained Equipment, which will be retained by the Reorganized

Debtors following the Effective Date. The Debtors will file a motion with the Bankruptcy Court prior to the Confirmation Hearing, pursuant to Section 506 of the Bankruptcy Code, seeking a valuation of the Siemens Retained Equipment so as to determine the actual Secured Claim associated with the Siemens Retained Equipment as well as the post-confirmation monthly payments to be made under the Siemens Notes necessary and sufficient to satisfy such Secured Claim; (iv) the Debtors' obligations under the Siemens Notes (as modified following the valuation of the Siemens Retained Equipment) shall continue to be secured by the Siemens Retained Equipment and, to the extent of any deficiency under the Siemens Loan Documents, by the Collateral Assignment (subject to subsection (v) herein), but only to the extent that Siemens has a valid, perfected security interest in the Siemens Retained Equipment and the Collateral Assignment; (v) as stated in Article 7.2 of the Plan, U.S. Plastic Lumber Ltd. intends to exercise the Chicago Purchase Option at or prior to the Confirmation Date. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. Pursuant to the Siemens Loan Documents, upon such purchase, Siemens will be granted a non-recourse second mortgage on the Chicago Property to the extent of any deficiency under the Siemens Loan Documents. Any such deficiency shall not include the value of any Siemens Equipment returned to Siemens or the value of the Siemens Retained Equipment; (vi) Siemens shall not be entitled to a Class 11 Unsecured Claim under the Plan. If Siemens asserts a deficiency claim as a Class 11 Unsecured Claim, then the Debtors and/or the Unsecured Creditors Trustee shall have the right to file an objection to such deficiency claim; and (vii) any Proof(s) of Claim filed by Siemens with respect to the Class 8 Claims shall be deemed withdrawn, with prejudice, as of the Effective Date.

      It is the Debtors' position that, under the Plan, Siemens will retain unaltered all of the legal, equitable and contractual rights under the Siemens Loan Documents and the Collateral Assignment in accordance with Section 1124 of the Bankruptcy Code and is thus Unimpaired. If the Bankruptcy Court finds that the Class 8 Claims are Impaired Claims, then (a) Siemens shall be entitled to vote to accept or reject the Plan and (b) it is the Debtors' position that the treatment of Siemens described herein meets the requirements of Section 1129(b)(2)(A)(i) and (iii).

      Class 9: Other Secured Claims. Class 9 consists of all other Secured Claims against the Debtors that are not otherwise classified in the Plan, but excluding any Claims of any Governmental Authority for Prepetition taxes secured by Property of the Debtors. There could be several such Secured Claims held by Secured Creditors pursuant to financing transactions entered into with the Debtors, but the Debtors believe they are not significant in dollar amount. Pursuant to the Plan, within sixty (60) days following the Effective Date, the Reorganized Debtors shall either (a) return to the Secured Creditor any Property securing its Class 9 Secured Claim in full satisfaction of the Secured Claim or
(b) pay the Allowed Amount of the Class 9 Secured Claim in full in accordance with the terms of any agreement governing such Secured Claim. Class 9 is Unimpaired.

      Class 10: Unsecured Convenience Claims. Class 10 consists of all Unsecured Convenience Claims. The Plan provides that within thirty (30) days after the later to occur of (a) the date an Unsecured Convenience Claim becomes an Allowed Unsecured Convenience Claim or (b) the date an Unsecured Convenience Claim becomes payable pursuant to any agreement between the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such

Allowed Unsecured Convenience Claim, the Holder of an Allowed Unsecured Convenience Claim shall receive Cash equal to (a) twenty percent (20%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $5,000 or (b) $1,000 if the amount of such Allowed Claim is greater than $5,000 and the Holder of such Allowed Claim has agreed to reduce the Allowed Amount of its Claim to $5,000 and has made the Convenience Class Election. Based on the Proofs of Claim filed to date in the Reorganization Cases and the Claims scheduled by the Debtors, the Debtors estimate that there are approximately _____ filed and scheduled Claims in an amount less than or equal to $5,000 totaling an aggregate amount of approximately $__________. Class 10 is Impaired.

      Class 11: Unsecured Claims (Unsecured Claims Not Otherwise Classified). Class 11 consists of all Unsecured Claims not otherwise classified in the Plan, including all Warranty Claims, but excluding (i) any deficiency claim of AMPAC in respect of the Class 2 Claims, (ii) any deficiency claim of Halifax in respect of the Class 3 Claims, and (iii) any deficiency claims of the Equipment Lenders in respect of the Claims in Classes 4 through 8.

      Under the Plan, each Holder of an Allowed Unsecured Claim in Class 11 shall receive such Holder's Pro Rata Share of (i) the Unsecured Creditors Trust Assets and (ii) the Unsecured Creditors Shares. On the Effective Date, an Unsecured Creditors Trust will be established and the Unsecured Creditors Trust Assets (including a Cash payment in an amount equal to ten percent (10%) of the Allowed Class 11 Unsecured Claims (subject to a cap depending on the final analysis of the Unsecured Claims) and the Unsecured Creditors Trust Actions) will be transferred to the Unsecured Creditors Trust. The Unsecured Creditors Trust and the Unsecured Creditors Trust Assets will be managed by a trustee selected by the Creditors' Committee and approved by the Bankruptcy Court at the Confirmation Hearing. See "Unsecured Creditors Trust--Appointment of Unsecured Creditors Trustee" below.

      Presently, the Debtors are unable to estimate with complete accuracy the amount of the Allowed Unsecured Claims but the Debtors believe those Claims will be between $10 million and $15 million. The amount of actual Cash distributions under the Plan to Holders of Allowed Unsecured Claims in Class 11 is presently uncertain because the amount of such distributions is dependent on the total amount of Allowed Unsecured Claims in Class 11 as well as the amount of Unsecured Creditors Trust Action Recoveries. At this time, neither the Debtors nor the Creditors' Committee have concluded their investigation into the existence, nature, legal effect or amount of the Unsecured Creditors Trust Actions and have no opinion on the merits of any Unsecured Creditors Trust Actions or on the recoverability of any amounts as a result of any Unsecured Creditors Trust Actions. The timing and procedures for Cash distributions to Holders of Allowed Class 11 Claims shall be in accordance with Article 10 of the Plan, the Confirmation Order, and the terms of the Unsecured Creditors Trust Agreement. Class 11 is Impaired.

      In addition to its Pro Rata Share of the Unsecured Creditors Trust Assets, as soon as reasonably practicable after the Effective Date, and subject to
Article 9.11 of the Plan, each Holder of a Class 11 Unsecured Claim shall also receive, from the Reorganized Debtors, such Holder's Pro Rata Share of the Unsecured Creditors Shares. As set forth in Article 5.4 of the Plan, under certain circumstances the Unsecured Creditors Shares could be increased by the amount of the Halifax Shares. The issuance and distribution of the Unsecured Creditors Shares to the

Holders of Allowed Unsecured Claims in Class 11 shall be administered by the Unsecured Creditors Trustee and all expenses in connection therewith shall be borne by the Unsecured Creditors Trust.

      Holders of Tort Claims shall receive treatment under the Plan as Class 11 Unsecured Claims to the extent of their Deductible Claims (unless waived by an order of the Bankruptcy Court), and they shall not be permitted to collect from or pursue any Insurance Coverage to the extent of such Deductible Claim. Their sole remedy for collection of their Deductible Claim shall be from the payments to be made to Holders of Class 11 Claims (unless waived by an order of the Bankruptcy Court). Holders of Tort Claims shall, however, be entitled to pursue Insurance Coverage to the extent of any Excess Tort Claim. Holders of Excess Tort Claims will effectively have bifurcated claims: the deductible portion will be treated as a Class 11 Claim (unless waived by an order of the Bankruptcy Court), and the portion in excess of the deductible may be collected from the Debtors' Insurance Coverage to the extent provided under the applicable Insurance Policy.

      Class 12: Intercompany Claims. Intercompany Claims are classified in Class 12 under the Plan. On the Effective Date, all Intercompany Claims shall be deemed cancelled, annulled and extinguished without any further action and shall be of no further force and effect. No distribution shall be made under the Plan on account of the Intercompany Claims in Class 12. Class 12 is Impaired.

      Class 13: Subordinated Securities Claims. Subordinated Securities Claims are classified in Class 13 under the Plan. Pursuant to Section 510(b) of the Bankruptcy Code, each Allowed Class 13 Claim, if any, shall be subordinated to all Claims (including Class 11 Unsecured Claims) or Equity Interests that are senior to or equal to the Claim or Equity Interest represented by the Security of U.S. Plastic Lumber Corp. in question; provided, however, that if such Security is Existing Common Stock, such Allowed Class 13 Claim shall have the same priority as Class 14 Equity Interests. Since the Holders of Allowed Class 11 Claims will not be paid in full under the Plan, the Reorganized Debtors will not make any distribution or establish any reserve under the Plan for the Class 13 Claims, and Holders of Allowed Class 13 Claims will not have any rights against or interests in the Unsecured Creditors Trust, the Unsecured Creditors Trust Assets or the Unsecured Creditors Shares. Class 13 is Impaired.

      Class 14: Equity Interests. Equity Interests are classified in Class 14 under the Plan. On the Effective Date or as soon thereafter as is practicable, the following shall occur with respect to the Class 14 Equity Interests: (i) subject to the treatment provided in subsections (ii) and (iii) below, on the Effective Date, the Class 14 Equity Interests shall be deemed cancelled, annulled, extinguished and surrendered without any further action by any party and shall be of no further force and effect; (ii) each Holder of Allowed Class 14 Equity Interests on the Record Date who is a Qualifying Stockholder shall be entitled to receive such Holder's Pro Rata Share of the Class 14 Shares, as further described in Article 8.9 of the Plan; and (iii) Electing Stockholders may opt to purchase a portion of the Plan Investors Shares by making a one-time Cash payment to the Reorganized Parent, on or before the thirtieth (30th) day following the Effective Date, in an amount equal to the Stock Purchase Price ($.65 per share) multiplied by the Stock Purchase Share Amount. For example, if an Electing Stockholder holds 100,000 shares of Existing

Common Stock, if the Plan Investors and all Electing Stockholders hold 1,000,000 shares of Existing Common Stock, and if the total number of Plan Investors Shares is 2,000,000, such Electing Stockholder would be entitled to purchase 200,000 of the Plan Investors Shares by making a payment of $130,000 (200,000 shares multiplied by the Stock Purchase Price) to the Reorganized Parent. To the extent any purchase of Plan Investors Shares by an Electing Stockholder is not ultimately consummated, then the Plan Investors will purchase such shares at the Stock Purchase Price. Class 14 is Impaired.

      Class 15: Existing Stock Options. Existing Stock Options are classified in Class 15 under the Plan. On the Effective Date, the Class 15 Existing Stock Options shall be deemed cancelled, annulled, extinguished and surrendered without any further action by any party and shall be of no further force and effect. The Holders of Class 15 Existing Stock Options shall not receive or retain any Property or equity interest under the Plan on account of such Class 15 Existing Stock Options. Class 15 is Impaired.

      Class 16: Subsidiary Equity Interests. Subsidiary Equity Interests are classified in Class 16 under the Plan. The Subsidiary Equity Interests will not be affected by the Plan and U.S. Plastic Lumber Corp. or any of the other Debtors, as the case may be, will retain the Subsidiary Equity Interests. No distributions will be made under the Plan on account of the Subsidiary Equity Interests. Class 16 is Unimpaired.

EFFECTIVE DATE

      The Plan will not be implemented immediately upon Confirmation. It will instead be implemented on the Effective Date. The Effective Date will not occur unless various conditions set forth in the Plan are timely satisfied or waived. The Plan provides that the Effective Date will occur on the first Business Day on which all of the conditions precedent to the occurrence of the Effective Date set forth in Article 11.2 of the Plan have been satisfied (as determined by the Debtors) or waived by the Debtors. The conditions precedent to the Effective Date are as follows: (i) the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee on the Docket of the Reorganization Cases, and no stay of the Confirmation Order shall be in effect; (ii) the entry and effectiveness of all necessary orders by the Bankruptcy Court and any appellate court exercising jurisdiction over the Reorganization Cases, including an order (which may be the Confirmation Order) authorizing the assumption of the Chicago Purchase Option; (iii) all conditions precedent to the closing of the Exit Financing Facility shall have been satisfied or waived in accordance with the terms thereof; (iv) all conditions precedent to the closing of the Chicago Purchase Option Financing Facility shall have been satisfied or waived in accordance with the terms thereof; (v) all conditions precedent to the funding obligations under the Plan Investment Agreement shall have been satisfied or waived in accordance with the terms thereof and the funding under the Plan Investment Agreement shall have occurred; and (vi) each Plan Document shall be in form and substance reasonably acceptable to the Debtors.

UNSECURED CREDITORS TRUST

      Appointment of Unsecured Creditors Trustee. The Unsecured Creditors Trustee for the Unsecured Creditors Trust shall be designated by the Creditors' Committee, subject to approval of the Bankruptcy Court and the consent of the Debtors. The Unsecured Creditors Trustee shall be independent of the Debtors and the Reorganized Debtors. The Creditors' Committee shall file a notice with the Bankruptcy Court on a date that is not less than ten (10) days prior to the Confirmation Hearing designating the Person who it has selected as Unsecured Creditors Trustee and seeking approval of such designation. The Person designated as Unsecured Creditors Trustee shall file an affidavit demonstrating that such Person is disinterested as defined in Section 101(14) of the Bankruptcy Code. If approved by the Bankruptcy Court, the Person so designated shall become the Unsecured Creditors Trustee on the Effective Date. The Debtors have been advised by the Creditors' Committee that it intends to select Gary Diamond as the Unsecured Creditors Trustee. The Unsecured Creditors Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Unsecured Creditors Trust Agreement.

      Establishment of Unsecured Creditors Trust. On the Effective Date, the Unsecured Creditors Trustee and the Debtors shall enter into the Unsecured Creditors Trust Agreement substantially in the form attached to the Plan as Exhibit L. The Unsecured Creditors Trust Agreement shall establish the Unsecured Creditors Trust which shall be a distinct legal entity from the Debtors and the Reorganized Debtors, each of which shall have no liability whatsoever for any obligations of the Unsecured Creditors Trust pursuant to the Plan, the Unsecured Creditors Trust Agreement or otherwise. The Unsecured Creditors Trust is intended to qualify as a Qualified Settlement Fund pursuant to Internal Revenue Code Section 468B. By virtue of their execution of the Unsecured Creditors Trust Agreement, the Debtors shall transfer, assign and deliver all of their rights, title and interests in and to the Unsecured Creditors Trust Assets (including the Unsecured Creditors Trust Actions) to the Unsecured Creditors Trust. Upon the request of the Unsecured Creditors Trustee, the Debtors shall also execute and deliver such other documentation deemed reasonably necessary by the Unsecured Creditors Trustee or its counsel to assure the proper transfer, assignment and delivery of title to the Unsecured Creditors Trust Actions to the Unsecured Creditors Trust. The Confirmation Order shall also contain appropriate language transferring, assigning and delivering title to the Unsecured Creditors Trust Actions to the Unsecured Creditors Trust and shall further provide that such transfer, assignment and delivery shall be effective without further action by any party. Except as expressly provided above and elsewhere in the Plan, the Reorganized Debtors shall not have any obligation to contribute any funds or assets to the Unsecured Creditors Trust or the Unsecured Creditors Trustee.

      Irrevocable Trust. Any and all funds or assets in the Unsecured Creditors Trust (including the Unsecured Creditors Trust Assets) shall be held in an irrevocable trust for distribution to the Holders of Allowed Unsecured Claims in Class 11. Such distributions shall be made in accordance with the procedures set forth in Article 10.5 of the Plan and the terms of the Unsecured Creditors Trust Agreement, and the Confirmation Order shall contain appropriate language to that effect. Once funds or assets are deposited into the Unsecured Creditors Trust, they shall no longer be Property of the Debtors or the Reorganized Debtors or any other Person or Entity and none of the Debtors, the Reorganized Debtors or any other Person or Entity shall have any claim to said funds or assets. The Confirmation Order shall declare and provide that all funds or assets in the

Unsecured Creditors Trust (including the Unsecured Creditors Trust Assets) shall
(a) be held in trust as set forth above, (b) not be Property of the Estate in this or any subsequent proceeding in which the Debtors or their successors or assigns may be a debtor under the Bankruptcy Code, and (c) be protected from, and not be subject to, the Claims of any Creditors of, or Holders of Equity Interest in, the Debtors or the claims of any creditor of the Recorganized Deptors. Notwithstanding anything to the contrary contained in the Plan, Holders of Allowed Unsecured Convenience Claims and Holders of Allowed Class 13 Subordinated Securities Claims shall not have any rights against or interests in the Unsecured Creditors Trust and the Unsecured Creditors Trust Assets.

      Channeling Injunction. On the Effective Date, all Unsecured Claims shall be automatically channeled, transferred and attached solely and exclusively to the Unsecured Creditors Trust, and the sole and exclusive right and remedy available to Unsecured Creditors shall be the entitlement, in accordance with the Plan and the Unsecured Creditors Trust Agreement, to (i) assert Unsecured Claims solely and exclusively against the Unsecured Creditors Trust and the Unsecured Creditors Trust Assets and (ii) receive the Unsecured Creditors Shares. The transfer to, vesting in and assumption by the Unsecured Creditors Trust of the Unsecured Creditors Trust Assets and the issuance of the Unsecured Creditors Shares, as contemplated in the Plan and the Unsecured Creditors Trust Agreement, shall, as of the Effective Date, discharge, release and extinguish all obligations and Liabilities of the Debtors and the Reorganized Debtors for and in respect of all Unsecured Claims. The Unsecured Creditors Trust shall assume sole responsibility and liability for all Unsecured Claims and such Unsecured Claims shall be paid from the Unsecured Creditors Trust Assets as described in Article 10 of the Plan. The Confirmation Order shall contain appropriate language incorporating the foregoing and permanently enjoining any Holder of an Unsecured Claim from taking any action in violation of the foregoing. The entry of the Confirmation Order will act as a full and complete discharge of all Claims, Debts, Liabilities, and/or interests arising from, relating to or in connection with Unsecured Claims, except to the extent that the Unsecured Creditors Trust Agreement or the Plan provides a mechanism for the payment or resolution thereof.

      Cash Distributions from the Unsecured Creditors Trust. Pursuant to the Unsecured Creditors Trust Agreement, each Holder of an Allowed Unsecured Claim in Class 11 shall receive, in exchange for such Holder's Allowed Unsecured Claim in Class 11, units which will thereafter represent the pro rata distribution such Holder is entitled to receive under the Plan. Each Holder of an Allowed Unsecured Claim in Class 11 shall receive, on the Distribution Date, a Cash distribution in the amount of such Holder's Pro Rata Share of the Unsecured Creditors Trust Assets; provided, however, that if such Holder's Unsecured Claim has been bifurcated into an Allowed Unsecured Claim and a Disputed Claim because the amount of the Claim specified on such Holder's Proof of Claim exceeds the amount of the corresponding Claim scheduled in the Schedules, then such Holder's Disputed Claim shall be deemed an Allowed Unsecured Claim for distribution purposes on such Distribution Date, unless the Unsecured Creditors Trustee files an objection to such Disputed Claim prior to the Distribution Date; and provided, further, however, if, on the Distribution Date, any Disputed Claims in Class 11 remain, then the Unsecured Creditors Trustee shall withhold from any such distribution the amount of funds that would be necessary to make the same proportionate distribution to the Holders of all Class 11 Claims which are Disputed Claims as if each such Disputed Claim were an Allowed Class 11 Claim. At such time that such Disputed Claim becomes an Allowed Class 11 Claim, the Holder of such Allowed Class 11 Claim shall receive the distribution to which such Holder is then entitled under the Plan. The Unsecured Creditors Trustee shall be entitled to make interim distributions under the Plan to the Holders of Allowed Class 11 Claims, provided that any such interim distribution shall total, in the aggregate, at least $100,000. Distributions to Holders of Allowed Class 11 Claims shall be made at the addresses set forth in the Schedules or other records of the Debtors or the Unsecured Creditors Trustee at the time of the distribution.

      Duties of the Unsecured Creditors Trustee. The Unsecured Creditors Trustee shall have the following duties under the Unsecured Creditors Trust Agreement:
(i) resolve any pending objections to Unsecured Claims, and file or otherwise assert any objections necessary or appropriate to resolve all Class 11 Disputed Claims; (ii) make any required distribution from the Unsecured Creditors Trust to the Holders of Allowed Unsecured Claims in Class 11, in accordance with the terms and provisions of the Plan and the Unsecured Creditors Trust Agreement;
(iii) pursue, investigate, prosecute, compromise and otherwise resolve the Unsecured Creditors Trust Actions; and (iv) such other duties as may be set forth in the Unsecured Creditors Trust Agreement or elsewhere in the Plan. The Unsecured Creditors Trust Agreement shall also provide for the Unsecured Creditors Trustee to perform duties commonly performed by, and have the powers commonly provided to, such trustees, as more specifically set forth in the Unsecured Creditors Trust Agreement, including, among other things, obtaining tax identification number(s) for the Unsecured Creditors Trust, preparing and filing appropriate federal and state tax returns for the Unsecured Creditors Trust, opening bank accounts for the Unsecured Creditors Trust, maintaining records pertaining to the pro rata interests of the Holders of Allowed Class 11 Claims in the Unsecured Creditors Trust, and retaining professionals to represent the interests of the Unsecured Creditors Trust. For purposes of performing all of the foregoing, as well as for purposes of prosecuting to conclusion objections to Unsecured Claims and Unsecured Creditors Trust Actions only, the Unsecured Creditors Trustee shall have under the Plan the status of a representative of the Estate under 11 U.S.C. Section 1123(b)(3)(B). Until the Reorganization Cases are closed, the Unsecured Creditors Trustee shall submit any proposed actions or compromises to the Bankruptcy Court as required by the terms of the Unsecured Creditors Trust Agreement, upon notice to the Entities Entitled to Notice and such other parties as the Bankruptcy Court may direct. The United States Trustee shall not be required to supervise the Unsecured Creditors Trustee, but shall have standing to seek removal of the Unsecured Creditors Trustee.

      Expenses of the Unsecured Creditors Trust. All costs and expenses associated with the administration of the Unsecured Creditors Trust (including the Unsecured Creditors Trust Expenses) shall be the sole responsibility of and paid by the Unsecured Creditors Trust. Under no circumstances shall any Unsecured Creditors Trust Expenses be an obligation of the Debtors or the Reorganized Debtors.

      Termination of Unsecured Creditors Trust. The Unsecured Creditors Trust shall terminate as provided in the Unsecured Creditors Trust Agreement.

PURSUIT OF UNSECURED CREDITORS TRUST ACTIONS AND RETAINED CAUSES OF ACTION

      On the Effective Date, the Unsecured Creditors Trust Actions (as defined in the Plan) shall be transferred to the Unsecured Creditors Trust, except to the extent a Creditor or other third party has been specifically released from any Unsecured Creditors Trust Action by the terms of the Plan or by Bankruptcy Court order. The Unsecured Creditors Trust Actions shall be pursued by the Unsecured Creditors Trustee. Neither the Debtors or the Creditors' Committee is currently in a position to express an opinion on the merits of any of the Unsecured Creditors Trust Actions or on the recoverability of any amounts as a result of any such Unsecured Creditors Trust Actions. For purposes of providing notice, the Debtors state that any party in interest that engaged in business or other transactions with the Debtors Prepetition or that received payments from the Debtors Prepetition may be subject to litigation to the extent that applicable bankruptcy or non-bankruptcy law supports such litigation. The Unsecured Creditors Trust Assets will fund the expenses of the Unsecured Creditors Trustee to pursue the Unsecured Creditors Trust Actions, including fees of counsel for the Unsecured Creditors Trustee.

      The Reorganized Debtors will retain all Retained Causes of Action for their own benefit (and any proceeds thereof will not constitute Unsecured Creditors Trust Action Recoveries) and will have the right, in their sole and absolute discretion, to pursue, not pursue, settle, release or enforce any Retained Causes of Action without seeking any approval from the Bankruptcy Court. The Debtors are currently not in a position to express an opinion as to the merits of any of the Retained Causes of Action or on the recoverability of any amounts as a result of any such Retained Causes of Action. The Liens of AMPAC under the DIP Loan Documents and under the AMPAC Prepetition Loan Documents shall attach to any proceeds recovered from the Reorganized Debtors' pursuit of the Retained Causes of Action after deducting the reasonable and necessary fees and expenses of counsel to the Reorganized Debtors.

      No Creditor or other party should vote for the Plan or otherwise rely on the Confirmation of the Plan or the entry of the Confirmation Order in order to obtain, or on the belief that it will obtain, any defense to any Retained Cause of Action or any Unsecured Creditors Trust Action. No Creditor or other party should act or refrain from acting on the belief that it will obtain any defense to any Retained Cause of Action or Unsecured Creditors Trust Action. ADDITIONALLY, THE PLAN DOES NOT, AND IS NOT INTENDED TO, RELEASE ANY RETAINED CAUSES OF ACTION OR UNSECURED CREDITORS TRUST ACTIONS OR OBJECTIONS TO PROOFS OF CLAIM, AND ALL SUCH RIGHTS ARE SPECIFICALLY RESERVED IN FAVOR OF THE DEBTORS, THE REORGANIZED DEBTORS, THE CREDITORS' COMMITTEE AND THE UNSECURED CREDITORS TRUSTEE. Creditors are advised that legal rights, claims and rights of action the Debtors may have against them, if they exist, are retained under the Plan for prosecution unless a specific order of the Bankruptcy Court authorizes the Debtors to release such claims. As such, Creditors are cautioned not to rely on
(i) the absence of the listing of any legal right, claim or right of action against a particular Creditor in the Disclosure Statement, the Plan, or the Schedules or (ii) the absence of litigation or demand prior to the Effective Date of the Plan as any indication that the Debtors do not possess or do not intend to prosecute a particular claim or cause of action if a particular Creditor votes to accept the Plan. It is the expressed intention of the Plan to preserve rights, Claims, and rights of action of the Debtors, whether now known or unknown, for the benefit of the Estate and the Debtors' creditors. A Retained Cause of Action or an Unsecured Creditors Trust Action shall not, under any circumstances, be waived, barred or estopped as a result of the failure of the Debtors to describe such Retained Cause of Action or Unsecured Creditors Trust Action with specificity in the Plan or the Disclosure Statement.

      The Debtors do not presently know the full extent of the Retained Causes of Action or the Unsecured Creditors Trust Actions and, for purposes of voting on the Plan, all Creditors are advised that the Reorganized Debtors and the Unsecured Creditors Trustee will have substantially the same rights that a Chapter 7 trustee would have with respect to the Retained Causes of Action and the Unsecured Creditors Trust Actions. Accordingly, neither a vote to accept the Plan by any Creditor nor the entry of the Confirmation Order will act as a release, waiver, bar or estoppel of any Retained Cause of Action or Unsecured Creditors Trust Action against such Creditor or any other Person or Entity, unless such Creditor, Person or Entity is specifically identified by name as a released party in the Plan, in the Confirmation Order, or in any other Final Order of the Bankruptcy Court. Confirmation of the Plan and entry of the Confirmation Order is not intended to and shall not be deemed to have any res judicata or collateral estoppel or other preclusive effect which would precede, preclude, or inhibit prosecution of such Retained Causes of Action or Unsecured Creditors Trust Actions following Confirmation of the Plan. On or before the Confirmation Date, the Debtors may file with the Bankruptcy Court a schedule of Retained Causes of Action or Unsecured Creditors Trust Actions that are to be released, and such filing shall itself (upon the entry of the Confirmation Order) constitute a release.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      Assumption or Rejection of Executory Contracts and Unexpired Leases. Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any Person or Entity shall be deemed assumed by the Debtors, including those executory contracts and unexpired leases listed on Exhibit A attached to the Plan (the "Assumed Contracts"), as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date, (iii) that is specifically designated as a contract or lease to be rejected on Exhibit G attached to the Plan (the "Rejected Contracts"), or (iv) is otherwise rejected pursuant to the terms of the Plan; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Exhibits A and G to the Plan to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors shall provide notice of any amendments to Exhibits A and G to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Exhibits A and G to the Plan shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder. For purposes of the Plan, (i) all non-compete agreements, non-disclosure agreements and indemnification agreements executed for the benefit of the Debtors shall be deemed to be executory contracts and Assumed Contracts (even if not listed on Exhibit A to the Plan), and (ii) all non-compete agreements, non-disclosure agreements, indemnification agreements and guaranties executed by any of the Debtors for the benefit of a third party shall be deemed to be executory contracts and Rejected Contracts (even if not listed on Exhibit G to the Plan).

      Assumption of Chicago Purchase Option. At or prior to the Confirmation Date, U.S. Plastic Lumber Ltd. will file a motion with the Bankruptcy Court seeking to assume the Chicago Purchase Option and, upon such assumption, exercise its right to purchase the Chicago Property. The financing for the purchase of the Chicago Property will be pursuant to the terms of the Chicago Purchase Option Financing Facility Commitment Letter. The Chicago Property Lease shall stay in effect until the closing of the purchase of the Chicago Property.

      Cure of Defaults. Any lessor or other party to an Assumed Contract (except those lessors or other parties whose leases or executory contracts have been previously assumed by a Final Order of the Bankruptcy Court) asserting a Cure Claim in connection with the assumption of any unexpired lease or executory contract as contemplated by Section 365(b) of the Bankruptcy Code must file such Cure Claim with the Bankruptcy Court on or before the Cure Claim Submission Deadline asserting all alleged amounts accrued or alleged defaults through the Effective Date. Any party failing to submit a Cure Claim by the Cure Claim Submission Deadline shall be forever barred from asserting, collecting or seeking to collect any amounts or defaults relating thereto against the Debtors or the Reorganized Debtors. The Debtors shall have thirty (30) days from the Cure Claim Submission Deadline or the date a Cure Claim is actually filed, whichever is later, to file an objection to the Cure Claim. Any disputed Cure Claims shall be resolved either consensually or by the Bankruptcy Court. Except as may otherwise be agreed to by the parties, within one hundred twenty (120) days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed Cure Claims. All disputed Cure Claims shall be cured either within ninety (90) days after the entry of a Final Order determining the amount, if any, of the Debtors' liability with respect thereto or as may otherwise be agreed to by the parties.

      Claims under Rejected Executory Contracts and Unexpired Leases. Any Claim for damages arising by reason of the rejection of any executory contract or unexpired lease must be filed with the Bankruptcy Court on or before the Bar Date for rejection damage Claims in respect of such rejected executory contract or unexpired lease and served upon the Debtors or the Reorganized Debtors or the Unsecured Creditors Trustee (as the case may be) or such Claim shall be forever barred and unenforceable against the Debtors, the Reorganized Debtors, and the Unsecured Creditors Trust. Such Claims, once fixed and liquidated by the Bankruptcy Court and determined to be Allowed Claims, shall be Class 11 Allowed Claims. Any such Claims that become Disputed Claims shall be Class 11 Disputed Claims for purposes of administration of distributions under the Plan to Holders of Class 11 Allowed Claims. The Plan and any other order of the Bankruptcy Court providing for the rejection of an executory contract or unexpired lease shall constitute adequate and sufficient notice to Persons or Entities which may assert a Claim for damages from the rejection of an executory contract or unexpired lease of the Bar Date for filing a Claim in connection therewith.

      Insurance Policies. All of the Debtors' insurance policies and any agreements, documents, or instruments relating thereto, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any Holder of a Tort Claim shall be in accordance with the treatment provided under Article 9.12 of the Plan. Nothing contained in the Plan shall constitute or be deemed a waiver of any Retained Cause of Action that the Debtors may hold against any Entity, including, without limitation, the insurer under any of the Debtors' insurance policies.

OBJECTIONS TO CLAIMS AGAINST THE DEBTORS

      Unless otherwise ordered by the Bankruptcy Court, and except as to any late-filed Claims and Claims resulting from the rejection of executory contracts or unexpired leases, if any, all objections to Claims shall be filed with the Bankruptcy Court on or before the Effective Date (unless such period is extended by the Bankruptcy Court upon motion of the Debtors, the Reorganized Debtors, or the Unsecured Creditors Trustee), and the Confirmation Order shall contain appropriate language to that effect. Holders of Unsecured Claims that have not filed such Claims on or before the Bar Date shall serve notice of any request to the Bankruptcy Court for allowance to file late Unsecured Claims on (i) the Unsecured Creditors Trustee, (ii) the Debtors or the Reorganized Debtors, as the case may be, and (iii) such other parties as the Bankruptcy Court may direct. If the Bankruptcy Court grants the request to file a late Unsecured Claim, such Unsecured Claim shall be treated in all respects as a Class 11 Unsecured Claim. Objections to late-filed Claims and Claims resulting from the rejection of executory contracts or unexpired leases shall be filed on the later of (a) ninety (90) days following the Effective Date or (b) the date sixty (60) days after the Debtors, the Reorganized Debtors, or the Unsecured Creditors Trustee, as the case may be, receives actual notice of the filing of such Claim. Following the Effective Date, the Reorganized Debtors shall not have any obligation to object to, or resolve any pending objections to, Unsecured Claims, which shall be the sole responsibility of the Unsecured Creditors Trustee.

DE MINIMIS DISTRIBUTIONS AS TO ALLOWED CLASS 11 UNSECURED CLAIMS

      In order to avoid the disproportionate expense and inconvenience associated with making distributions in an aggregate amount of less than $25.00 to the Holder of an Allowed Class 11 Claim, the Unsecured Creditors Trustee shall not be required to make, and shall be excused from making, any initial or interim distribution to such Holder which is in the amount of less than $25.00. At the time of any final distribution to the Holders of Allowed Class 11 Claims, all such excused distributions to such Holder shall be aggregated and, if such aggregated amount is $10.00 or more, the Unsecured Creditors Trustee shall make a final distribution to such Holder equal to such aggregated amount.

DISCHARGE, LIMITATION OF LIABILITY, RELEASE AND INJUNCTION PROVISIONS UNDER THE PLAN

      The Plan contains detailed discharge, limitation of liability, release and injunction provisions for the benefit of the Debtors, the Reorganized Debtors and other parties. In addition, the Plan provides for the complete and unconditional discharge, to the fullest extent permitted by law, of any and all Debts and Claims of any nature whatsoever against and Equity Interests in the Debtors or the Reorganized Debtors that arose on or before the Effective Date. Set forth below is a summary of these provisions.

      Revesting of Property of the Estate in the Reorganized Debtors. On the Effective Date, except as otherwise expressly provided in the Plan, all Property of the Estate (including the Retained Causes of Action) shall revest in the respective Reorganized Debtors free and clear of any and all Liens, Debts, obligations, Claims, Cure Claims, Liabilities, Equity Interests, and all other interests of every kind and nature except the Permitted Encumbrances, and the Confirmation Order shall so provide. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of their respective Properties, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

      Discharge of Claims and Termination of Equity Interests. Except as otherwise expressly provided in the Plan or in the Confirmation Order, the Confirmation Order shall operate as a discharge, pursuant to Section 1141(d) of the Bankruptcy Code, to the fullest extent permitted by applicable law, as of the Effective Date, of the Debtors and the Reorganized Debtors from any and all Debts of, Claims of any nature whatsoever against and Equity Interests in the Debtors that arose at any time prior to the Effective Date, including any and all Claims for principal and interest, whether accrued before, on or after the Petition Date. Except as otherwise expressly provided in the Plan or in the Confirmation Order, but without limiting the generality of the foregoing, on the Effective Date, the Debtors and the Reorganized Debtors, and their respective successors or assigns, shall be discharged from any Claim or Debt that arose prior to the Effective Date and from any and all Debts of the kind specified in
Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such Debt was filed pursuant to Section 501 of the Bankruptcy Code, (b) a Claim based on such Debt is an Allowed Claim pursuant to
Section 502 of the Bankruptcy Code, or (c) the Holder of a Claim based on such Debt has voted to accept the Plan. As of the Effective Date, except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons and Entities, including all Holders of a Claim or Equity Interest, shall be forever precluded and permanently enjoined to the fullest extent permitted by applicable law from asserting directly or indirectly against the Debtors or the Reorganized Debtors, or any of their respective successors and assigns, or the assets or Properties of any of them, any other or further Claims, Debts, rights, causes of action, remedies, Liabilities or Equity Interests based upon any act, omission, document, instrument, transaction, event, or other activity of any kind or nature that occurred prior to the Effective Date or that occurs in connection with implementation of the Plan, including any action or proceeding which may be brought pursuant to the Securities Act or the Exchange Act, and the Confirmation Order shall contain appropriate injunctive language to that effect. As of the Effective Date, Holders of cancelled Equity Interests shall have no rights arising from or relating to such Equity Interests, or the cancellation thereof, except as otherwise expressly provided in the Plan. In accordance with the foregoing, except as otherwise expressly provided in the Plan or in the Confirmation Order, the Confirmation Order shall be a judicial determination of the discharge or termination of all such Claims and other Debts and Liabilities against, or Equity Interests in, the Debtors, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors, at any time, to the extent that such judgment relates to a discharged or terminated Claim, Liability, Debt or Equity Interest. Notwithstanding the foregoing, the Reorganized Debtors shall remain obligated to make payments to Holders of Allowed Claims as required pursuant to the Plan.

      Exculpation from Liability. The Debtors, the Reorganized Debtors, their Affiliates, and their respective Postpetition directors, officers, employees, agents, representatives, and Professionals (acting in such capacity), Triax and the Creditors' Committee and its Professionals (acting in such capacity) shall neither have nor incur any liability whatsoever to any Person or

Entity for any act taken or omitted to be taken in good faith in connection with or related to the formulation, preparation, dissemination, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, any Plan Document, the Ocala Purchase Agreement, the Exit Financing Facility, the Chicago Purchase Option Financing Facility, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan or the Reorganization Cases; provided, however, that this exculpation from liability provision shall not be applicable to any liability found by a court of competent jurisdiction to have resulted from fraud or the willful misconduct or gross negligence of any such party. The rights granted under Article 12.3 of the Plan are cumulative with (and not restrictive of) any and all rights, remedies, and benefits that the Debtors, the Reorganized Debtors, the Creditors' Committee, and their respective agents have or obtain pursuant to any provision of the Bankruptcy Code or other applicable law. This exculpation from liability provision is an integral part of the Plan and is essential to its implementation.

      Release. On the Effective Date, the Debtors, the Reorganized Debtors, the Creditors' Committee, the Unsecured Creditors Trustee, and any and all Holders of Claims and Equity Interests shall release unconditionally and hereby are deemed to release unconditionally each of the Debtors' Postpetition officers and directors, the members of the Creditors' Committee, Triax, and the Professionals (collectively, the "Released Parties") from any and all claims, obligations, suits, judgments, damages, losses, rights, remedies, causes of action, charges, costs, debts, indebtedness, or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place between the Petition Date and the Effective Date, which is in any way relating to the Debtors, the Reorganization Cases, any assets or Property of the Debtors, the business or operations of the Debtors, the Ocala Purchase Agreement, the Exit Financing Facility, the Chicago Purchase Option Financing Facility, any Plan Documents, the Plan, or any of the transactions contemplated thereby; provided, however, that this release provision shall not be applicable to any liability found by a court of competent jurisdiction to have resulted from fraud or the willful misconduct or gross negligence of any such party. With respect to Professionals, the foregoing exclusion from this release provision shall also include claims of professional negligence arising from the services provided by such Professionals during the Reorganization Cases. Any such claims shall be governed by the standard of care otherwise applicable to the standard of negligence claims outside of bankruptcy. The Confirmation Order shall enjoin the prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any such claim, obligation, suit, judgment, damage, loss, right, remedy, cause of action, charge, cost, debt, indebtedness, or liability which arose or accrued during such period or was or could have been asserted against any of the Released Parties, except as otherwise provided in the Plan or in the Confirmation Order. Each of the Released Parties shall have the right to independently seek enforcement of this release provision. This release provision is an integral part of the Plan and is essential to its implementation. Notwithstanding anything to the contrary contained herein, this release provision shall not release any of the officers and directors of the Debtors with respect to events occurring prior to the Petition Date.

      General Injunction. PURSUANT TO SECTIONS 105, 1123, 1129 AND 1141 OF THE BANKRUPTCY CODE, IN ORDER TO PRESERVE AND IMPLEMENT THE VARIOUS TRANSACTIONS CONTEMPLATED BY AND PROVIDED FOR IN THE PLAN, AS OF THE EFFECTIVE DATE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN

THE PLAN OR IN THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM, DEBT, LIABILITY OR EQUITY INTEREST THAT IS DISCHARGED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN ARE AND SHALL BE PERMANENTLY ENJOINED AND FOREVER BARRED TO THE FULLEST EXTENT PERMITTED BY LAW FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED OR TERMINATED CLAIMS, DEBTS, LIABILITIES, OR EQUITY INTERESTS, OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHTS OR OBLIGATIONS UNDER THE PLAN OR THE PLAN
DOCUMENTS: (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTIES OR THE UNSECURED CREDITORS TRUST; (b) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTIES;
(c) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTIES; (d) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS OR THE REORGANIZED DEBTORS; (e) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE CONFIRMATION ORDER; OR (f) INTERFERING WITH OR IN ANY MANNER WHATSOEVER DISTURBING THE RIGHTS AND REMEDIES OF THE DEBTORS OR THE REORGANIZED DEBTORS UNDER THE EXIT FINANCING FACILITY OR THE CHICAGO PURCHASE OPTION FINANCING FACILITY AND THE DOCUMENTS EXECUTED IN CONNECTION THEREWITH. THE DEBTORS AND THE REORGANIZED DEBTORS SHALL HAVE THE RIGHT TO INDEPENDENTLY SEEK ENFORCEMENT OF THIS GENERAL INJUNCTION PROVISION. THIS GENERAL INJUNCTION PROVISION IS AN INTEGRAL PART OF THE PLAN AND IS ESSENTIAL TO ITS IMPLEMENTATION.

      Term of Certain Injunctions and Automatic Stay. All injunctions or automatic stays provided for in the Reorganization Cases pursuant to Sections 105, 362 or other applicable provisions of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date. With respect to all lawsuits pending in courts in any jurisdiction (other than the Bankruptcy Court) that seek to establish the Debtors' liability on Prepetition Claims asserted therein and that are stayed pursuant to Section 362 of the Bankruptcy Code, such lawsuits shall be deemed dismissed as of the Effective Date, unless the Debtors with respect to Claims to be satisfied by them, or the Unsecured Creditors Trustee with respect to Claims to be satisfied by it, elect to have the Debtors' liability established by such other courts, and any pending motions seeking relief from the automatic stay for purposes of continuing any such lawsuits in such other courts shall be deemed denied as of the Effective Date, and the automatic stay shall continue in effect, unless the Debtors or the Unsecured Creditors Trustee, as the case may be, elect to have the automatic stay lifted and to have the Debtors' liability established by such other courts; and the Prepetition Claims at issue in such lawsuits shall be determined and either Allowed or disallowed in whole or part by the Bankruptcy Court pursuant to the applicable provisions of the Plan, unless otherwise elected by the Debtors or the Unsecured Creditors Trustee, as the case may be, as provided in the Plan. Any preliminary or permanent injunction entered by the Bankruptcy Court shall continue in full force and effect following the Confirmation Date and the Final Decree Date, unless otherwise ordered by the Bankruptcy Court.

      No Liability for Tax Claims. Unless a taxing Governmental Authority has asserted a Claim against the Debtors before the Bar Date or Administrative Expense Claims Bar Date established therefor, no Claim of such Governmental Authority shall be Allowed against the Debtors, the Reorganized Debtors or the Unsecured Creditors Trust for taxes, penalties, interest, additions to tax or other charges arising out of
(i) the failure, if any, of the Debtors, any of their Affiliates, or any other Person or Entity to have paid tax or to have filed any tax return (including any income tax return or franchise tax return) in or for any prior year or period or
(ii) an audit of any return for a period before the Petition Date.

      Regulatory or Enforcement Actions. Nothing in the Plan shall restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action against the Debtors, the Reorganized Debtors, their Affiliates, or their respective successors or assigns; provided, however, that any such agency may not pursue any action or proceeding of any type to recover monetary claims, damages or penalties against the Debtors, the Reorganized Debtors, their Affiliates, or their respective successors or assigns, for an act or omission occurring prior to the Effective Date, including any such action or proceeding which may be brought pursuant to the Securities Act or the Exchange Act.

      Indemnification Obligations. All Indemnification Rights shall be released on and as of the Effective Date except as otherwise expressly provided in the Plan or in any Plan Document.

      The foregoing is only a general summary of the discharge, limitation of liability, release and injunction provisions of the Plan. For a complete understanding of the terms and conditions of these essential Plan provisions, each holder of a Claim against or Equity Interest in the Debtors is encouraged to read the Plan in its entirety. If you have any uncertainty regarding the scope of these discharge, limitation of liability, release or injunction provisions, you should be aware that the language of the Plan controls over the language of the Disclosure Statement.

CONTINUED CORPORATE EXISTENCE

      Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated and pursuant to its articles or certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such articles or certificate of incorporation and bylaws or other organizational documents are amended by the Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. It is presently anticipated that, on the Effective Date, U.S. Plastic Lumber Corp. will be reincorporated as a Delaware corporation in accordance with the provisions of the Delaware General Corporation Law.

AMENDMENT OF CORPORATE CHARTER AND BYLAWS OF U.S. PLASTIC LUMBER CORP.

      The Board of Directors of U.S. Plastic Lumber Corp. shall take such action as may be necessary to cause the articles of incorporation of U.S. Plastic Lumber Corp. to be amended or amended and restated (a) to authorize a sufficient number of shares of the Reorganized Parent Common Stock necessary to meet the requirements set forth in Article 8.9 of the Plan, (b) to contain any provisions as may be required in order that such articles are consistent with the provisions of the Plan, the Bankruptcy Code, and the Confirmation Order, and (c) to provide,

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

pursuant to Section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities. The bylaws of U.S. Plastic Lumber Corp. shall be amended as necessary to satisfy the provisions of the Plan. To the extent necessary, the Confirmation Order shall include appropriate language approving the Reorganized Parent Charter and the Reorganized Parent Bylaws. The Reorganized Parent Charter and the Reorganized Parent Bylaws shall be the charter and bylaws governing the Reorganized Parent on and after the Effective Date, subject to any right to amend the foregoing as permitted by applicable law.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF THE REORGANIZED DEBTORS

      As of the Effective Date, the executive officers and directors of the Debtors immediately prior to the Effective Date shall be deemed to have resigned without any further action by any party. On and after the Effective Date, the operations of each of the Reorganized Debtors shall continue to be the responsibility of its Board of Directors. Subject to any requirement of Bankruptcy Court approval pursuant to Section 1129(a)(5) of the Bankruptcy Code, the initial directors of each of the Reorganized Debtors will be named by the Debtors in the Plan Supplement. Each director of each of the Reorganized Debtors shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the applicable articles or certificate of incorporation and bylaws. Subject to any requirement of Bankruptcy Court approval pursuant to Section 1129(a)(5) of the Bankruptcy Code, the Board of Directors of each of the Reorganized Debtors shall have the responsibility for the selection of the executive officers of such Reorganized Debtor. The initial executive officers of each of the Reorganized Debtors will be named by the Debtors in the Plan Supplement. Each executive officer of each of the Reorganized Debtors shall serve from and after the Effective Date until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the applicable articles or certificate of incorporation and bylaws.

      From and after the Confirmation Date, the Board of Directors and executive officers of each of the Debtors and the Reorganized Debtors, as the case may be, shall have all powers accorded by law to put into effect and carry out the Plan and the Confirmation Order.

      To the extent that any of the Debtors have in place as of the Effective Date employment, indemnification and other agreements with their respective active directors, officers and employees who will continue in such capacities after the Effective Date, such agreements shall remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements. Such agreements may include equity, bonus and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate.

EXIT FINANCING FACILITY

      On the Effective Date, the Reorganized Debtors shall enter into the Exit Financing Facility. The Reorganized Debtors intend to utilize the proceeds of the Exit Financing Facility to make certain payments required to be made under the Plan on or shortly after the Effective Date (including payments to Holders of Allowed Administrative Expense Claims and to Holders of Allowed Unsecured Convenience Class Claims and the Unsecured Creditors Cash Payment), and provide them with the working capital and liquidity necessary to conduct their post-Confirmation operations. The precise terms of the Exit Financing Facility are currently being negotiated. It is anticipated, however, that the party extending the Exit Financing Facility will hold first priority liens on and security interests in all of the Reorganized Debtors' assets excluding the Chicago Property. The Reorganized Debtors may enter into all documents necessary and appropriate in connection with the Exit Financing Facility. The Exit Financing Facility Commitment Letter will be filed with the Plan Supplement and will be deemed attached to the Plan as Exhibit D. In the Confirmation Order, the Bankruptcy Court shall approve the terms of the Exit Financing Facility in substantially the form filed with the Bankruptcy Court (and with such changes as to which the Debtors and the lender party thereto may agree) and authorize the applicable Reorganized Debtors to execute the same together with such other documents as the applicable Reorganized Debtors and the lender may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Financing Facility.

CHICAGO PURCHASE OPTION FINANCING FACILITY

      On the Effective Date, the Reorganized Debtors shall enter into the Chicago Purchase Option Financing Facility. The Reorganized Debtors intend to utilize the proceeds of the Chicago Purchase Option Financing Facility to purchase the Chicago Property. The precise terms of the Chicago Purchase Option Financing Facility are currently being negotiated. It is anticipated, however, that the party extending the Chicago Purchase Option Financing Facility will hold a first priority mortgage on the Chicago Property. The Reorganized Debtors may enter into all documents necessary and appropriate in connection with the Chicago Purchase Option Financing Facility. The Chicago Purchase Option Financing Facility Commitment Letter will be filed with the Plan Supplement and will be deemed attached to the Plan as Exhibit B. In the Confirmation Order, the Bankruptcy Court shall approve the terms of the Chicago Purchase Option Financing Facility in substantially the form filed with the Bankruptcy Court (and with such changes as to which the Debtors and the lender party thereto may agree) and authorize the applicable Reorganized Debtors to execute the same together with such other documents as the applicable Reorganized Debtors and the lender may reasonably require in order to effectuate the treatment afforded to such parties under the Chicago Purchase Option Financing Facility.

PLAN INVESTMENT AGREEMENT

      Pursuant to the terms and conditions of the Plan Investment Agreement, on the Effective Date, the Plan Investors shall pay to the Reorganized Parent Cash in an amount equal to $2.6 million, in exchange for which the Plan Investors shall receive the Plan Investors Shares; provided, however, that such amount will be adjusted downward as a result of any payments made by Electing Stockholders pursuant to Article 5.15.1.3 of the Plan.

ISSUANCE OF REORGANIZED PARENT COMMON STOCK; RECAPITALIZATION OF THE REORGANIZED PARENT

      On the Effective Date, the Reorganized Parent shall authorize up to _____ (___) shares of the Reorganized Parent Common Stock. On the Effective Date, the Reorganized Parent will be deemed to have issued shares of the Reorganized Parent Common Stock for distribution as follows: (i) the DIP Loan Claims Shares to AMPAC (representing six and six-tenths percent (6.6%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised); (ii) the AMPAC Prepetition Loan Claims Shares to AMPAC or its designees (representing forty-three and five-tenths percent (43.5%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised); (iii) subject to
Article 5.4 of the Plan, the Halifax Shares to Halifax (representing five percent (5%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised);
(iv) the Unsecured Creditors Shares to the Holders of Allowed Class 11 Unsecured Claims (representing seven and one-half percent (7.5%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised); (v) the Class 14 Shares to the Holders of Allowed Class 14 Equity Interests who are Qualifying Stockholders (representing two percent (2%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised); and (vi) the Plan Investors Shares to the Plan Investors and to the Electing Stockholders (representing twenty-two and four-tenths percent (22.4%) of the total number of shares of Reorganized Parent Common Stock issued and outstanding as of the Effective Date assuming all shares reserved for issuance under the Reorganized Parent Stock Option Plan are fully exercised).

      Exhibit M attached to the Plan sets forth a pro forma recapitalization of the Reorganized Parent after giving effect to the issuance of the Reorganized Parent Common Stock and the full exercise of all shares reserved for issuance under the Reorganized Parent Stock Option Plan.

      On the Effective Date, the Reorganized Parent shall authorize shares of the Reorganized Parent Preferred Stock for future issuance upon terms to be designated from time to time by the Board of Directors of the Reorganized Parent following the Effective Date. No shares of Reorganized Parent Preferred Stock shall be issued pursuant to the Plan.

      Without limiting the effect of Section 1145 of the Bankruptcy Code, as of the Effective Date, the Reorganized Parent will enter into a registration rights agreement with .

      The Reorganized Parent will use its best efforts to list, as promptly as practicable after the Effective Date, the Reorganized Parent Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so.

EXEMPTIONS FROM SECURITIES LAWS

      General. Pursuant to Section 1125(e) of the Bankruptcy Code, the transmittal of Plan solicitation packages (including the Disclosure Statement, the Plan, and the Ballot), the Debtors' solicitation of acceptances of the Plan, and the offer, issuance, sale or purchase of the Reorganized Parent Common Stock pursuant to the Plan, and the Debtors' and the Reorganized Debtors' and any other Person's participation in such activities, are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation of acceptance or rejection of a plan of reorganization or the offer, issuance, sale or purchase of securities.

      Issuance of Reorganized Parent Common Stock under the Plan. On or as of the Effective Date, the Reorganized Parent shall issue and distribute the Reorganized Parent Common Stock in accordance with Article 8.9.1 of the Plan.
Section 1145(a)(1) of the Bankruptcy Code and Section 3(a)(10) of the Securities Act exempts the offer or sale of securities under a plan of reorganization of a debtor from registration under the Securities Act and under equivalent state securities or "blue sky" laws if such offer or sale is either (i) in exchange for a claim against the debtor, an interest in the debtor, or a claim for an administrative expense against the debtor, or (ii) "principally in such exchange and partly for cash or property." The Debtors believe that the exchange of the Reorganized Parent Common Stock for Claims and Equity Interests under the Plan satisfies the requirements of Section 1145(a)(1) of the Bankruptcy Code and that such transactions, therefore, are exempt from registration under federal and state securities laws.

      Subsequent Transfers of Reorganized Parent Common Stock.

      Reorganized Parent Common Stock Issued Pursuant to Section 1145 Exemption. The Reorganized Parent Common Stock (all of which will be issued under the Section 1145(a)(1) exemption discussed above) may be freely transferred by most recipients thereof, and all resales and subsequent transactions for the Reorganized Parent Common Stock are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities. Section 1145(b)(1) of the Bankruptcy Code defines four types of "underwriters":

            (i) an entity that purchases a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received or to be received in exchange for such a claim or interest;

            (ii) an entity that offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities;

            (iii) an entity that offers to buy securities issued under a bankruptcy plan from the persons receiving such securities, if the offer to buy is made with a view to distributing such securities; and

            (iv) an entity that is an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(11) of the Securities Act.

      Under Section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor (or its affiliate or successor) under a plan of reorganization may be deemed to "control" such debtor (and therefore be an underwriter for purposes of Section 1145), particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or affiliate's or successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the securities of a reorganized debtor may be presumed to be a "control person."

      To the extent that persons deemed to be "underwriters" receive Reorganized Parent Common Stock pursuant to the Plan, resales by such persons would not be exempted by Section 1145(a)(1) of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be underwriters, however, may be able to sell such securities without registration subject to the provisions of Rule 144 under the Securities Act as discussed below.

      Reorganized Parent Common Stock Held by Underwriters. Holders of Reorganized Parent Common Stock who are deemed to be "underwriters" within the meaning of Section 1145(b)(1) of the Bankruptcy Code or who may otherwise be deemed to be "affiliates" of, or to exercise "control" over, the Reorganized Parent within the meaning of Rule 405 of Regulation C under the Securities Act, may, in addition to any other exemptions that may be available under federal and state securities laws, under certain circumstances, be able to sell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 under the Securities Act. Generally, Rule 144 provides that, if certain conditions are met (e.g., volume limitations, manner of sale, availability of current information about the issuer, etc.), specified persons who resell such securities and are "affiliates" of the issuer of the securities sought to be resold will not be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act.

      The foregoing summary discussion is general in nature and has been included in the Plan solely for informational purposes. Although the Reorganized Parent Common Stock will become freely tradable by most recipients thereof as described above, it should be noted that there can be no assurance that the Reorganized Parent will be able to effect the listing of these securities or, if listed, that an active trading market for the Reorganized Parent Common Stock will develop or, if developed, that it will continue. Accordingly, no assurance can be given concerning the actual market for such shares or a Person's ability to sell such shares at any particular time. The Debtors do not make any representations concerning, and do not provide any opinion or advice with respect to, the securities law and bankruptcy law matters described above. In view of the uncertainty concerning the availability of exemptions from the registration requirements of the Securities Act and equivalent state securities or "blue sky" laws to a recipient of Reorganized Parent Common Stock who may be deemed to be an "underwriter" (within the meaning of Section 1145(b)(1) of the Bankruptcy Code) and/or an "affiliate" of, or a person who exercises "control" over, the Reorganized Parent under applicable federal and state securities laws, the Debtors encourage each person who is to receive Reorganized Parent Common Stock pursuant to the Plan to consider carefully and consult with its own legal advisor(s) with respect to such (and any related) matters.

DETERMINATION OF VOTING AND DISTRIBUTION RIGHTS OF HOLDERS OF CLASS 14 EQUITY INTERESTS

      All proofs of Equity Interests filed by Holders of Equity Interests to evidence Equity Interests shall be deemed disallowed, and the stock register that is maintained by the Transfer Agent shall be deemed to constitute good and sufficient evidence of the existence, amount, and Holders of Equity Interests. At the close of business on the Record Date, the Transfer Agent's stock transfer ledgers regarding the Equity Interests shall close for the purpose of voting on and distribution under the Plan. Following the Record Date, there shall be no registration of or other changes in the Holders of Equity Interests on the books of the Transfer Agent, and none of the Debtors, the Reorganized Debtors, or the Transfer Agent shall have any obligation to recognize any transfer of Equity Interests occurring thereafter (but shall be entitled instead to recognize and deal with, for all purposes under the Plan, only those Holders of Equity Interests reflected on the books of the Transfer Agent as of the close of business on the Record Date). In the event that a dispute with respect to the voting or distribution rights of the Holder of any Equity Interest exists as of the Record Date, the Debtors or any other party in interest may apply to the Bankruptcy Court for a determination of such dispute.

FRACTIONAL SHARES

      The distribution of shares of Reorganized Parent Common Stock as provided in the Plan may mathematically entitle the recipient to a fractional share of Reorganized Parent Common Stock. Notwithstanding any provision in the Plan to the contrary, payments of fractions of shares of Reorganized Parent Common Stock will not be made and shall be deemed to be zero. No consideration (Cash or otherwise) shall be provided in lieu of fractional shares that are deemed to be zero.

CONTINUED PUBLIC REPORTING

      The Debtors intend to reinstate U.S. Plastic Lumber Corp. as a publicly-traded corporation. In order to do so, U.S. Plastic Lumber Corp. will need to comply with the reporting requirements of the Exchange Act, and U.S. Plastic Lumber Corp. is currently examining the steps necessary to achieve such compliance.

CORPORATE ACTION

      All matters provided for under the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, or any corporate action to be taken by or required of the Debtors or the Reorganized Debtors, including all action taken to approve the Exit Financing Facility, the Chicago Purchase Option Financing Facility, and the Reorganized Parent Charter, shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

SECTION 1146 EXEMPTION

      Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, distribution, transfer or exchange of any security (including the Reorganized Parent Common Stock) or the making, delivery or recording of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or any Plan Document, or the revesting, transfer or sale of any real or personal Property of, by or in the Debtors or the Reorganized Debtors pursuant to, in implementation of or as contemplated by the Plan or any Plan Document, or any transaction arising out of, contemplated by or in any way related to the foregoing, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be directed to forego the collection of any such tax or governmental assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

RETENTION OF JURISDICTION

      The Plan provides for the retention of jurisdiction by the Bankruptcy Court following the Effective Date to, among other things, determine all disputes relating to Claims, Equity Interests and other issues presented by or arising under the Plan. The Bankruptcy Court will also retain jurisdiction under the Plan for any actions brought in connection with the implementation and consummation of the Plan and the transactions contemplated thereby. See Article 13 of the Plan for a more detailed description.

                      CERTAIN RISK FACTORS TO BE CONSIDERED

      The Reorganized Parent Common Stock to be issued pursuant to the Plan is subject to a number of risks, including those discussed below. In determining whether or not to vote in favor of the Plan, each Holder of an Unsecured Claim in Class 11 and each Holder of an Equity Interest in Class 14 should carefully consider the following risk factors, together with all of the other information contained in this Disclosure Statement, including the Plan and the other Exhibits attached hereto.

      History of Operating Losses. The Debtors have incurred operating losses during much of their history. The Debtors' ability to restore their profitability will depend largely on their ability to substantially increase sales, reduce fixed operating costs, and limit the growth of overhead and direct expenses.

      Inability to Obtain Additional Financing. The capital requirements for the Debtors' operations have been and will continue to be significant. The Debtors' ability to generate cash from operations is dependent upon, among other things, increased demand for their products and services and the successful development of direct marketing and product distribution capabilities. There can be no assurance that the Debtors will have sufficient capital resources to implement their business plan and they may need additional external debt and/or equity financing to fund their future operations.

      Market for the Reorganized Parent Common Stock. The Reorganized Parent will apply for listing of the Reorganized Parent Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system. However, there can be no assurance that the Reorganized Parent will be able to effect the listing of the Reorganized Parent Common Stock or, if included, that an active trading market for the Reorganized Parent Common Stock will develop or, if developed, that it will continue. Accordingly, no assurance can be given that a holder of Reorganized Parent Common Stock will be able to sell such securities in the future or as to the price at which such securities might trade. The liquidity of the market for such securities and the prices at which such securities trade will depend upon the number of holders thereof, the interest of securities dealers in maintaining a market in such securities and other factors beyond the Reorganized Parent's control.

      No Dividends. The Debtors do not anticipate that the Reorganized Parent will be paying any dividends on the Reorganized Parent Common Stock in the foreseeable future.

      No Independent Valuation. No investment banker or underwriter has been retained to value the Reorganized Parent Common Stock. The Debtors have not attempted to make any estimate of the prices at which the Reorganized Parent Common Stock may trade in the market. Moreover, there can be no assurance given as to the market prices that will prevail following the Effective Date.

      Dilution. It is possible that the Reorganized Parent will need to issue additional shares of the Reorganized Parent Common Stock or securities or warrants convertible into such shares in order to raise additional equity. In such event, the stockholders of the Reorganized Parent (i.e., the holders of Allowed Class 11 Claims and the holders of Allowed Class 14 Equity Interests) could suffer significant dilution.

      Competition. The Debtors operate in highly competitive industries. For example, the Debtors' recycled plastic lumber business faces competition from other producers of recycled plastic lumber as well as producers of vinyl and aluminum decking and traditional wood, especially pressure treated wood. There can be no assurance that the Debtors will be able to compete effectively in these markets.

      Supply of Raw Materials. The availability of low-cost raw materials, namely post-consumer and industrial plastic waste products, is a material factor in the Debtors' costs of operations. The Debtors purchase most of their raw materials through generators of post-consumer and industrial recycled plastic materials. The Debtors do not rely on contractual arrangements with their raw material suppliers and have no long-term supply contracts. The unavailability, scarcity or increased cost of these raw materials could affect the Debtors' profitability.

      New Technologies. The Debtors' products and services involve newly developing technologies and the Debtors may be unable to compete effectively in developing and marketing new products and services or in developing and maintaining the know-how, technology, and patents to compete effectively.

      Protection of Trade Secrets. The Debtors' businesses involve many proprietary trade secrets, including methods, processes and equipment designs for which the Debtors have not sought patent protection. Rather than rely on patent protection, the Debtors have generally chosen to rely on the unique and proprietary nature of their processes. If the Debtors' trade secrets are disclosed or if the Debtors' competitors independently develop comparable or superior technology, the Debtors' revenues could decline. In addition, the Debtors have obtained licensing rights with respect to patent technology related to manufacturing railroad crossties and structural lumber, but they may be unable to maintain these rights for any length of time.

      Seasonal Nature of Business. The Debtors' business is seasonal in nature. Historically, the Debtors have generated a substantial portion of their revenues and profits during the second and third calendar quarters. The Debtors' profitability could suffer if revenues fall below those normally expected during the second and third calendar quarters.

      Warranty Periods. The Debtors' plastic lumber products are fairly new, have not been on the market for long periods of time, and may be used in applications for which the Debtors may have no knowledge or limited experience. If the products fail to perform over the extended warranty periods, which for some products on a limited basis are as long as 50 years, the Debtors may not have the ability to adequately protect themselves against this potential liability.

             HISTORY OF THE DEBTORS PRIOR TO THE CHAPTER 11 FILINGS;
                   CURRENT BUSINESS OPERATIONS OF THE DEBTORS

      The information contained in this section of the Disclosure Statement is intended as a summary of the Debtors' history and business operations prior to and after the filing of their Voluntary Petitions on July 23, 2004. For a more detailed description of events and matters occurring prior to the Petition Date (including the acquisition and divestiture of various businesses by the Debtors over the last several years), Holders of Claims and Equity Interests are encouraged to review (i) U.S. Plastic Lumber Corp.'s Form 10-K Annual Report for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission ("SEC") on April 15, 2003; (ii) U.S. Plastic Lumber Corp.'s Form 10-Q Quarterly Report for the fiscal quarter ended March 31, 2003 filed with the SEC on May 15, 2003; (iii) U.S. Plastic Lumber Corp.'s Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 2003 filed with the SEC on August 14, 2003; and (iv) U.S. Plastic Lumber Corp.'s Form 10-Q Quarterly Report for the fiscal quarter ended September 30, 2003 filed with the SEC on November 14, 2003. Each of the above referenced Reports can be accessed on the Internet at www.sec.gov.

INTRODUCTION

      U.S. Plastic Lumber Corp. is a holding company which owns 100% of the stock of U.S. Plastic Lumber Ltd. and 100% of the stock of U.S. Plastic Lumber Finance Corporation. U.S. Plastic Lumber Corp. was originally incorporated in Nevada in June of 1992 under the name of Educational Storybooks International, Inc. In March 1996, Educational Storybooks International, Inc. acquired Earth Care Global Holdings, Inc., a manufacturer and marketer of recycled plastic products, through a merger and subsequently changed its name to U.S. Plastic Lumber Corp. U.S. Plastic Lumber Corp. is a publicly held company and, as of the Petition Date, there were 64,499,216 shares of its common stock issued and outstanding. Approximately 36% of its outstanding common stock is owned by the Stout Partnership, of which Mark S. Alsentzer is a managing partner.

      U.S. Plastic Lumber Ltd., a Delaware corporation, owns 100% of the stock of The Eaglebrook Group, Inc. U.S. Plastic Lumber Ltd., which is the main operating company for the Debtors, was formed to act as a holding company for all operating recycled plastic lumber subsidiaries. U.S. Plastic Lumber Finance Corporation, a Delaware corporation, owns 100% of the stock of U.S. Plastic Lumber IP Corporation. U.S. Plastic Lumber Finance Corporation was formed to provide financing to the other subsidiaries. U.S. Plastic Lumber IP Corporation was formed to own the intellectual property assets of the Debtors.

      As used in this section, the term "U.S. Plastic" or the "Company" shall refer to U.S. Plastic Lumber Corp. and all of its subsidiaries as the context requires.

BUSINESS OVERVIEW

      U.S. Plastic manufactures and distributes plastic lumber made from 100% recycled high-density polyethylene for the decking, building, packaging, transportation and window and door industries. The Company also fabricates a variety of accessory products, such as park and site amenities. Representing approximately 33% of the Company's overall revenue, the decking market is considered to be the largest short-term growth application for plastic and plastic/wood composite lumber. In addition, the Company manufactures "structural plastic lumber" which is considerably stronger and more durable than wood in many applications. The structural plastic lumber market includes docks, marinas, playgrounds, railroad ties, sea pilings, and the structural underpinnings of decks. The market is estimated to be of a much larger size than decking, but is expected to take longer to develop. The Company conducts its operations from a manufacturing facility located in Chicago, Illinois.

      The Company's plastic lumber operation manufactures recycled alternative lumber made from recycled waste plastic, with additives including fiberglass, to produce a high quality, long-lasting alternative to pressure treated lumber. Recycled plastic lumber is manufactured in a variety of colors, profiles, and shapes including standard lumber dimensions and many custom engineered profiles and shapes. Plastic lumber provides superior performance in outdoor uses and is suitable for most nonstructural and structural applications. The Company has a license to use a patented technology and also owns two patents to manufacture structural plastic lumber. By producing a high quality recycled plastic lumber product, the Company believes that it conserves natural resources through reducing the need for lumber products made from wood. At the same time, the Company reduces the amount of plastic waste going into landfills while providing a longer lasting, useful product. The Company's plastic lumber products are intended to be a replacement for pressure treated lumber. Plastic lumber is not subject to decay or insect infestation and thus will outlast wood, especially in applications exposed to moisture. Recycled plastic lumber is environmentally friendly because it eliminates potential pollution from certain toxic chemicals leaching into the environment.

PRODUCTS

      U.S. Plastic's business and operations can be broken into two distinct segments: (i) building products, all of which are now marketed under the Carefree Xteriors(R) name, which includes high density polyethylene ("HDPE" and/or "PE") and structural lumber products; and (ii) engineered products, including fabricated products, railroad ties, marine and government, and Original Equipment Manufacture "OEM"/industrial businesses, packaging products, including tier sheets, and other related packaging products. All of the Company's products are part of the CycleX(TM) process, an advanced method of processing plastic waste streams into durable lumber applications.

      Building Products.

      Building products represent approximately 50% of the Company's total revenue and include the following:

      -     HDPE (100% recycled plastic) deck boarding and railings

      -     Trimax(R) Structural Lumber (100% recycled plastic)

      Engineered Products.

      Engineered products represent approximately 50% of the Company's total revenue and include such applications as:

      -     Railroad ties

      -     Shipping pallets

      -     Fabricated products

      -     Original Equipment Manufacture "OEM"/industrial businesses

      -     Outdoor benches, chairs, picnic tables, receptacles, etc.

      Overall Product Attributes.

         The Company's recycled plastic lumber products are made using a substantial quantity of recycled, post-consumer, and post-industrial plastics and are used for numerous municipal, commercial, and residential applications. U.S. Plastic's products are primarily manufactured for the building products industry, custom commercial and industrial uses, and the packaging/shipping industry. The Company's products are manufactured using a non-toxic material that is an environmentally friendly alternative to pressure treated lumber and rain forest woods and provides superior performance for most nonstructural, outdoor applications where traditional wood is subject to moisture damage and rotting. The Company also produces structural plastic lumber manufactured from a patented process. The Company believes that its products offer unique advantages as follows:

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

      -     Environmentally friendly and non-toxic

      -     Virtually maintenance-free

      - Conservation of trees and reduced use of exotic rain forest hardwoods

      -     Can be worked with conventional tools

      -     Aesthetically pleasing wood-like textured surface

      -     Splinter proof - never rots

      -     Not affected by termites, ants, or other woodborers

      -     Not affected by moisture

      -     No splitting, cracking, or chipping

      -     Holds nails and screws 40% better than wood

      -     No toxic leaching into soil or groundwater

      -     Most graffiti easily washes off

Products built with the Company's recycled plastic lumber have the appearance of freshly stained or painted wood but the longevity and maintenance-free qualities of plastic. Recycled plastic products are an ideal replacement for wood, metal, and concrete in numerous applications, including most non-structural exterior functions. Some of the potential applications include:

      - Decking systems and platforms, including supporting structures and railings, for residential and commercial projects

      - Packaging products such as cornerboards used in shipping produce worldwide or slipsheets used in material handling applications

      - Commercial, municipal, and residential applications such as park benches, picnic tables, trash receptacles, stadium seats, planters, landscaping ties, and similar other uses

      -     Trailer, farm equipment, and railroad box car flooring

      - Industrial applications such as pallets, walkways in chemical plants, catwalks on factory roofs, coil cradles, and other specialized applications

      -     Sanitary animal pen flooring

      -     Railroad ties

      -     Sea pilings and marine bulkheads

      -     Original Equipment Manufacture custom profiles

MANUFACTURING FACILITY

      The Company currently has one manufacturing facility located in Chicago, Illinois. The Chicago manufacturing facility (approximately 400,000 square feet on 10 acres of land) currently operates 25 extruders that utilize a vacuum calibration continuous flow forming manufacturing line. This process allows for the manufacture of many special profiles, in any length, that cannot be produced with conventional roll forming or closed mold systems. One of the primary products produced at this facility is a 100% polyethylene deckboard, one of three components to the Company's "Carefree Xteriors"(R) product line portfolio. This facility also produces fabricated products for marine and government applications and products for Original Equipment Manufacturers, as well as providing processing of post-consumer and post-industrial plastics, which the Company utilizes as raw material.

      U.S. Plastic Lumber Ltd. currently leases the Chicago manufacturing facility from 2600 Roosevelt. The lease expires in January 2009 and the rental expense is approximately $42,000 per month. U.S. Plastic Lumber Ltd. also has an option to purchase the Chicago Property for $4.5 million, which option expires on June 15, 2005. As stated in the Plan, U.S. Plastic Lumber Ltd. intends to exercise the option and purchase the Chicago Property. U.S. Plastic Lumber Ltd. may seek additional extensions of time to exercise the option prior to filing a motion seeking Bankruptcy Court approval to exercise the option.

      Prior to the Petition Date, the Company also operated a manufacturing facility in Ocala, Florida. One of the specialty products manufactured at the Ocala facility was a composite deckboard, consisting of plastic and wood, used for decks in commercial and residential applications. In March 2005, the Company sold all of its real and personal property located in Ocala, Florida to Lees Development pursuant to Section 363 of the Bankruptcy Code. See "SIGNIFICANT EVENTS IN THE CHAPTER 11 REORGANIZATION CASES - Sale of Ocala Property" below.

DISTRIBUTION OF PRODUCTS; CUSTOMERS

      The Company employs market focused sales specialists and industry specific representatives to market and sell its products. The Company utilizes traditional sources of sales including attending trade shows, select advertising, cold calling, and customer referrals. The Company also markets and sells through distributor relationships. Distribution varies by the type of product. Original Equipment Manufacture, transportation, and packaging products are sold directly to end-users. The Company's decking and railing systems are primarily distributed through a two-step distribution process. U.S. Plastic sells to a building supply company who, in turn, distributes to mass merchants, lumberyards, and others. For products that the Company fabricates, such as park benches, trash receptacles, and others, they are primarily distributed directly to end-users or in response to government bidding. The Company's customers are well diversified and represent many industries. The Company is not dependent upon a single customer or a few customers for the sale of its products. No single customer accounts for 15% or more of the Company's consolidated revenues.

MANUFACTURING PROCESS

      The Company's manufacturing process involves proprietary technologies and specialized manufacturing equipment that was custom built or modified to its specifications. The manufacturing process utilizes granulated and/or densified recycled plastic which, in some cases, contains additives formulated for desired end use characteristics of the product. A key advantage of the process is the ability to utilize recycled plastic waste to create a consistent material that can be extruded into a desired shape. While the end product maintains many of the desirable properties of traditional wood materials, it also has superior characteristics such as moisture and insect resistance, which give it an advantage over wood for many applications.

      The primary product of the Company's manufacturing process is plastic profiles in various sizes ranging from 3/8" x 1", to 10" diameter profiles in various lengths and a variety of packaging related products such as cornerboard, slip sheets and tier sheets. The Company also markets and sells various engineered or value added products for specific applications, in which its plastic lumber is used to make the finished product.

      The manufacturing process, which uses a substantial quantity of recycled plastic raw material, consists of three stages. First, the recycled plastic materials received at the plant are identified and categorized by resin type. These materials are processed through a series of grinding, densifying and other operations to a consistent particle size. The ground plastic resins are then blended with other ingredients such as colorant and UV stabilizers to prepare specific mixes for the products that the plant produces. Second, the plastics are heated, mixed, and compounded into a thick molten composite which is extruded through either closed mold, roll forming, or vacuum calibration finishing lines into specified shapes or profiles using equipment specifically designed for processing recycled materials. Finally, the extruded products are cooled in a downstream process, and the resulting profiles are inspected and cut to specific lengths. The product is then ready to be packaged for shipping. The Company utilizes only recycled polyethylenes and does not use plastics with PVC, toxic chemicals, insecticide, or paint residues. The Company's manufacturing process produces no harmful environmental by-products or hazardous waste.

RAW MATERIALS SUPPLY

      U.S. Plastic obtains its mixed plastics feedstock through its own operations or from firms who obtain these materials from a large variety of recycling facilities, including municipal recycling programs, as well as plastics discarded in various industrial and manufacturing processes. The Company is not dependent on any one source to obtain the supplies. The Company believes the raw material feedstock is currently purchased from sources that are dependable and adequate for at least short term and medium term manufacturing requirements. Generally, the Company attempts to maintain raw material inventory sufficient to supply its manufacturing requirements for approximately one to two months. Any disruption of supply arrangements or significant lasting increases in raw materials prices could have a material adverse effect on the Company's operations.

PROPRIETARY TECHNOLOGY

      U.S. Plastic maintains state of the art technology in its formulations, molds, and manufacturing processes and maintains the proprietary nature of that technology through trade secrecy. The Company owns two patents on its structural lumber product and has a worldwide license on another structural patent (the Rutgers patent). The Company purchased the two patents as part of the Polymerix/Trimax asset acquisition through bankruptcy court in June of 1998. The first Trimax patent expires on July 9, 2008, and the second patent expires on May 18, 2010. The Company has a patent application pending for process and composition relating to the manufacture of wood fiber and polymer composite. The Company has several license agreements relative to patented technologies of others. The Rutgers patent expires on August 4, 2015. The Company's license agreement with Rutgers has a duration that extends the life of the patent depending upon the Company maintaining its contract rights with Rutgers. The Company has several registered trademarks and several more currently pending application for registration. The registered trademarks the Company currently uses are as follows: Carefree Decking System(R), Carefree Xteriors(R), Trimax(R), CycleX(TM), Durawood(R), Durapack(R), RecycleDesign(R), and Duratie(R).

EMPLOYEES

      As of the date of this Disclosure Statement, the Company employed on a full and part time basis a total of 120 employees. None of the Company's employees are covered by collective bargaining agreements.

PREPETITION CREDIT FACILITIES

      GBCC/AMPAC.

      Prior to the Petition Date, U.S. Plastic Lumber Ltd., as borrower, entered into a Loan and Security Agreement [Revolving Advances and Term Loan] dated as of December 19, 2002 (together with all amendments thereto, the "Loan Agreement"), with Guaranty Business Credit Corporation ("GBCC"). The Debtors granted to GBCC first priority liens on and security interests in substantially all of their assets (excluding the option to purchase the Chicago Property and certain equipment financed by the Equipment Lenders) to secure their performance under the Loan Agreement and related documents. In May 2004, AMPAC received an assignment of GBCC's rights, title and interest in and to the Loan Agreement and all documents and security interests related thereto. As of the Petition Date, the outstanding balance under the Loan Agreement was approximately $7.7 million.

      Halifax.

      On September 24, 2002, the Company entered into an Exchange and Repurchase Agreement with Halifax Fund, L.P. In connection with that transaction, (i) the Company issued to Halifax a 10% convertible subordinated debenture in the principal amount of $2,831,558 due March 24, 2006, (ii) the Company issued to Halifax a 10% subordinated note in the principal amount of $5,600,000 due March 24, 2006, (iii) the Company paid certain proceeds from a sale of assets to Halifax, and (iv) Halifax waived certain claims against, and amounts due from, the Company. As part of the credit facility provided by GBCC, Halifax agreed to subordinate its security interests in certain of the Debtors' assets to the security interests of GBCC. Halifax has filed Proofs of Claim in each of the Reorganization Cases asserting a Secured Claim of approximately $10 million against the Debtors.

      Equipment Lenders.

      Prior to the Petition Date, the Company also financed the purchase of manufacturing equipment with the Equipment Lenders. The Equipment Lenders assert a first priority lien on the equipment subject to their loan documents and also assert a first priority lien on the Company's option to purchase the Chicago Property pursuant to the Collateral Assignment. As part of the credit facility provided by GBCC, the Equipment Lenders also agreed to subordinate their security interests in certain of the Debtors' assets to the security interests of GBCC. The Equipment Lenders have all filed Proofs of Claim in the Reorganization Cases as further described in "SUMMARY OF THE PLAN -- Summary of Plan Distributions" above.

FINANCIAL PROJECTIONS

      Set forth on Exhibit 2 to this Disclosure Statement are three year projections (income statements, balance sheets, cash flows, and debt schedule) for the Reorganized Debtors by quarter and year for years 2005 - 2007. All Holders of Claims and Equity Interests are encouraged to review carefully such projections in connection with their decision to accept or reject the Plan. IN PREPARING SUCH PROJECTIONS, THE ASSUMPTIONS UNDERLYING THE ANTICIPATION OF FUTURE EVENTS REPRESENT AN ESTIMATE BY THE DEBTORS, BUT BECAUSE THESE ARE ONLY ASSUMPTIONS OR PREDICTIONS OF FUTURE EVENTS (MOST OF WHICH ARE BEYOND THE DEBTORS' CONTROL), THERE CAN BE NO ASSURANCE THAT THE EVENTS WILL OCCUR.

                    EVENTS LEADING TO THE CHAPTER 11 FILINGS

      Due to internal problems encountered with the manufacturing of their composite deck board and a fire at the Ocala, Florida manufacturing facility in June of 2003, the Debtors suffered a series of setbacks that undermined their ability to produce positive cash from operations. In the spring of 2002, the Debtors made the decision to use a different type of wood in their composite boards. The resulting product utilizing the new type of wood was generally inferior to the previous composite, causing the Debtors' customers to request refunds under the Debtors' warranty programs. The total cost to the Debtors was approximately $15 million, which included, among other things, warranty settlements, lost sales, and inventory loss. In June of 2003, the Debtors' Ocala facility experienced an explosion of one of the wood drying machines which caused the Debtors to temporarily shut down operations in Ocala.

      As a result of the foregoing, the Debtors defaulted on their prepetition credit facilities, including lending arrangements with the Equipment Lenders. In July of 2004, pursuant to certain litigation commenced by GE Capital, GE Capital sought an order from an Illinois court to seize all of its equipment at the Chicago manufacturing facility. In the event GE Capital would have been successful in doing so, the Debtors would have been forced to shut down their operations. Furthermore, one of the Debtors' creditors holding a judgment attached the Debtors' bank accounts. Accordingly, on July 23, 2004, the Debtors filed Voluntary Petitions under Chapter 11 of the Bankruptcy Code.

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

                            SIGNIFICANT EVENTS IN THE
                         CHAPTER 11 REORGANIZATION CASES

INTRODUCTION

      On July 23, 2004, each of the Debtors filed a voluntary petition under Chapter 11 of the Bankruptcy Code, designated as Case Numbers 04-33579-BKC-PGH, 04-33580-BKC-PGH, 04-33581-BKC-PGH, 04-33583-BKC-PGH, and 04-33584-BKC-PGH. The
Debtors remain in possession of their properties and continue to manage their assets as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. Set forth below is a brief summary of significant matters or events which have occurred to date in the Reorganization Cases.

JOINT ADMINISTRATION

      On July 28, 2004, the Bankruptcy Court entered an order directing the joint administration of the Debtors' five (5) Chapter 11 cases for procedural purposes only. Pursuant to the terms of that order, the Chapter 11 case of U.S. Plastic Lumber Corp. is the lead case.

CONTINUED USE OF EXISTING BANK ACCOUNTS AND CASH MANAGEMENT SYSTEM

      On July 30, 2004, the Bankruptcy Court entered an order authorizing the Debtors (i) to maintain and continue to use certain of their Prepetition bank accounts and (ii) to maintain the cash management system maintained by the Debtors prior to the Petition Date. The entry of this order allowed the Debtors to have a smooth transition from Prepetition to Postpetition business operations and avoided the disruption that would have otherwise occurred with employees, customers and vendors.

PAYMENT OF PREPETITION EMPLOYEE OBLIGATIONS

      On July 30, 2004, the Bankruptcy Court entered an order authorizing the Debtors to pay (i) Prepetition accrued, unpaid employee wages and related taxes, benefits and business expenses, (ii) all Prepetition premiums and contributions on policies and plans of insurance for the benefit of their employees, including, without limitation, policies and plans pertaining to health, medical, dental, disability and accidental death and dismemberment claims, together with all costs and expenses incurred in connection with the servicing and processing of such claims and such other amounts as may be required to keep such policies and plans in full force and effect, (iii) all Prepetition payments, premiums or benefits due to or for the benefit of employees pursuant to worker's compensation laws and policies (excluding any retroactive adjustments under any existing policies), and (iv) all payments for employee 401(k) plans.

MASTER SERVICE LIST

      On July 30, 2004, the Bankruptcy Court entered an order establishing a master service list (the "Master Service List"), which provides that parties may serve substantially all pleadings filed in the Reorganization Cases upon certain parties, including those parties which file a written request with the Bankruptcy Court to receive service of all pleadings filed in the Reorganization Cases. Pursuant to the terms of that order, the Debtors are required to update the Master Service List on a monthly basis and file the updated list with the Bankruptcy Court.

ADEQUATE ASSURANCE AS TO UTILITY COMPANIES

      At the Petition Date, the Debtors used electricity, water, telephone, and other utility services provided by numerous utility companies. It was necessary for the Debtors to seek an immediate order from the Bankruptcy Court which prohibited any such utility company from altering, refusing, or discontinuing utility services on account of a Prepetition amount owed to such utility company or the Debtors' failure to furnish a Postpetition deposit to such utility company. On July 30, 2004, the Bankruptcy Court entered an order (i) prohibiting any such utility company from altering, refusing, or discontinuing utility services to the Debtors on account of a Prepetition amount owed to such utility company, (ii) subject to compliance with certain procedures, prohibiting any utility company from requiring the payment of a deposit or other security in connection with Postpetition utility services provided to the Debtors, and (iii) finding that all utility companies were adequately assured of future performance due to the utility companies' entitlement to an administrative expense claim for unpaid Postpetition invoices.

USE OF CASH COLLATERAL

      On September 1, 2004, the Bankruptcy Court entered a final order authorizing the Debtors' use of "cash collateral" (as defined in 11 U.S.C.
Section 363(a)) through September 30, 2004 in accordance with a budget as submitted by the Debtors from time to time. Pursuant to the Cash Collateral Order, the Debtors can only use cash collateral in an aggregate amount up to the amount set forth in the budget plus fifteen percent (15%). In addition, pursuant to the Cash Collateral Order, AMPAC was granted, as security, a replacement Lien on Postpetition collateral of equal extent, validity, priority, and dignity to AMPAC's Prepetition Lien on the same collateral, such Lien to secure an amount equal to the aggregate cash collateral used or consumed by the Debtors. Pursuant to the Cash Collateral Order, the Creditors' Committee reserved its right to challenge the validity, extent or priority of any Prepetition claims, liens or obligations asserted or claimed by AMPAC under the AMPAC Prepetition Loan Documents. The Creditors' Committee conducted an investigation and the period for the Creditors' Committee to challenge the validity, extent or priority of any Prepetition claims, liens or obligations asserted or claimed by AMPAC under the AMPAC Prepetition Loan Documents has expired. AMPAC and the Debtors have entered into two stipulations for the extension of the period for the use of cash collateral, which period shall expire on June 15, 2005.

DEBTOR IN POSSESSION FINANCING

      On October 21, 2004, the Bankruptcy Court entered a final order (the "October 21 Order") approving a $3,000,000 debtor in possession revolving credit facility (the "DIP Facility") with AMPAC. Pursuant to the October 21 Order, the Debtors were authorized to borrow up to $1,000,000 from AMPAC to fund the Debtors' working capital and other needs as set forth in a budget as submitted by the Debtors from time to time. The DIP Facility was evidenced by that certain Credit and Security Agreement dated as of September 7, 2004 and related loan documents (the "DIP Credit Agreement"). Pursuant to the October 21 Order, the Debtors (i) granted AMPAC a first priority priming Lien on and security interest in all of the Debtors' Property to the same extent, validity and priority as AMPAC had prior to the Petition Date, subject to a carve-out for fees of Professionals and the United States Trustee and subject to any Liens of the Equipment Lenders, (ii) released all claims against AMPAC as to the DIP Credit Agreement, (iii) granted AMPAC a Superpriority Claim subject to the carve-out, (iv) acknowledged that all Liens of AMPAC under the AMPAC Prepetition Loan Agreement were first priority Liens, and (v) acknowledged that the total outstanding balance to AMPAC under the AMPAC Prepetition Loan Agreement as of the Petition Date was approximately $7,550,802.89. The October 21 Order provided that AMPAC would not have any Lien on any claims and causes of action asserted, or that could be asserted by or on behalf of the Debtors, under Sections 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

      Subsequent to the entry of the October 21 Order, the Debtors filed a motion with the Bankruptcy Court seeking authority to enter into a First Amendment to the DIP Credit Agreement (the "First Amendment"), pursuant to which
(a) the Debtors would receive a term loan from AMPAC in the amount of $500,000 and (b) AMPAC would consent to an extension of the maturity date under the DIP Credit Agreement to the earlier of (i) February 28, 2005 or (ii) the closing of the sale of the Ocala Property. On December 20, 2004, the Bankruptcy Court entered a final order authorizing the Debtors to enter into the First Amendment, and the Debtors and AMPAC entered into the First Amendment on December 21, 2004.

      The Debtors subsequently filed a motion with the Bankruptcy Court seeking authority to enter into a Second Amendment to the DIP Credit Agreement (the "Second Amendment"), pursuant to which (a) the Debtors would receive additional loan advances of $1,200,000 from AMPAC and (b) AMPAC would consent to an extension of the maturity date under the DIP Credit Agreement from February 28, 2005 to June 15, 2005. On April 6, 2005, the Bankruptcy Court entered a final order authorizing the Debtors to enter into the Second Amendment, and the Debtors and AMPAC have entered into the Second Amendment.

      As of the date of this Disclosure Statement, the Debtors have borrowed $2,500,000 of the $2,700,000 available under the DIP Credit Agreement.

      RETENTION OF PROFESSIONALS BY THE DEBTORS

      The Debtors have retained the law firm of Stichter, Riedel, Blain & Prosser, P.A. ("Stichter, Riedel") as their general bankruptcy counsel in the Reorganization Cases. On July 30, 2004, the Bankruptcy Court entered an order approving the application by the Debtors to employ Stichter, Riedel as their general bankruptcy counsel in the Reorganization Cases. The Bankruptcy Court has also entered orders approving the retention by the Debtors of Rice Pugatch Robinson & Schiller, P.A. as local counsel, Blank Rome LLP as special counsel in connection with matters involving federal and state securities laws and intellectual property matters, and Davis, Mannix & McGrath as ordinary course professionals in connection with litigation involving the Debtors in the State of Illinois. The Debtors have also retained the accounting firm of Skoda, Minotti & Co. to provide accounting services, evaluate tax consequences in connection with the Plan, and prepare and file federal and state tax returns for the Debtors. In addition, the Bankruptcy Court entered an order approving the retention of Triax Capital Advisors, LLC as chief restructuring officer and financial advisors to the Debtors to perform financial and restructuring advisory services. As the Debtors' Chief Financial Officer resigned shortly after the Petition Date, Triax has been required by AMPAC to perform the services of interim chief financial officer. The Debtors currently have an application pending before the Bankruptcy Court seeking the employment of the accounting firm of Daszkal Bolton LLP to perform an audit of the Debtors for 2003 and 2004 in order to be compliant with SEC rules and regulations for publicly held companies.

APPOINTMENT OF CREDITORS' COMMITTEE

      On August 6, 2004, the United States Trustee appointed a committee of creditors holding unsecured claims in the Reorganization Cases. The initial members of the Creditors' Committee were Matrix Polymers, Inc., Austin Wholesale Decking & Supply, L.P., North Santiam Lumber, John L. O'Shaughnessy, Roland Field as Trustee of Consolidated Realty Trust u/d/t 8/22/90, and Polymer Sciences, Inc. On August 19, 2004, the United States Trustee reconstituted the Creditors' Committee to add Southern Jersey Water Co., Inc. and Russin Lumber Corp. as members.

RETENTION OF PROFESSIONALS BY THE CREDITORS' COMMITTEE

      The Bankruptcy Court has entered orders approving the retention of Kluger, Peretz, Kaplan & Berlin, P.L. as counsel to the Creditors' Committee and the retention of XRoads Solutions Group, LLC as financial advisors to the Creditors' Committee.

NON-APPOINTMENT OF EQUITY HOLDERS' COMMITTEE

      The United States Trustee has not appointed a committee in the Reorganization Cases to represent the Holders of Class 14 Equity Interests.

SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS

      On August 24, 2004, each of the Debtors filed their Schedules and Statements of Financial Affairs with the Bankruptcy Court. Since that date, the Debtors have filed numerous amendments to their Schedules.

SECTION 341 MEETINGS OF CREDITORS

      On September 1, 2004, the United States Trustee convened meetings of Creditors in each of the Reorganization Cases pursuant to Section 341 of the Bankruptcy Code.

BAR DATE

      The Bankruptcy Court originally established November 30, 2004 as the deadline for filing Claims against the Debtors by all Creditors (except for a Governmental Authority) and

January 19, 2005 as the deadline for filing Claims against the Debtors by a Governmental Authority (the "Bar Date"). During the course of the Reorganization Cases, the Debtors and the Creditors' Committee discovered that the Clerk's Office failed to serve the notice of the commencement of the Reorganization Cases on all Creditors of the Debtors. As a result, the Creditors' Committee (with the consent of the Debtors) filed a motion seeking an extension of the November 30, 2004 Bar Date. On March 7, 2005, the Bankruptcy Court entered an order extending the Bar Date for filing Claims in the Chapter 11 cases of U.S. Plastic Lumber Corp. and U.S. Plastic Lumber Ltd. to April 13, 2005, but only for Creditors in those cases that did not previously receive the notice of commencement.

INSURANCE PREMIUM FINANCE AGREEMENTS

      On August 16, 2004, the Bankruptcy Court entered orders authorizing the Debtors to enter into two insurance premium financing agreements with Imperial Premium Finance, Inc. for the financing of premiums for workers' compensation, property, automobile, general liability, umbrella, boiler and machinery, and directors and officers insurance.

INTERIM COMPENSATION PROCEDURES FOR PROFESSIONALS

      On August 25, 2004, the Bankruptcy Court entered an order establishing procedures for the interim compensation and reimbursement of Professionals in the Reorganization Cases. Pursuant to the terms of the order, all Professionals are entitled to seek monthly compensation in writing from the Debtors, requesting payment of eighty percent (80%) of fees incurred, with a 20% holdback, and one hundred percent (100%) of disbursements incurred. Any Professional utilizing the monthly compensation procedures is required to file interim fee applications for the amounts sought in the monthly statements in accordance with the 120 day guideline set forth in Section 331 of the Bankruptcy Code.

SALE OF OCALA PROPERTY

      On December 14, 2004, U.S. Plastic Lumber Ltd. and Lees Development entered into an Amended and Restated Purchase and Sale Agreement, pursuant to which U.S. Plastic Lumber Ltd. agreed to sell, and Lees Development agreed to purchase, the Ocala Property for $3,250,000 in cash in accordance with Section 363 of the Bankruptcy Code free and clear of any and all Liens (except for any permitted encumbrances). The sale to Lees Development was subject to higher and better competing bids. On February 4, 2005, Davis-Sindher Enterprises submitted a competing bid for the purchase of the Ocala Property. An auction was held on February 7, 2005. After numerous bids were submitted by Lees Development and Davis-Sindher Enterprises at the auction, the Debtors, after consultation with AMPAC, selected the final bid of Lees Development as the highest and best offer for the sale of the Ocala Property. On February 18, 2005, the Bankruptcy Court entered an order approving the execution and delivery by U.S. Plastic Lumber Ltd. of the Amended and Restated Purchase and Sale Agreement and approved the sale and purchase of the Ocala Property and other transactions contemplated therein.

      The closing of the sale of the Ocala Property occurred in March 2005. At the closing, U.S. Plastic Lumber Ltd. sold the Ocala Property to Lees Development for a cash purchase price of $3,250,000. Approximately $2.9 million of the sale proceeds were paid to AMPAC in respect of the AMPAC Prepetition Loan Claims. The parties also agreed to an escrow in the amount of approximately $242,000 out of the cash purchase price to be used as mutually agreed by U.S. Plastic Lumber Ltd. and Lees Development to address certain designated environmental matters. To the extent any funds remain in the escrow following the completion of all agreed upon items, such funds will be disbursed to U.S. Plastic Lumber Ltd. subject to the Lien of AMPAC. As of the date of this Disclosure Statement, the Debtors were continuing to perform the work required as to the environmental matters.

      Pursuant to a separate order of the Bankruptcy Court, the Debtors sold additional surplus equipment located at the Ocala, Florida facility to Consolidated Plastics Machinery for a cash purchase price of $40,000. All of the proceeds from such sale were delivered by the Debtors to AMPAC.

CONTRACT WITH RUSSIN LUMBER, INC.

      On March 17, 2005, the Bankruptcy Court entered an order approving a Postpetition contract entered into between the Debtors and Russin Lumber, Inc. ("Russin"). Russin is a significant customer and a significant Unsecured Creditor of the Debtors. Pursuant to the contract, Russin has committed to purchasing no less than $2 million of product from the Debtors during the 2005 calendar year. The 2005 pricing schedule for the purchase of the product will remain in effect and will not change before September 1, 2005. At its sole option, Russin has the right to extend the contract year by year through 2010. If Russin elects to extend the contract, Russin will be obligated to purchase the following minimum amounts of product from the Debtors: (a) 2006--$2,300,000 (15% increase), (b) 2007--$2,760,000 (20% increase), (c) 2008--$3,312,000 (20%
increase), (d) 2009--$3,974,400 (20% increase), and (e) 2010--$4,570,000 (15%
increase).

      Pending confirmation of the Plan, Russin will have the right to return all unsold, uninstalled new product for credit or a full cash refund. The Debtors have agreed to accept the return of up to $300,000 of product inventory presently located at Russin by crediting Russin with a formula that provides $3 for every $7 ordered up to a maximum credit of $300,000. The Debtors have also agreed that, through December 31, 2005, they will not sell residential HDPE products (except for Trimax(R), transportation and OEM product lines) to distributors headquartered within the northeast United States without first referring the inquiring parties to Russin and affording Russin a commercially reasonable period of time within which to solicit and attempt to take the order. This agreement will renew annually with each extension of the contract term by Russin.

REJECTION OF UNEXPIRED LEASES OF NONRESIDENTIAL REAL PROPERTY

      During the course of the Reorganization Cases, the Debtors filed motions with the Bankruptcy Court seeking authority to reject their corporate headquarters lease in Boca Raton, Florida with ACP Glades, LLC, a sales and marketing office in Lititz, Pennsylvania, and an apartment lease in Chicago, Illinois, which motions have been granted by orders of the Bankruptcy Court.

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

REJECTION OF UNEXPIRED EQUIPMENT/PERSONAL PROPERTY LEASES

      During the course of the Reorganization Cases, the Debtors filed motions with the Bankruptcy Court to reject unexpired leases of equipment and/or other personal property with Pitney Bowes Credit Corporation, D&E Communications, Inc., D&E Networks, Inc., Minolta Business Solutions, Inc., GE Capital Corporation, Zeno Office Solutions, Inc., Telimagine, Inc., Wells Fargo Financial Leasing, Inc., Conseco Finance Vendor Services Corporation, Transport International Pool, The Lilly Company, and Brook Furniture Rental, Inc., which motions have been granted by orders of the Bankruptcy Court.

MOTIONS FOR RELIEF FROM STAY FILED BY CERTAIN OF THE EQUIPMENT LENDERS AND OTHER PARTIES

      During the course of the Reorganization Cases, CIT, GE Capital, People's Capital and Siemens filed motions for relief from stay seeking authority to recover possession of equipment from the Debtors and to liquidate such equipment. The Bankruptcy Court has entered final orders granting the motions for relief from stay filed by GE Capital and People's Capital, pursuant to which the parties agreed to (i) adequate protection to GE Capital and People's Capital resulting from the use by the Debtors of their respective equipment and (ii) the turnover of such equipment. The Bankruptcy Court has also entered a final order granting the motion for relief from stay filed by CIT, pursuant to which the parties agreed to adequate protection to CIT resulting from the use by the Debtors of CIT's equipment. Although no order has been entered as to the motion for relief from stay filed by Siemens, the parties have agreed to monthly adequate protection payments to Siemens.

      In addition to the foregoing, Toyota Motor Credit Corporation and Citicapital Commercial Corporation filed motions for relief from stay seeking authority to recover possession of equipment provided to the Debtors, which motions have been granted by orders of the Bankruptcy Court. Finally, the Essex County Utilities Authority filed a motion for relief from stay to allow a lawsuit to continue in the State of New Jersey against Clean Earth, Inc. and U.S. Plastic Lumber Corp. and to allow all potential claims against U.S. Plastic Lumber Corp. to be liquidated in that lawsuit, which motion has been granted by order of the Bankruptcy Court.

EXTENSION OF EXCLUSIVITY PERIODS

      Under Section 1121 of the Bankruptcy Code, the exclusive periods in which only the Debtors may file a plan of reorganization under Section 1121(b) of the Bankruptcy Code (the "Proposal Period") and solicit acceptances thereof under
Section 1121(c)(3) of the Bankruptcy Code (the "Solicitation Period") expired on November 22, 2004 and January 21, 2005, respectively. The Debtors filed a motion with the Bankruptcy Court seeking an extension of such periods. On December 9, 2004, the Bankruptcy Court entered its order pursuant to Section 1121(d) of the Bankruptcy Code extending the Proposal Period to January 21, 2005 and extending the Solicitation Period to March 22, 2005. Thereafter, the Debtors filed a second motion with the Bankruptcy Court seeking further extensions of such periods. On February 7, 2005, the Bankruptcy Court entered its order pursuant to
Section 1121(d) of the Bankruptcy Code further extending the Proposal Period to February 28, 2005 and the Solicitation Period to

April 29, 2005. Thereafter, the Debtors filed a third motion with the Bankruptcy Court seeking further extensions of such periods. On March 16, 2005, the Bankruptcy Court entered its order pursuant to Section 1121(d) of the Bankruptcy Code further extending the Proposal Period to April 15, 2005 and the Solicitation Period to June 14, 2005. Thereafter, the Debtors filed a fourth motion with the Bankruptcy Court seeking further extensions of such periods. On May 13, 2005, the Bankruptcy Court entered its order pursuant to Section 1121(d) of the Bankruptcy Code further extending the Proposal Period to May 23, 2005 and the Solicitation Period to July 22, 2005. The Debtors filed the Plan with the Bankruptcy Court on May 23, 2005. At the time of filing the Plan, the Debtors also filed a motion seeking an extension through May 31, 2005 to file the Disclosure Statement with the Court, which motion has been granted by order of the Bankruptcy Court.

MOTION FOR RELIEF FROM STAY TO FORECLOSE ON COLLATERAL ASSIGNMENT

      On November 1, 2004, GE Capital filed a motion for relief from stay seeking authority to foreclose on the Collateral Assignment and conduct an auction of the Chicago Property. GE Capital alleged as the basis for granting its motion that the Chicago Purchase Option would expire on March 4, 2005 and, if it did expire, the lost value of the Chicago Purchase Option would inure to the benefit of an insider of the Debtors. GE Capital also alleged that the Chicago Property was worth "a little less than $8 million" based on an auction proposal it had received. On December 2, 2004, the Bankruptcy Court entered an agreed order resolving GE Capital's motion, pursuant to which the Debtors agreed to seek the Bankruptcy Court's approval for the retention of Hilco Real Estate, LLC ("Hilco") to evaluate all of the Debtors' options with respect to the Chicago Purchase Option. In addition, the order recited that the Chicago Purchase Option would be extended from March 4, 2005 through April 4, 2005. The Debtors have subsequently filed with the Court three separate letter agreements between U.S. Plastic Lumber Ltd. and 2600 Roosevelt for the extension of the Chicago Purchase Option, the latest of which has extended the Chicago Purchase Option through June 15, 2005.

MOTIONS FOR APPOINTMENT OF A CHAPTER 11 TRUSTEE

      On November 10, 2004, GE Capital filed a motion seeking the appointment of a Chapter 11 trustee. GE Capital alleged as the sole basis for the appointment of a Chapter 11 trustee the Debtors' refusal to exercise the Chicago Purchase Option and then sell the Chicago Property. It was GE Capital's position that the Debtors' failure to exercise the Chicago Purchase Option would result in an insider of the Debtors receiving any value associated with the Chicago Purchase Option. On December 9, 2004, the Bankruptcy Court entered an agreed order denying GE Capital's motion. On January 7, 2005, the Equipment Lenders (led by GE Capital) filed a renewed motion seeking the appointment of a Chapter 11 trustee due to the fact that the Equipment Lenders did not believe the Debtors were making sufficient efforts to market the Chicago Property, including allegedly harmful delays in the appointment of Hilco to market the Chicago Property. The Debtors filed an extensive response to the renewed motion opposing the relief requested by the Equipment Lenders and disagreeing with all of the assertions made by the Equipment Lenders. Both the Creditors' Committee and AMPAC also opposed the appointment of a trustee. Following some initial discovery, the Debtors and the Equipment Lenders filed a

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

joint motion to cancel the hearing scheduled on the renewed motion and have since been engaging in cooperative discussions regarding the marketing of the Chicago Property.

APPLICATION TO EMPLOY HILCO; MARKETING OF CHICAGO PROPERTY AND/OR CHICAGO PURCHASE OPTION

      On January 7, 2005, the Debtors (with the consent of GE Capital) filed an application to employ Hilco on an exclusive basis to perform certain real estate consulting and advisory services on behalf of the Debtors with respect to the Chicago Property and/or the Chicago Purchase Option. On February 15, 2005, the Bankruptcy Court entered an order granting the application. The fee to be paid to Hilco for any sale of the Chicago Property is 5% of the gross sale proceeds and there are varying fees to be paid to Hilco for any restructuring of the Chicago Property Lease or any sublease of the Chicago Property. As of the date of this Disclosure Statement, the time for exercise of the Chicago Purchase Option has been extended through and including June 15, 2005. The price to exercise the Chicago Purchase Option is $4,500,000.

      Prior to and after the foregoing retention, representatives of Hilco and the Debtors, including Joseph Sarachek on behalf of the Debtors and Mitchell Kahn on behalf of Hilco, met and discussed alternatives regarding the Chicago Property on many occasions. Following retention, the Debtors provided detailed information about the Chicago Property to Hilco, including property maps, environmental documents, tax information, option information, financing information, and other documentation.

      Hilco has actively marketed the Chicago Property both locally and nationally. Hilco has listed the Chicago Property on its website with due diligence and property specific information and photographs. Hilco has also listed the Chicago Property on the Loopnet, a nationally recognized Internet real estate website. Moreover, Hilco's ongoing cold call efforts, blast emails and marketing flyers were sent to 2,515 potential users, investors, and brokers identifying the subject offering. An ad for the Chicago Property appeared in the Chicago Tribune on February 16, 2005. There is also a sign in front of the Chicago Property for all those who drive by Roosevelt Road, which is an active street in Chicago.

      Hilco has had five showings of the Chicago Property. Four of the five groups that reviewed the property decided against making an offer on the property. Hilco has informed the Debtors that most of the potential buyers want to rezone the Chicago Property for another use. The Debtors are informed by Hilco and from other sources that the City of Chicago would oppose any rezoning efforts. Despite the extensive efforts to develop and procure interest in the Chicago Property, Hilco has been unable to obtain an unqualified offer for more than the $4.5 million strike price. Hilco received a tentative proposal for the Chicago Property at a price of $5 million. However, this proposal was subject to rezoning of the property as a retail use. As indicated above, the City of Chicago would likely oppose rezoning. Hilco also received another proposal from Jameson Realty Group (on March 22, 2005) to acquire the Chicago Property for $2,500,000. Said offer was subject to a 45 day due diligence period. Neither the Debtors nor Hilco have received any other offers for the Chicago Property. In light of the fact that the Debtors require the space for their ongoing operations, the Debtors have decided to exercise the option and purchase the Chicago Property. Therefore, they will no longer require Hilco's services.

CLAIMS OBJECTIONS

      To date, approximately ______ Claims have been filed against the Debtors in the Reorganization Cases. The Debtors are currently reviewing the filed Claims in order to determine the necessity of filing objections to such Claims.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The tax consequences of the Plan to the Debtors and to Holders of Claims and Equity Interests (collectively, "Holders") are discussed below. This discussion of the federal income tax consequences of the Plan to the Debtors and Holders under U.S. federal income tax law, including the Internal Revenue Code of 1986, as amended (the "Tax Code"), is provided for informational purposes only. While this discussion addresses certain of the material tax consequences of the Plan, it is not a complete discussion of all such consequences and is subject to substantial uncertainties. Moreover, the consequences to a Holder may be affected by matters not discussed below (including, without limitation, special rules applicable to certain types of persons, such as persons holding non-vested stock or otherwise subject to special rules, nonresident aliens, life insurance companies, and tax-exempt organizations) and by such Holder's particular tax situation. In addition, this discussion does not address any state, local, or foreign tax considerations that may be applicable to particular Holders.

      HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

      THE DEBTORS' GENERAL BANKRUPTCY COUNSEL HAVE NO TAX EXPERTISE AND HAVE NOT RESEARCHED OR ANALYZED TAX CONSEQUENCES RESULTING FROM THE PLAN.

      SOME OF THE ISSUES DISCUSSED BELOW ARE COMPLEX, AND THERE CAN BE NO ASSURANCE OF THE ACCURACY OF THIS INFORMATION.

GENERAL FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS

      In General. The following discussion addresses certain of the material consequences of the Plan to Holders. Under the Plan, the tax consequences of the Plan to a Holder will depend, in part, on the type of consideration received in exchange for the Claim or Equity Interest and the tax status of the Holder, such as whether the Holder is an individual, corporation or other entity, whether the Holder is a resident of the United States, the accounting method of the Holder, and the tax classification of the Holder's particular Claim or Equity Interest. HOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT UNDER THE PLAN OF THEIR PARTICULAR CLAIM OR EQUITY INTEREST.

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

      Tax Consequences to Holders of Claims and Equity Interests. The Holders of Claims against and Equity Interests in the Debtors are urged to consult with their tax advisors as to the consequences of the Plan to them. Among the issues the Holders of Claims and/or Equity Interests and their advisors may wish to consider are:

            (1) The extent to which the Holder of a Claim and/or Equity Interest is entitled to a bad debt deduction or a worthless securities loss.

            (2) The extent to which the Holder of a Claim or Equity Interest recognizes gain or loss on the exchange of its Claim or Equity Interest for property, debt, and stock of the Debtors and the character of that gain or loss.

            (3) The basis and the holding period for any property, debt, and stock received by the Holder of a Claim or Equity Interest.

            (4) Whether the original issue discount rules, market discount rule, and amortizable bond premium rules apply to any debt received by the Holder of a Claim or Equity Interest.

            (5) The treatment of property, stock, or debt, if any, received by the Holder of a Claim or Equity Interest in satisfaction of accrued interest.

            (6) The effect of a Holder of a Claim or Equity Interest receiving deferred distributions or distributions that are contingent in amount.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

      Reduction of Tax Attributes and Cancellation of Debt. The operation of the Debtors' businesses has resulted in significant losses. These losses have been reported on the consolidated federal income tax returns of the Debtors as those returns have been filed. Issues related to the preservation of the Debtors' net operating losses are complex and are still undergoing analysis and review by tax professionals. The information discussed below summarizes the current status of this analysis; the Debtors, however, reserve the right to modify or further amend such information.

      Taxpayers are generally required to recognize taxable income as a result of cancellation of debt. The receipt of borrowed funds is not subject to tax, on the premise that the debtor will repay them. If the debt is cancelled without repayment, the recognition of income takes into account the debtor's receipt of the borrowed funds.

      Special rules, however, apply to the cancellation of debt in a bankruptcy proceeding. Generally, a debtor in a bankruptcy case is not required to recognize income from the cancellation of debt. However, the debtor has to pay for this exclusion by reducing specified tax attributes, such as any net operating loss ("NOL") incurred by the taxpayer in the year that the

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

debt discharge occurs, any NOL carryovers to that year, and tax credit and capital loss carryforwards.

      Based on the assumed reorganization value of the Debtors, it is anticipated that the Debtors will recognize cancellation of indebtedness income. Because the discharge of indebtedness will occur in bankruptcy, the Debtors will not be subject to tax on this income, but will be required to reduce their tax attributes by the amount excluded from their income. The Debtors have NOL carryforwards as of December 31, 2004, and expect to incur further NOLs during their current taxable year. Thus, after reduction for the excluded cancellation of indebtedness income, the Debtors still expect to have NOL carryforwards remaining. Many of these NOL carryforwards may be subject to limitation as a result of prior changes in ownership of the stock of the Debtors under the rules described in the following section. The Plan has been structured to comply with the exceptions to the change in ownership limitations imposed by the Internal Revenue Code of 1986, as amended, as the Debtors believe that the recipients of the newly issued common stock of the Reorganized Parent would meet such exceptions. Any additional issuances of common stock that do not meet the criteria provided for in the Tax Code would impose an additional limitation under those rules on the Debtors' ability to use these NOL carryforwards to offset income earned after confirmation of the Plan.

      Limitation on NOL Carryforwards and Other Tax Attributes. To deter "trafficking" in NOL carryforwards, Section 382 of the Tax Code limits a corporation's ability to use losses incurred before an "ownership change" to offset income earned thereafter. A similar limitation applies to tax credits. In general, an ownership change occurs if more than fifty percent (50%) of the stock of a corporation changes hands within a three-year period.

      If an ownership change occurs, the corporation can use pre-change NOL carryforwards to offset only an amount of income each year equal to the value of the stock of the corporation immediately before the ownership change multiplied by a prescribed interest rate. The limitation is intended to estimate the earning power of the corporation's pool of capital at the time of the ownership change. The limitation thus prevents the use of pre-change NOL carryforwards to offset income from new capital contributed by the new owners.

      Special rules apply, however, in the case of ownership changes that occur in a bankruptcy proceeding. Under the general rules, the annual limitation usually would be quite low, because the corporation's stock immediately before the ownership change often has little or no value. Essentially eliminating the NOL carryforwards of a corporation in bankruptcy could hinder the corporation's ability to reorganize successfully, contrary to the goals of the federal bankruptcy laws. Therefore, Congress provided special bankruptcy rules in
Section 382. If an ownership change occurs in bankruptcy, Section 382(l)(6) allows the corporation, in computing the annual limitation on the use of NOL carryforwards, to increase its value to reflect the cancellation of claims in the bankruptcy reorganization. The regulations provide for this result by using as the value of corporation the lesser of the value of its gross assets immediately before the ownership change or the value of its stock immediately thereafter. This amount is multiplied by the prescribed interest rate to arrive at the annual limitation on the amount of income that can be offset by pre-change NOL carryforwards.

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

      Another special rule, provided in Section 382(l)(5), applies if at least fifty percent (50%) of the corporation's stock immediately after the ownership change is owned by persons who were shareholders or creditors of the corporation immediately before the ownership change. For purposes of computing the fifty-percent threshold, however, stock issued to creditors who own at least five percent (5%) of the corporation's stock after the ownership change is taken into account only if the creditor held its claim for at least eighteen months before filing of the bankruptcy petition or if the claim arose in the ordinary course of the corporation's business and was owned at all times by the same person. When the conditions of Section 382(l)(5) are met, the annual limitation on NOL carryovers does not apply. Instead, the corporation is required to reduce its NOL carryforwards by the amount of deductions claimed in the prior three years for interest on debt that is exchanged for stock in the bankruptcy reorganization. The corporation can then use its remaining NOL carryforwards to offset future income without limitation. Even if the corporation qualifies for the special rule of Section 382(l)(5), it can still elect to apply instead the general bankruptcy rule of Section 382(l)(6), under which an annual limitation applies, but is computed under special rules taking into account the effect of the cancellation of claims on the value of the corporation.

      Because the Plan contemplates the issuance of more than fifty percent (50%) of the Reorganized Parent's stock to a class of pre-petition creditors and stockholders, confirmation and implementation of the Plan will result in an ownership change. It is the Debtors' belief that this class of creditors meets the exception rules provided under Section 382(l)(5). However there can be no assurances given that the terms of the Plan will not be objected to by the taxing authorities or that the Debtors will prevail in the event of an objection.

      Any limitation on NOL carryforwards that may result from the ownership change will probably also apply to "built-in" losses and deductions that accrued economically before the ownership change but are not taken into account under tax accounting rules until after the ownership change.

PERSONS CONCERNED WITH THE TAX CONSEQUENCES OF THE PLAN SHOULD CONSULT THEIR OWN ACCOUNTANTS, ATTORNEYS AND/OR ADVISORS. THE DEBTORS MAKE THE ABOVE-NOTED DISCLOSURE OF POSSIBLE TAX CONSEQUENCES FOR THE SOLE PURPOSE OF ALERTING READERS TO TAX ISSUES THEY MAY WISH TO CONSIDER. THE DEBTORS CANNOT AND DO NOT REPRESENT THAT THE TAX CONSEQUENCES MENTIONED ABOVE ARE COMPLETELY ACCURATE BECAUSE, AMONG OTHER THINGS, THE TAX LAW EMBODIES MANY COMPLICATED RULES THAT MAKE IT DIFFICULT TO STATE ACCURATELY WHAT THE TAX IMPLICATIONS OF ANY ACTION MIGHT BE.

                     VOTING ON AND CONFIRMATION OF THE PLAN

CONFIRMATION AND ACCEPTANCE BY ALL IMPAIRED CLASSES

      At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan if all of the requirements of Bankruptcy Code Section 1129 are met. Among the requirements for confirmation of a plan are that the plan be accepted by all impaired classes of claims and equity interests, and satisfaction of the matters described below.

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

      Feasibility. A plan may be confirmed only if it is not likely to be followed by the liquidation or the need for further financial reorganization of a debtor. The Debtors believe that they will be able to perform their obligations under the Plan without further financial reorganization.

      The Plan basically provides for payment to Holders of Allowed Claims, including contingent, unliquidated and Disputed Claims to the extent they become Allowed Claims, in the order of their priority. The Plan further authorizes and directs the Reorganized Parent's Board of Directors and the Unsecured Creditors Trustee, as the case may be, to take all actions to satisfy all Claims and to implement the Plan. Accordingly, the Debtors believe that the Plan is per se feasible.

      The obligations under the Plan to Holders of contingent, unliquidated and Disputed Claims cannot be ascertained without the determination of the validity and amount of those Claims by the Bankruptcy Court. Until the Claim determination process is complete, the exact amount to be received by Unsecured Creditors cannot be ascertained.

      Best Interests Standard. The Bankruptcy Code requires that the Plan meet the "best interest" test, which requires that members of a Class must receive or retain under the Plan, property having a value not less than the amount which the Class members would have received or retained if the Debtors were liquidated under Chapter 7 on the same date. The Debtors believe that distributions to all Impaired Classes of Claims in accordance with the terms of the Plan would exceed the net distribution that would otherwise take place in Chapter 7.

CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

      If one or more of the Impaired Classes of Claims or Equity Interests does not accept the Plan, the Plan may nevertheless be confirmed and be binding upon the non-accepting Impaired Class under the "cram-down" provisions of the Bankruptcy Code, if the Plan does not "discriminate unfairly" and is "fair and equitable" to the non-accepting Impaired Classes under the Plan.

      Discriminate Unfairly. The Bankruptcy Code requirement that a plan not "discriminate unfairly" means that a dissenting class must be treated equally with respect to other classes of equal rank. The Debtors believe that the Plan does not "discriminate unfairly" with respect to any Class of Claims or Equity Interests because no class is afforded treatment which is disproportionate to the treatment afforded other Classes of equal rank.

      Fair and Equitable Standard. The "fair and equitable" standard, also known as the "absolute priority rule," requires that a dissenting class receive full compensation for its allowed claims or interests before any junior class receives any distribution. The Debtors believe the Plan is fair and equitable to all Classes pursuant to this standard.

      With respect to the Impaired Classes of Unsecured Claims, Bankruptcy Code
Section 1129(b)(2)(B) provides that a plan is "fair and equitable" if it provides that (i) each holder of a claim of such a class receives or retains on account of such claim, property of a value as of the effective date of the plan equal to the allowed amount of such claim; or (ii) the Holder of any claim or interest that is junior to the claims of such class will not receive or retain any property under the plan on account of such junior claim or interest. The Debtors believe that the Plan meets these standards.

      With respect to Impaired Classes of Equity Interests, Bankruptcy Code
Section 1129(b)(2)(C) provides that a plan is "fair and equitable" if it provides that (i) each stockholder receives or retains on account of its stockholder interest, property of a value equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest, or (ii) the holder of any interest that is junior to the interests of such class will not receive or retain any property under the plan. The Debtors believe that the Plan meets these standards.

      Accordingly, if necessary, the Debtors believe that the Plan meets the requirements for Confirmation by the Bankruptcy Court, notwithstanding the non-acceptance by an Impaired Class of Claims or Holders of Equity Interests.

      The Debtors intend to evaluate the results of the balloting and determine whether to seek Confirmation of the Plan in the event that less than all the Impaired Classes of Claims or Equity Interests do not vote to accept the Plan. The determination as to whether to seek Confirmation under such circumstances will be announced before or at the Confirmation Hearing.

ABSOLUTE PRIORITY RULE

      The Bankruptcy Code and other applicable law establishes the priority for distribution of funds in bankruptcy cases. These priority provisions are sometimes referred to as the "absolute priority" rule. Normally, and subject to exceptions not relevant here, valid secured claims are first paid to the extent of the amount of the claim or the value of the claimant's collateral (if less than the claim).

      Any property in the bankruptcy estate, net of the valid secured claims described above, is first distributed to holders of priority claims, including
(a) the costs of administering the bankruptcy case, including the cost of operating the Debtors' businesses during the Reorganization Cases; (b) certain wage and benefit claims; and (c) certain tax claims. After payment of priority claims, unsecured creditors share pro rata in the remaining funds until paid in full. Equity holders (i.e., stockholders) are paid only after all creditors have been paid.

NON-CONFIRMATION OF THE PLAN

      If the Plan is not confirmed by the Bankruptcy Court, the Court may permit the filing of an amended plan, dismiss the cases, or convert the cases to Chapter 7. In a Chapter 7 case, the Debtors' assets would be sold and distributed to the Unsecured Creditors after the payment of all Secured Claims, costs of administration and the payment of priority claims.

      The cost of distributing the Plan and this Disclosure Statement, as well as the costs, if any, of soliciting acceptances, will be borne by the Debtors.

                        ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

      If the Plan is not confirmed, the potential alternatives include (a) alternative plans under Chapter 11 (including a liquidation plan), (b) dismissal of the cases, or (c) conversion of the cases to cases under Chapter 7 of the Bankruptcy Code.

ALTERNATIVE PLANS OF REORGANIZATION

      If the Plan is not confirmed, the Debtors or, subject to further determination by the Bankruptcy Court as to extensions of exclusivity under the Bankruptcy Code, any other party in interest in the Reorganization Cases could attempt to formulate and propose a different plan or plans. Such plans might involve an orderly liquidation of their assets, or a combination thereof. The Debtors believe that the Plan will enable Creditors to be paid the maximum amount possible for their Allowed Claims.

LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

      If a plan is not confirmed, the Reorganization Cases may be converted to Chapter 7 liquidation cases. In a Chapter 7 case, a trustee would be elected or appointed to liquidate the assets of the Debtors. Because the Liens of AMPAC under the DIP Credit Agreement and the AMPAC Prepetition Loan Documents exceed the value of the Debtors' assets, there will likely be no distribution in Chapter 7. The proceeds of the liquidation would be distributed to the Creditors and Holders of Equity Interests of the Debtors in accordance with the priorities established by the Bankruptcy Code.

      In general, the Debtors believe that liquidation under Chapter 7 would result in diminution of the value of the interests of the Creditors because of
(a) additional administrative expenses involved in the appointment of a trustee and attorneys, accountants and other professionals to assist such trustee; (b) additional expenses and claims, some of which might be entitled to priority, which would arise by reason of the liquidation; (c) failure to realize the full value of the Debtors' assets; (d) the inability to utilize the work product and knowledge of the Debtors and the Creditors' Committee and their respective Professionals, who have already achieved substantial recoveries for Creditors;
(e) the substantial delay which would elapse before Creditors would receive any distribution in respect of their Claims; and (f) the loss to Unsecured Creditors and Holders of Class 14 Equity Interests of any ongoing equity interest in the Reorganized Parent.

      In a liquidation under Chapter 11, the Debtors' assets would be sold in an orderly fashion over a more extended period of time than in liquidation under Chapter 7. The Debtors believe that the Plan is superior to liquidation under Chapter 7 or Chapter 11.

                     SUMMARY, RECOMMENDATION AND CONCLUSION

      The Plan provides for an orderly and prompt distribution to Holders of Allowed Claims and Allowed Equity Interests against the Debtors. The Debtors believe that their efforts to maximize the return for Creditors have been full and complete. The Debtors further believe that the Plan is in the best interests of all Creditors, even though Unsecured Creditors will not be paid in full. In the event of a liquidation of the Debtors' assets under Chapter 7 of the Bankruptcy Code, the Debtors believe there would be no distribution to Unsecured Creditors and, in addition, Unsecured Creditors and the Holders of Equity Interests would not receive the value attributable to the Reorganized Parent Common Stock. For these reasons, the Debtors urge that the Plan is in the best interests of all Creditors and Holders of Equity Interests and that the Plan be accepted.

Dated as of May 23, 2005          Respectfully submitted,

                                  U.S. PLASTIC LUMBER CORP.

                                  By: /s/ Steve Spitzer
                                      ----------------------------------
                                      Steve Spitzer, Assistant Secretary

                                  U.S. PLASTIC LUMBER LTD.

                                  By: /s/ Steve Spitzer
                                      ----------------------------------
                                      Steve Spitzer, Assistant Secretary

                                  THE EAGLEBROOK GROUP, INC.

                                  By: /s/ Steve Spitzer
                                      ----------------------------------
                                      Steve Spitzer, Assistant Secretary

                                  U.S. PLASTIC LUMBER FINANCE CORPORATION

                                  By: /s/ Steve Spitzer
                                      ----------------------------------
                                      Steve Spitzer, Assistant Secretary

                                  U.S. PLASTIC LUMBER IP CORPORATION

                                  By: /s/ Steve Spitzer
                                      ----------------------------------
                                      Steve Spitzer, Assistant Secretary

      I HEREBY CERTIFY that the undersigned attorney is appearing pro hac vice in this matter pursuant to court order dated July 30, 2004.

                                     /s/ Charles A. Postler
                                     -----------------------------------------
                                     Charles A. Postler, Esq. (Florida Bar No.
                                     455318)
                                     STICHTER, RIEDEL, BLAIN & PROSSER, P.A.
                                     110 East Madison Street, Suite 200
                                     Tampa, Florida 33602
                                     PH       (813) 229-0144
                                     FAX      (813) 229-1811
                                     Counsel for Debtors and Debtors in
                                     Possession

      I HEREBY CERTIFY that I am admitted to the Bar of the Untied States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this Court set forth in Local Rule 2090-1(A).

                                     /s/ Lisa M. Schiller
                                     ---------------------------------------
                                     Lisa M. Schiller, Esq. (Florida Bar No.
                                     984426)
                                     RICE PUGATCH ROBINSON & SCHILLER, P.A.
                                     848 Brickell Avenue, Suite 1100
                                     Miami, Florida  33131
                                     PH       (305) 379-3121
                                     FAX      (305) 379-4119
                                     Co-Counsel for Debtors and Debtors in
                                     Possession

                                    EXHIBIT 1

                      DEBTORS' JOINT PLAN OF REORGANIZATION
              UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
                            DATED AS OF MAY 23, 2005

                                    EXHIBIT 2

           THREE YEAR PROJECTIONS (INCOME STATEMENTS, BALANCE SHEETS, CASH FLOWS, AND DEBT SCHEDULE) FOR THE REORGANIZED DEBTORS
                      BY QUARTER AND YEAR FOR 2005 - 2007

US PLASTIC LUMBER
3 YEAR QUARTERLY BUDGETS

                                                 ($000)
                                                 -----------------------------------------------------------------------
                                                                2005                                2006
                                                 -----------------------------------------------------------------------
                                                  Q1      Q2     Q3     Q4     YTD     Q1     Q2     Q3     Q4     YTD
INCOME STATEMENTS
      Gross Revenues                             2,400   4,035  4,369  2,738  13,542  3,076  4,821  4,967  3,085  15,949
      Returns, Allowances, Warranties, Credits      25      50     54     28     157     33     59     61     32     185
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      NET REVENUE                                2,375   3,985  4,315  2,710  13,385  3,043  4,762  4,906  3,054  15,765
      Materials                                  1,047   1,760  1,892  1,180   5,879  1,327  2,090  2,147  1,328   6,892
      Direct Labor                                 194     359    489    355   1,398    265    399    503    369   1,536
      Variable Cost                                208     324    355    240   1,128    264    388    402    268   1,322
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      DIRECT MARGIN                                926   1,543  1,579    934   4,981  1,188  1,885  1,854  1,088   6,015
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      Fixed Cost                                   435     435    435    435   1,742    440    440    440    440   1,761
      Depreciation                                 114     114    114    114     456    114    114    114    114     456
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      MANUFACTURING MARGIN                         376     993  1,029    384   2,783    633  1,331  1,300    534   3,798
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      Selling Exp.                                 254     298    283    259   1,093    264    289    292    264   1,109
      Gen. & Admin.                                402     402    402    402   1,609    402    402    402    402   1,609
      Depreciation                                   6       6      6      6      24      6      6      6      6      24
      Amortization                                   -       -      -      -       -      -      -      -      -       -
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      OPERATING INC\(LOSS) BEFORE BONUS ACCRUAL   (285)    287    339   (282)     58    (38)   633    600   (138)  1,057
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      Interest Expense                              30      79     78     52     239     73     92     84     53     302
      Other Income/(Exp)                            75      75     75     75     300     75     75     75     75     300
      Gain/(Loss) on Sale of Assets              1,481       -      -      -   1,481      -      -      -      -       -
      Non-Recurring                               (750)   (750)     -      -  (1,500)     -      -      -      -       -
      Restructuring                                  -  (2,000)     -      -  (2,000)     -      -      -      -       -
      Taxes                                          -       -      -      -       -      -      -      -      -       -
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      Net Inc\(Loss) before bonus accrual          491  (2,467)   336   (260) (1,900)   (37)   616    592   (116)  1,055
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      Bonus & Incentive accrual                     21      21     21     21      84     84     84     84     84     334
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      NET INC\(LOSS) AFTER BONUS ACCRUAL           469  (2,488)   315   (281) (1,984)  (120)   532    508   (199)    721
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      EBITDA before bonus accrual                  (90)    482    534    (87)    838    157    828    795     57   1,837
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      Bonus & Incentive accrual                     21      21     21     21      84     84     84     84     84     334
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------
      EBITDA AFTER BONUS ACCRUAL                  (112)    461    512   (109)    753     73    745    712    (26)  1,503
                                                 -----  ------  -----  -----  ------  -----  -----  -----  -----  ------

      Direct Margin %                             39.0%   38.7%  36.6%  34.5%   37.2%  39.0%  39.6%  37.8%  35.6%   38.2%
      Manufacturing Margin %                      15.8%   24.9%  23.9%  14.2%   20.8%  20.8%  27.9%  26.5%  17.5%   24.1%
      S, G & A  %                                 27.6%   17.6%  15.9%  24.4%   20.2%  21.9%  14.5%  14.1%  21.8%   17.2%
      Operating Income %                         -12.0%    7.2%   7.8% -10.4%    0.4%  -1.3%  13.3%  12.2%  -4.5%    6.7%
      Net Income %                                20.7%  -61.9%   7.8%  -9.6%  -14.2%  -1.2%  12.9%  12.1%  -3.8%    6.7%
      EBITDA %                                    -4.7%   11.6%  11.9%  -4.0%    5.6%   2.4%  15.6%  14.5%  -0.9%    9.5%

                                                 ----------------------------------
                                                               2007
                                                 ----------------------------------
                                                  Q1     Q2     Q3     Q4     YTD
INCOME STATEMENTS
      Gross Revenues                             3,421  5,339  5,523  3,451  17,735
      Returns, Allowances, Warranties, Credits      37     66     68     36     206
                                                 -----  -----  -----  -----  ------
      NET REVENUE                                3,385  5,273  5,455  3,415  17,528
      Materials                                  1,474  2,312  2,384  1,482   7,653
      Direct Labor                                 294    442    557    410   1,703
      Variable Cost                                291    429    446    298   1,464
                                                 -----  -----  -----  -----  ------
      DIRECT MARGIN                              1,325  2,091  2,068  1,225   6,709
                                                 -----  -----  -----  -----  ------
      Fixed Cost                                   445    445    445    445   1,781
      Depreciation                                 114    114    114    114     456
                                                 -----  -----  -----  -----  ------
      MANUFACTURING MARGIN                         766  1,532  1,509    665   4,472
                                                 -----  -----  -----  -----  ------
      Selling Exp.                                 269    297    300    269   1,135
      Gen. & Admin.                                402    402    402    402   1,609
      Depreciation                                   6      6      6      6      24
      Amortization                                   -      -      -      -       -
                                                 -----  -----  -----  -----  ------
      OPERATING INC\(LOSS) BEFORE BONUS ACCRUAL     89    827    801    (12)  1,705
                                                 -----  -----  -----  -----  ------
      Interest Expense                              71     90     77     36     273
      Other Income/(Exp)                            75     75     75     75     300
      Gain/(Loss) on Sale of Assets                  -      -      -      -       -
      Non-Recurring                                  -      -      -      -       -
      Restructuring                                  -      -      -      -       -
      Taxes                                          -      -      -      -       -
                                                 -----  -----  -----  -----  ------
      Net Inc\(Loss) before bonus accrual           93    812    799     27   1,731
                                                 -----  -----  -----  -----  ------
      Bonus & Incentive accrual                    124    124    124    124     496
                                                 -----  -----  -----  -----  ------
      NET INC\(LOSS) AFTER BONUS ACCRUAL           (31)   688    675    (97)  1,235
                                                 -----  -----  -----  -----  ------
      EBITDA before bonus accrual                  284  1,022    996    183   2,485
                                                 -----  -----  -----  -----  ------
      Bonus & Incentive accrual                    124    124    124    124     496
                                                 -----  -----  -----  -----  ------
      EBITDA AFTER BONUS ACCRUAL                   160    898    872     59   1,988
                                                 -----  -----  -----  -----  ------

      Direct Margin %                             39.1%  39.7%  37.9%  35.9%   38.3%
      Manufacturing Margin %                      22.6%  29.1%  27.7%  19.5%   25.5%
      S, G & A  %                                 19.8%  13.3%  12.9%  19.7%   15.7%
      Operating Income %                           2.6%  15.7%  14.7%  -0.3%    9.7%
      Net Income %                                 2.8%  15.4%  14.6%   0.8%    9.9%
      EBITDA %                                     4.7%  17.0%  16.0%   1.7%   11.3%

                                           ------------------------------    ------------------------------
BALANCE SHEETS                                          2005                              2006
                                  ---------------------------------------    ------------------------------
                                  OPENING    Q1      Q2      Q3      Q4        Q1      Q2      Q3      Q4
Cash                                  321      (0)     (0)      0       0         0      (0)      0       0
Receivables                         1,384   2,030   2,336   2,010     885     1,965   2,537   2,291     923
Inventory                           1,452   1,541   1,868   1,381   1,065     1,849   2,083   1,552   1,187
Prepaids & other current assets       400     325     100     450     675       600     375     725     950
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Total current assets                3,557   3,896   4,303   3,841   2,625     4,414   4,994   4,568   3,060
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Gross fixed assets                  3,000   3,250   3,280   3,310   3,340     3,610   3,880   4,000   4,030
Accumulated depreciation                -     120     240     360     480       600     720     840     960
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Net fixed assets                    3,000   3,130   3,040   2,950   2,860     3,010   3,160   3,160   3,070
Other Noncurrent assets            (5,042) (5,042)  4,958   4,958   4,958     4,958   4,958   4,958   4,958
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Total Assets                        1,515   1,984  12,301  11,749  10,443    12,382  13,112  12,686  11,088
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Accounts payable                      100     533     762     698     313       682     879     793     326
Accrued expenses                       25      97     132     132     105       125     136     136     105
Current portion of LTD                  -       -       -       -       -         -       -       -       -
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Total current liabilities             125     631     894     830     417       807   1,015     929     431
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Long term portion - LTD             1,390     884   3,426   2,623   2,010     3,679   3,669   2,821   1,920
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Total liabilities                   1,515   1,515   4,320   3,453   2,427     4,486   4,684   3,750   2,351
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Common stock                            -       -  10,000  10,000  10,000    10,000  10,000  10,000  10,000
Retained earnings (deficit)             -     469  (2,018) (1,704) (1,984)   (2,105) (1,572) (1,064) (1,263)
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Total equity                            -     469   7,982   8,296   8,016     7,895   8,428   8,936   8,737
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------
Total liabilities & equity          1,515   1,984  12,301  11,749  10,443    12,382  13,112  12,686  11,088
                                  -------  ------  ------  ------  ------    ------  ------  ------  ------

                                  ------------------------------
BALANCE SHEETS                                 2007
                                  ------------------------------
                                     Q1      Q2      Q3      Q4
Cash                                  (0)     (0)     (0)      0
Receivables                        2,170   2,813   2,547   1,058
Inventory                          2,044   2,312   1,720     940
Prepaids & other current assets      800     575     925   1,150
                                  ------  ------  ------  ------
Total current assets               5,014   5,700   5,192   3,148
                                  ------  ------  ------  ------

Gross fixed assets                 4,300   4,570   4,600   4,630
Accumulated depreciation           1,080   1,200   1,320   1,440
                                  ------  ------  ------  ------
Net fixed assets                   3,220   3,370   3,280   3,190
Other Noncurrent assets            4,958   4,958   4,958   4,958

                                  ------  ------  ------  ------
Total Assets                      13,192  14,028  13,430  11,296
                                  ------  ------  ------  ------

Accounts payable                     752     974     881     372
Accrued expenses                     128     139     137     101
Current portion of LTD                 -       -       -       -
                                  ------  ------  ------  ------
Total current liabilities            880   1,113   1,018     472
                                  ------  ------  ------  ------

Long term portion - LTD            3,606   3,521   2,344     852

                                  ------  ------  ------  ------
Total liabilities                  4,486   4,634   3,362   1,324
                                  ------  ------  ------  ------

Common stock                      10,000  10,000  10,000  10,000
Retained earnings (deficit)       (1,294)   (606)     68     (28)

                                  ------  ------  ------  ------
Total equity                       8,706   9,394  10,068   9,972
                                  ------  ------  ------  ------
Total liabilities & equity        13,192  14,028  13,430  11,296
                                  ------  ------  ------  ------

                                                ---------------------------------    -------------------------------
CASH FLOWS                                                    2005                                 2006
                                                ---------------------------------    -------------------------------
                                                 Q1     Q2     Q3     Q4     YTD       Q1     Q2    Q3     Q4    YTD
Net income                                       469  (2,488)  315   (281) (1,984)     (120)  532   508   (199)  721
Add:  depreciation                               120     120   120    120     480       120   120   120    120   480

(Inc) dec in receivables                        (646)   (306)  326  1,125     499    (1,080) (572)  246  1,368   (38)
(Inc) dec in inventory                           (89)   (326)  487    316     387      (784) (234)  531    365  (122)
(Inc) dec in prepaids & other current assets      75     225  (350)  (225)   (275)       75   225  (350)  (225) (275)
(Dec) inc in payables                            433     228   (64)  (385)    213       369   197   (86)  (467)   13
(Dec) inc in accrued expenses                     72      35    (0)   (27)     80        21    11    (0)   (30)    1

                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----
Cash flows from operating activities             435  (2,512)  834    643    (601)   (1,399)  280   968    931   780
                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----

Sales (purchases) of fixed assets               (250)    (30)  (30)   (30)   (340)     (270) (270) (120)   (30) (690)

                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----
Cash flows from investing                       (250)    (30)  (30)   (30)   (340)     (270) (270) (120)   (30) (690)
                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----

Borrowings (repayments) of debt principal       (506)  2,542  (803)  (613)    620     1,669   (10) (848)  (901)  (90)
Equity issuances                                   -       -     -      -       -         -     -     -      -     -

                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----
Cash flows from financing                       (506)  2,542  (803)  (613)    620     1,669   (10) (848)  (901)  (90)
                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----

                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----
Change in cash                                  (321)     (0)    1     (0)   (321)        0    (0)    0      0     0
                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----

Beginning cash                                   321      (0)   (0)     0     321         0     0    (0)     0     0

                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----
Ending cash                                       (0)     (0)    0      0       0         0    (0)    0      0     0
                                                ----  ------  ----  -----  ------    ------  ----  ----  -----  ----

                                                -------------------------------------
CASH FLOWS                                                     2007
                                                -------------------------------------
                                                  Q1     Q2      Q3      Q4     YTD
Net income                                         (31)  688      675     (97)  1,235
Add:  depreciation                                 120   120      120     120     480

(Inc) dec in receivables                        (1,248) (643)     265   1,490    (135)
(Inc) dec in inventory                            (856) (268)     592     780     247
(Inc) dec in prepaids & other current assets       150   225     (350)   (225)   (200)
(Dec) inc in payables                              426   222      (93)   (509)     46
(Dec) inc in accrued expenses                       22    11       (2)    (36)     (5)

                                                ------  ----   ------  ------  ------
Cash flows from operating activities            (1,416)  355    1,207   1,523   1,668
                                                ------  ----   ------  ------  ------

Sales (purchases) of fixed assets                 (270) (270)     (30)    (30)   (600)

                                                ------  ----   ------  ------  ------
Cash flows from investing                         (270) (270)     (30)    (30)   (600)
                                                ------  ----   ------  ------  ------

Borrowings (repayments) of debt principal        1,686   (85)  (1,177) (1,492) (1,068)
Equity issuances                                     -     -        -       -       -

                                                ------  ----   ------  ------  ------
Cash flows from financing                        1,686   (85)  (1,177) (1,492) (1,068)
                                                ------  ----   ------  ------  ------

                                                ------  ----   ------  ------  ------
Change in cash                                      (0)   (0)      (0)      1       0
                                                ------  ----   ------  ------  ------

Beginning cash                                       0    (0)      (0)     (0)      0

                                                ------  ----   ------  ------  ------
Ending cash                                         (0)   (0)      (0)      0       0
                                                ------  ----   ------  ------  ------

DEBT SCHEDULE                     2005                            2006                              2007
                        -------------------------      ---------------------------      ---------------------------
                         Q1    Q2     Q3     Q4          Q1     Q2     Q3     Q4          Q1     Q2     Q3     Q4
Revolver                  -      -      -      -           -      -      -      -           -      -      -      -
Beginning of period     930  1,714  1,193     73       1,606  2,129  1,794    435       1,933  2,422  1,906    137
Borrowings (repayments) (46)  (188)  (370)   237         473     40   (373)   185         473     (1)  (562)  (185)
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
End of period           884  1,526    823    310       2,079  2,169  1,421    620       2,406  2,421  1,344    (48)
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----

Term Loan I
Beginning of period       -      -      -      -           -      -      -      -           -      -      -      -
    Current portion       -      -      -      -           -      -      -      -           -      -      -      -
    LT portion            -  1,933  1,833  1,733       1,633  1,533  1,433  1,333       1,233  1,133  1,033    933
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
    Total Loan            -  1,933  1,833  1,733       1,633  1,533  1,433  1,333       1,233  1,133  1,033    933
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
Borrowings                -      -      -      -           -      -      -      -           -      -      -      -
Repayments                -     33     33     33          33     33     33     33          33     33     33     33
End of period             -      -      -      -           -      -      -      -           -      -      -      -
    Current portion       -      -      -      -           -      -      -      -           -      -      -      -
    LT portion            -  1,900  1,800  1,700       1,600  1,500  1,400  1,300       1,200  1,100  1,000    900
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
    Total Loan            -  1,900  1,800  1,700       1,600  1,500  1,400  1,300       1,200  1,100  1,000    900
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----

Term Loan II
Beginning of period       -      -      -      -           -      -      -      -           -      -      -      -
    Current portion       -      -      -      -           -      -      -      -           -      -      -      -
    LT portion            -      -      -      -           -      -      -      -           -      -      -      -
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
    Total Loan            -      -      -      -           -      -      -      -           -      -      -      -
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
Borrowings                -      -      -      -           -      -      -      -           -      -      -      -
Repayments                -      -      -      -           -      -      -      -           -      -      -      -
End of period             -      -      -      -           -      -      -      -           -      -      -      -
    Current portion       -      -      -      -           -      -      -      -           -      -      -      -
    LT portion            -      -      -      -           -      -      -      -           -      -      -      -
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
    Total Loan            -      -      -      -           -      -      -      -           -      -      -      -
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----

Term Loan III

Beginning of period       -      -      -      -           -      -      -      -           -      -      -      -
    Current portion       -      -      -      -           -      -      -      -           -      -      -      -
    LT portion            -      -      -      -           -      -      -      -           -      -      -      -
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
    Total Loan            -      -      -      -           -      -      -      -           -      -      -      -
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
Borrowings                -      -      -      -           -      -      -      -           -      -      -      -
Repayments                -      -      -      -           -      -      -      -           -      -      -      -
End of period             -      -      -      -           -      -      -      -           -      -      -      -
    Current portion       -      -      -      -           -      -      -      -           -      -      -      -
    LT portion            -      -      -      -           -      -      -      -           -      -      -      -
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
    Total Loan            -      -      -      -           -      -      -      -           -      -      -      -
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----

Total Debt
Beginning of period       -      -      -      -           -      -      -      -           -      -      -      -
    Current portion       -      -      -      -           -      -      -      -           -      -      -      -
    LT portion          930  3,647  3,026  1,806       3,239  3,662  3,227  1,768       3,166  3,555  2,939  1,070
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
    Total Loan          930  3,647  3,026  1,806       3,239  3,662  3,227  1,768       3,166  3,555  2,939  1,070
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
Borrowings (repayments) (46)  (221)  (403)   204         440      7   (406)   152         440    (34)  (595)  (218)
End of period             -      -      -      -           -      -      -      -           -      -      -      -
    Current portion       -      -      -      -           -      -      -      -           -      -      -      -
    LT portion          884  3,426  2,623  2,010       3,679  3,669  2,821  1,920       3,606  3,521  2,344    852
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----
    Total Loan          884  3,426  2,623  2,010       3,679  3,669  2,821  1,920       3,606  3,521  2,344    852
                        ---  -----  -----  -----       -----  -----  -----  -----       -----  -----  -----  -----

    Interest Rate        10%    10%    10%    10%         10%    10%    10%    10%         10%    10%    10%    10%

                                    EXHIBIT 3

                     LIQUIDATION ANALYSIS AS OF MAY 1, 2005

USPL                                            Adjusted
LIQUIDATION ANALYSIS                            5/1/2005         Liquidation         5/1/2005
                                            Fair Market Value     Adjustment     Liquidation Value
                                            -----------------   --------------   -----------------
Cash                                              213,336                -            213,336
Accounts Receivable                             1,275,364          (255,073) A      1,020,291
Loan Payable 2600                                 783,901          (283,901) B        500,000
Inventories-Net                                   838,349          (677,276) C        161,073
Security Deposits/Escrow                                -                 -                 -
Prepaid Insurance                                 350,000                 -           350,000
Prepaid Expenses and Other Current Assets               -                 -                 -
                                                ---------        ----------         ---------
    Total Current Assets                        3,247,614        (1,216,250)        2,031,364

    Ocala Equipment                                     -                 -                 -
    IP                                            463,786                 -           463,786
    Ocala Plant                                         -                 -                 -
    Chino Equipment                               534,921          (358,397) D        176,524
    Chicago Equipment                           3,935,588        (2,636,844) E      1,298,744
    Chicago Vehicles                               18,297           (18,297) F              -

    Chicago Real Estate                                 -                 -                 -
    Construction In Progress (Chi)                      -                 -                 -
    Construction In Progress (Ocala)                    -                 -                 -
    Leasehold Improvements (Chi)                  609,178          (609,178) G              -
    Leasehold Improvements (Ocala)                      -                 -                 -
    Boca Equipment                                      -                 -                 -
                                                ---------        ----------         ---------

    TOTAL ASSETS                                8,809,385        (4,838,966)        3,970,418
                                                =========        ==========         =========

Net Value                                       8,809,385        (4,838,966)        3,970,418
                                                =========        ==========         =========

A. Net receivables taken at 80% of face value due to bad debt.

B. Projected collection value from proceeds of sale of 2600 in event Option is not exercised.

C. Net inventory calculated at 40% of book value after reserve for obsolescence.

D. Projected Liquidation value of 33% of cost for Chino Equipment.

E. Projected Liquidation value of 33% of cost for Chicago Equipment.

F. Chicago Vehicles have marginal liquidation values due to wear.

G. No value projected from leasehold improvements in the event the option is not exercised.